As filed with the Securities and Exchange Commission on August 24, 1998

                                            Registration Statement No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

         --------------------------------------------------------------

                   AMRESCO Residential Securities Corporation
             (Exact name of Registrant as specified in its charter)

            DELAWARE                               75-2620414
   (State of Incorporation)         (I.R.S. Employer Identification Number)

                  --------------------------------------------

                         700 N. Pearl Street, Suite 2400
                            Dallas, Texas 75201-7424
                                 (214) 953-7700
                        (Address and telephone number of
                          principal executive offices)

                        ---------------------------------

                               L. Keith Blackwell
                  Vice President, General Counsel and Secretary
                                  AMRESCO, INC.
                         700 N. Pearl Street, Suite 2400
                            Dallas, Texas 75201-7424
                                 (214) 953-7700
                               Fax: (214) 953-7757
                       (Name, address and telephone number
                              of agent for service)

                        ---------------------------------

                    Please send copies of communications to:

                Janice M. Cott                      Joseph V. Gatti, Esq.
      Managing Director, Capital Markets              Arter & Hadden LLP
    AMRESCO Residential Credit Corporation            1801 K Street, N.W.
              16800 Aston Street                          Suite 400K
           Irvine, California 92714                  Washington, DC  20006
                (949) 798-4710                          (202) 775-4442
              Fax: (949) 798-4610                    Fax: (202) 857-0172

                        ---------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC. From time to time after the effective date of this Registration Statement as determined by market conditions and pursuant to Rule 415.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|
    Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus filed as part of this Registration Statement may be used in connection with the securities covered by Registration Statement No. 333-30759.

                        ---------------------------------

                                               CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                            Proposed Maximum          Proposed Maximum
      Title of Securities            Amount Being            Offering Price            Offering Price               Amount of
       Being Registered               Registered               Per Unit*                 Per Unit*               Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
  Mortgage Loan Asset Backed        $1,000,000.00**              100%                 $1,000,000.00                 $295.00***
    Certificates and Notes
=================================================================================================================================

*    Estimated solely for purposes of calculating the registration fee.
** In addition to the amount being registered hereto, pursuant to Rule 429, $1,054,458,000 is being carried forward from Registration Statement No. 333-30759, for which a filing fee was paid equal to $319,532.72.
***  Registration fee was wired on August 24, 1998.

                        ---------------------------------

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

================================================================================

         This registration statement registers up to $1,000,000 of mortgage loan asset backed certificates and notes collateralized by various types of mortgage collateral described herein. The registration statement contains a form of prospectus covering, one-to-four ("single") family residential first and junior lien, fixed and adjustable rate mortgage loans or interests therein represented by agency or private label pass-through securities and notes ("Securities"). The prospectus is accompanied by three forms of prospectus supplement describing each of the structures that are expected to be employed by the Registrant for the issuance of certificates and notes. As described in the Prospectus, each transaction may have Classes of Securities with various characteristics, mortgage assets with various characteristics, various forms and terms of credit enhancement, one or more subservicers, various underwriting and servicing standards with respect to mortgage assets, various tax consequences and various other characteristics, each of which will be fully described in the actual form of prospectus supplement filed pursuant to Rule 424(b)(2), (3) or (5).

                              CROSS REFERENCE SHEET

                           Items and Caption in Form S-3                       Location in Prospectus
                           -----------------------------                       ----------------------
1.     Forepart of Registration Statement and Outside Front Cover
          Page of Prospectus..............................................     Forepart of Registration
                                                                               Statement and Outside Front
                                                                               Cover Page **

2.     Inside Front and Outside Back Cover Pages of Prospectus............     Inside Front Cover Page and
                                                                               Outside Back Cover Page of
                                                                               Prospectus **

3.     Summary Information, Risk Factors and Ratio of
          Earnings to Fixed Charges.......................................     Summary **; The Seller**; Risk
                                                                               Factors**

4.     Use of Proceeds....................................................     Use of Proceeds**

5.     Determination of Offering Price....................................     *

6.     Dilution...........................................................     *

7.     Selling Security-Holders...........................................     *

8.     Plan of Distribution...............................................     Plan of Distribution **

9.     Description of Securities to be Registered.........................     Outside Front Cover; Summary;
                                                                               The Trusts; The Securities; The
                                                                               Pooling and Servicing
                                                                               Agreement; The Indenture; and
                                                                               Certain Federal Income Tax
                                                                               Consequences**

10.    Interests of Named Experts and Counsel.............................     *

11.    Material Changes...................................................     *

12.    Incorporation of Certain Information by Reference..................     Inside Front Cover Page**;
                                                                               Incorporation of Certain
                                                                               Documents by Reference**

13.    Disclosure of Commission Position on Indemnification for
          Securities Act Liabilities......................................     See Page II-2

--------------------------
*   Answer negative or item inapplicable.
**  To be completed from time to time by Prospectus Supplement.

--------------------------------------------------------------------------------

                      Mortgage Loan Asset Backed Securities
                              (Issuable in Series)
                   AMRESCO Residential Securities Corporation
                                   (Depositor)

     This Prospectus relates to Mortgage Loan Asset Backed Securities ("Securities") to be issued from time to time in one or more series (and one or more classes within a series), certain classes of which may be offered on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. Each series of Securities will be issued by a separate trust (each, a "Trust") and will evidence either a debt obligation of, or a beneficial ownership interest in, such Trust. The assets of a Trust will include one or more of the following: (i) single family residential mortgage loans, including mortgage loans secured by first or junior liens on the related mortgaged properties and Title I loans and other types of home improvement retail installment contracts and timeshare mortgages, (ii) conditional sales contracts and installment sales or loan agreements or participation interests therein secured by manufactured housing, (iii) mortgage-backed securities, (iv) other mortgage-related assets and securities and (v) reinvestment income, reserve funds, cash accounts, insurance policies (including financial guaranty insurance policies and surety bonds), guaranties, letters of credit or similar types of credit support or enhancement as more particularly described in the related Prospectus Supplement.
     One or more classes of Securities of a series may be (i) entitled to receive distributions allocable to principal, principal prepayments, interest or any combination thereof prior to one or more other classes of Securities of such series or after the occurrence of certain events or (ii) subordinated in the right to receive such distributions to one or more senior classes of Securities of such series, in each case as specified in the related Prospectus Supplement. Interest on each class of Securities entitled to distributions allocable to interest may accrue at a fixed rate or at a rate that is subject to change from time to time as specified in the related Prospectus Supplement. The Depositor or its affiliates may retain or hold for sale from time to time one or more classes of a series of Securities.
     Distributions on the Securities will be made at the intervals and on the dates specified in the related Prospectus Supplement from the assets of the related Trust and any other assets pledged for the benefit of the Securities. An affiliate of the Depositor may make or obtain for the benefit of the Securities limited representations and warranties with respect to mortgage assets assigned to the related Trust. Neither the Depositor nor any of its affiliates will have any other obligation with respect to the Securities.
     The yield on Securities will be affected by the rate of payment of principal (including prepayments) of mortgage assets in the related Trust. Each series of Securities will be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.
     If specified in a Prospectus Supplement, an election may be made to treat the Trust for the related series or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") or a financial asset securitization investment trust ("FASIT") for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.
     It is a condition to the issuance of the Securities that the Securities be rated in not less than the fourth highest rating category by a nationally recognized rating organization.
     See "Risk Factors" beginning on Page 7 herein and in the section entitled "Risk Factors" in the related Prospectus Supplement for a discussion of significant risk factors.
     See "ERISA Considerations" herein and in the related Prospectus Supplement for a discussion of restrictions on the acquisition of Securities by "plan fiduciaries."
     An investor should carefully review the information in the related Prospectus Supplement concerning the risks associated with the different types and classes of Securities.

     THE ASSETS OF A TRUST ARE THE SOLE SOURCE OF PAYMENTS ON THE RELATED SECURITIES. THE SECURITIES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY SERVICER, ANY MASTER SERVICER, ANY ORIGINATOR, ANY TRUSTEE OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE SECURITIES NOR THE UNDERLYING MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, ANY SERVICER, ANY MASTER SERVICER, ANY ORIGINATOR, ANY TRUSTEE OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT.

--------------------------------------------------------------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS OR ANY RELATED PROSPECTUS SUPPLEMENT. ANY
                        REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

     Offers of the Securities may be made through one or more different methods, including offerings through underwriters, as more fully described herein and in the related Prospectus Supplement. See "Plan of Distribution" herein and "Underwriting" in the related Prospectus Supplement. There will have been no public market for any series of Securities prior to the offering thereof. There can be no assurance that a secondary market will develop for the Securities of any series or, if it does develop, that such market will continue.
     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.
--------------------------------------------------------------------------------

               The date of this Prospectus is September __, 1998.

                              AVAILABLE INFORMATION

         A Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), has been filed with the Securities and Exchange Commission (the "Commission") with respect to the Securities. The Registration Statement and amendments thereof and the exhibits thereto, as well as such reports and other information, are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: 7 World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Web site (http:\\www.sec.gov).

         No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                                REPORTS TO OWNERS

         Periodic and annual reports concerning the Securities and the related Trust will be provided to the persons in whose names the Securities are registered. See "The Pooling and Servicing Agreement -- Reports," "The Indenture -- Indenture Trustee's Annual Report" and "-- Reports by Indenture Trustee to Note Owners" herein. If specified in the related Prospectus Supplement, a series of the Securities may be issuable in book-entry form. In such event, the related Securities will be registered in the name of a Clearing Agency (as defined herein) and, therefore, the Clearing Agency will be the registered owner for purposes hereof. All reports will be provided to the Clearing Agency, which in turn will provide such reports to its Clearing Agency Participants (as defined herein). Such Clearing Agency Participants will then forward such reports to the beneficial owners of Securities. See "Description of the Securities-Book-Entry Registration." The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust as are required under the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission thereunder. It is the Depositor's intent to suspend filing such reports as soon as such reports are no longer statutorily required.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed with respect to each respective Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities of such Trust offered hereby shall be deemed to be incorporated by reference into this Prospectus when delivered with respect to such Trust. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Any person receiving a copy of this Prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (other than the documents expressly incorporated therein by reference). Requests should be directed to AMRESCO Residential Securities Corporation, 700 N. Pearl Street, Suite 2400, Dallas, Texas 75201 (telephone number (214) 953-7700).

         The Prospectus Supplement or Current Report on Form 8-K relating to the Securities of each series to be offered hereunder will, among other things, set forth with respect to such Securities, as appropriate: (i) a description of the class or classes of Securities and the interest rate or method of determining the rate or the amount of interest, if any, to be paid to each such class; (ii) the aggregate principal amount and Payment Dates relating to such series and, if applicable, the initial and final scheduled Payment Dates for each class; (iii) information as to the assets comprising the Trust, including the general characteristics of the Trust assets included therein and, if applicable, the insurance policies, surety bonds, guarantees, letters of credit, reserve funds, cash accounts, reinvestment income or other instruments or agreements included in the Trust or otherwise, and the amount and source of any reserve account or cash account; (iv) the circumstances, if any, under which the Trust may be subject to early termination; (v) the methods used to calculate the amount of principal to be distributed with respect to each class of Securities; (vi) the order of application of distributions to each of the classes within such Series, whether sequential, pro rata, or otherwise;
(vii) additional information with respect to the method of distribution of such Securities; (viii) whether one or more REMIC or FASIT elections will be made and designation of the regular interests and residual interests; (ix) the aggregate original percentage ownership interest in the Trust to be evidenced by each class of Securities; (x) information as to the Trustee or Indenture Trustee;
(xi) information as to the nature and extent of subordination with respect to any class of Securities that is subordinate in right of payment to any other class; and (xii) information as to the Master Servicer or Special Servicer, if any.

Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligations of dealers to deliver a Prospectus Supplement and the Prospectus when acting as underwriters of the Securities covered by such Prospectus Supplement and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SUMMARY OF PROSPECTUS..........................................................1

RISK FACTORS...................................................................7

DESCRIPTION OF THE SECURITIES.................................................11
         General  ............................................................11
         Classes of Securities................................................12
         Distributions of Principal and Interest..............................13
         Book Entry Registration..............................................15
         List of Owners of Securities.........................................15

THE TRUSTS....................................................................15
         Mortgage Loans.......................................................16
         Contracts............................................................18
         Mortgage-Backed Securities...........................................19
         Other Mortgage Securities............................................19

CREDIT ENHANCEMENT............................................................19

SERVICING OF MORTGAGE LOANS AND CONTRACTS.....................................23
         Payments on Mortgage Loans...........................................24
         Advances ............................................................24
         Collection and Other Servicing Procedures............................24
         Primary Mortgage Insurance...........................................26
         Standard Hazard Insurance............................................26
         Title Insurance Policies.............................................27
         Claims Under Primary Mortgage Insurance Policies
                  and Standard Hazard Insurance Policies;
                  Other Realization Upon Defaulted Loan.......................28
         Servicing Compensation and Payment of Expenses.......................28
         Master Servicer......................................................28
         Special Servicer.....................................................29

THE POOLING AND SERVICING AGREEMENT...........................................29
         Assignment of Mortgage Assets........................................29
         Evidence as to Compliance............................................31
         The Trustee..........................................................32
         Administration of the Security Account...............................32
         Reports  ............................................................33
         Forward Commitments; Pre-Funding.....................................34
         Servicer Events of Default...........................................34
         Rights Upon Servicer Event of Default................................34
         Amendment............................................................35
         Termination..........................................................35

THE INDENTURE.................................................................35
         General  ............................................................35
         Modification of Indenture ...........................................36
         Note Events of Default...............................................36
         Rights Upon Note Events of Default...................................36
         List of Note Owners..................................................37
         Annual Compliance Statement..........................................37
         Indenture Trustee's Annual Report....................................37
         Satisfaction and Discharge of Indenture..............................37
         Redemption of Notes..................................................37
         Reports by Indenture Trustee to Note Owners..........................38
         Limitation on Suits..................................................38
         The Sale and Servicing Agreement.....................................38

USE OF PROCEEDS...............................................................39

THE DEPOSITOR.................................................................39

CERTAIN LEGAL ASPECTS OF THE MORTGAGE
         ASSETS...............................................................39
         General  ............................................................39
         Foreclosure..........................................................40
         Enforceability.......................................................44
         Soldiers' and Sailors' Civil Relief Act..............................45
         The Contracts........................................................45
         The Title I Program..................................................47

LEGAL INVESTMENT MATTERS......................................................48

ERISA CONSIDERATIONS..........................................................49

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.......................................50
         REMIC Securities.....................................................50
         Non-REMIC Securities.................................................65
         Taxation of Certain Foreign Investors................................70
         Debt Certificates....................................................70
         Notes................................................................72
         Securities Classified as Partnership Interests.......................72
         FASIT Securities.....................................................72

PLAN OF DISTRIBUTION..........................................................75

RATINGS  .....................................................................76

LEGAL MATTERS.................................................................76

FINANCIAL INFORMATION.........................................................76

INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS.................................A-1

                              SUMMARY OF PROSPECTUS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the Prospectus Supplement relating to a particular series of Securities and to the related Agreement (as defined herein) which will be prepared in connection with each series of Securities. Unless otherwise specified, capitalized terms used and not defined in this Summary of Prospectus have the meanings given to them in this Prospectus and in the related Prospectus Supplement. An index indicating where certain capitalized terms used herein are defined appears at Appendix A hereto.

Securities............................   Mortgage Loan Asset Backed Certificates (the "Certificates") and Mortgage
                                         Loan Asset Backed Notes (the "Notes"; and together with the Certificates, the
                                         "Securities"), issuable from time to time in series, in fully registered form or book entry only form, in authorized denominations, as described in the
                                         Prospectus Supplement.  Each Security will evidence a debt obligation of, or a beneficial ownership interest in, a trust (a "Trust") created from time to time pursuant to a pooling and servicing agreement or trust agreement (each, an
                                         "Agreement").  Securities evidencing a debt obligation of a Trust will be issued pursuant to a trust indenture (each, an "Indenture") between the Trust and an indenture trustee.

The Depositor.........................   AMRESCO Residential Securities Corporation (the "Depositor") is a
                                         Delaware corporation.  The Depositor's principal executive offices are located at 700 N. Pearl Street, Suite 2400, Dallas, Texas  75201; telephone number
                                         (214) 953-7700.  See "The Depositor" herein.  The Depositor or its affiliates may retain or hold for sale from time to time one or more classes of a series of Securities.

The Servicer..........................   The entity or entities named as the Servicer in the Prospectus Supplement (the
                                         "Servicer"), will act as servicer, with respect to the Mortgage Loans and
                                         Contracts included in the related Trust.  The Servicer may be an affiliate of the Depositor and may be the seller of Mortgage Assets to the Depositor
                                         (each, a "Seller").

The Master Servicer...................   A "Master Servicer" may be specified in the related Prospectus Supplement for the related series of Securities.

Trustees..............................   The trustee (the "Trustee") for each series of Certificates will be specified in the related Prospectus Supplement.  The owner trustee (the "Owner Trustee")
                                         and the indenture trustee (the "Indenture Trustee") for each series of Notes will be specified in the related Prospectus Supplement.

Issuer of Notes.......................   With respect to each Series of Notes, the issuer (the "Issuer") will be the
                                         Depositor or an owner trust established by it for the purpose of issuing such
                                         Series of Notes.  Each such owner trust will be created pursuant to a Trust
                                         Agreement between the Depositor and the Owner Trustee.  Each Series of
                                         Notes will represent indebtedness of the Issuer and will be issued pursuant to an Indenture between the Issuer and the Trustee whereby the Issuer will pledge the assets of the related Trust to secure the Notes under the lien of the
                                         Indenture.  As to each Series of Notes where the Issuer is an owner trust, the ownership of the related Trust will be evidenced by certificated or noncertificated interests (the "Equity Certificates") issued under the Trust
                                         Agreement, which, unless otherwise specified in the Prospectus Supplement, are not offered hereby.  The Notes will represent nonrecourse obligations solely of the Issuer, and the proceeds of the related Trust will be the sole

                                        1



                                         source of payments on the Notes, except as described herein under "Credit
                                         Enhancement" and in the related Prospectus Supplement.

Trust Assets..........................   The assets of a Trust will be mortgage-related assets (the "Mortgage Assets")
                                         consisting of one or more of the following types of assets:

A.  The Mortgage Loans................   "Mortgage Loans" may include:  (i) conventional (i.e., not insured or guaranteed by any governmental agency) Mortgage Loans secured by one-to-
                                         four family residential properties; (ii) loans insured by the Federal Housing
                                         Administration (the "FHA"); (iii) Mortgage Loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings; (iv) Mortgage Loans secured by junior liens on the related mortgaged properties, including Title I Loans and other types of home improvement retail installment contracts; and (v) Mortgage
                                         Loans secured by timeshare estates representing an ownership interest in common with other owners in one or more vacation units entitling the owner thereof to the exclusive use of a unit and access to the accompanying recreational facilities for the week or weeks owned.  See "The Trusts --
                                         Mortgage Loans" herein. The Mortgage Loans will be either closed-end loans
                                         (the "Closed-End Loans") or revolving credit line loans (or certain balances therein) (such Mortgage Loans, the "Revolving Credit Line Loans")

B.  Contracts.........................   Contracts may include conditional sales contracts and installment sales or loan agreements or participation interests therein secured by new or used
                                         Manufactured Homes (as defined herein).  Contracts may be conventional
                                         (i.e., not insured or guaranteed by any government agency) or insured by the
                                         FHA, including Title I Contracts, or partially guaranteed by the Veterans
                                         Administration ("VA"), as specified in the related Prospectus Supplement.
                                         See "The Trusts -- Contracts" herein.

C. Mortgage-Backed Securities.........   "Mortgage-Backed Securities" (or "MBS") may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by Federal Home Loan Mortgage Corporation ("FHLMC") or
                                         Federal National Mortgage Association ("FNMA") or Government National
                                         Mortgage Association ("GNMA").  See "The Trusts-- Mortgage-Backed
                                         Securities" herein.

D.  Other Mortgage Assets.............   Trust assets may also include reinvestment income, reserve funds, cash accounts, insurance policies (including financial guaranty insurance policies and surety bonds), guaranties, letters of credit or similar types of credit support or enhancement as described in the related Prospectus Supplement.

                                         The related Prospectus Supplement for a series of Securities will describe the
                                         Mortgage Assets to be included in the Trust for such series.

The Securities........................   The Securities of any series may be issued in one or more classes, as specified in the Prospectus Supplement.  One or more classes of Securities of each series (i) may be entitled to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) may be entitled to receive distributions only of prepayments of principal throughout the lives of the
                                         Securities or during specified periods; (iii) may be subordinated in the right

                                        2



                                         to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other classes of
                                         Securities of such series throughout the lives of the Securities or during specified periods; (iv) may be entitled to receive such distributions only after the occurrence of events specified in the Prospectus Supplement; (v) may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the Mortgage Assets in the related Trust; (vi) as to Securities entitled to distributions allocable to interest, may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time; (vii) may accrue interest, with such accrued interest added to the principal or notional amount of the Securities, and no payments being made thereon until certain other classes of the series have been paid in full; and (viii) as to Securities entitled to distributions allocable to interest, may be entitled to distributions allocable to interest only after the occurrence of events specified in the Prospectus Supplement and may accrue interest until such events occur, in each case as specified in the related
                                         Prospectus Supplement. The timing and amounts of such distributions may vary among classes, over time, or otherwise as specified in the related Prospectus
                                         Supplement.

Distributions on
  the Securities......................   The related Prospectus Supplement will specify (i) whether distributions on the Securities entitled thereto will be made monthly, quarterly, semi-annually or at other intervals and dates out of the payments received in respect of the
                                         Mortgage Assets included in the related Trust and other assets, if any, pledged for the benefit of the related Owners of Securities; (ii) the amount allocable to payments of principal and interest on any Distribution Date; and
                                         (iii) whether all distributions will be made pro rata to Owners of Securities of the class entitled thereto.

                                         The aggregate original principal balance of the Securities will equal the aggregate distributions allocable to principal that such Securities will be entitled to receive; the Securities will have an aggregate original principal balance equal to or less than the aggregate unpaid principal balance of the related Mortgage Assets (plus amounts held in a Pre-Funding Account, if any) as of the first day of the month of creation of the Trust; and the Securities will bear interest in the aggregate at a rate (the "Pass-Through Rate") equal to the interest rate borne by the related Mortgage Assets net of servicing fees and any other specified amounts.

Pre-Funding Account...................   A Trust may enter into an agreement (each, a "Pre-Funding Agreement")
                                         with the Depositor whereby the Depositor will agree to transfer additional
                                         Mortgage Assets to such Trust following the date on which such Trust is established and the related Securities are issued.  Any Pre-Funding
                                         Agreement will require that any Mortgage Loans so transferred conform to the requirements specified in such Pre-Funding Agreement.  If a Pre-Funding
                                         Agreement is to be utilized, the related Trustee will be required  to deposit in a segregated account (each, a "Pre-Funding Account") all or a portion of the proceeds received by the Trustee in connection with the sale of one or more classes of Securities of the related series; subsequently, the additional
                                         Mortgage Assets will be transferred to the related Trust in exchange for money released to the Depositor from the related Pre-Funding Account.  The maximum amount deposited in the Pre-Funding Account to acquire Mortgage
                                         Assets for transfer to a Trust will not exceed 25% of the aggregate principal amount of the Securities offered pursuant to the related Prospectus

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                                         Supplement. Each Pre-Funding Agreement will set a specified period during which any such transfers must occur, which period will not exceed 90 days from the date the Trust is established. If all moneys originally deposited to such Pre-Funding
                                         Account are not used by the end of such specified period, then any remaining moneys will be applied as a mandatory prepayment of a class or classes of
                                         Securities as specified in the related Prospectus Supplement.

Optional Termination..................   The Servicer, the Seller, the Depositor or, if specified in the related
                                         Prospectus Supplement, the Owners of a related class of Securities or a credit enhancer may at their respective options effect early retirement of a series of
                                         Securities through the purchase of the Mortgage Assets in the related Trust. See
                                         "The Pooling and Servicing Agreement -- Termination" and "The Indenture -
                                         Redemption of Notes" herein.

Mandatory Termination.................   The Trustee, the Servicer or certain other entities specified in the related
                                         Prospectus Supplement may be required to effect early retirement of a series of
                                         Securities by soliciting competitive bids for the purchase of the Mortgage Assets of the related Trust or otherwise. See " Pooling and Servicing Agreement --
                                         Termination" and "The Indenture -- Rights Upon Note Events of Default" herein.

Advances..............................   The Servicer of the Mortgage Loans and Contracts will be obligated (but only as specified in the related Prospectus Supplement) to advance delinquent installments of principal and/or interest (less applicable servicing fees) on the
                                         Mortgage Loans and Contracts in a Trust.  Any such obligation to make advances may be limited to amounts due to the Owners of Securities of the related series, to amounts deemed to be recoverable from late payments or liquidation proceeds, to specified periods or to any combination thereof, in each case as specified in the related Prospectus Supplement.  Any such advance will be recoverable under the terms and conditions specified in the related Prospectus Supplement.  See "Servicing of Mortgage Loans and
                                         Contracts" herein.

Credit Enhancement....................   If specified in the related Prospectus Supplement, a series of Securities, or certain classes within such series, may have the benefit of one or more types of credit enhancement ("Credit Enhancement"), including, but not limited to, subordination, cross support, mortgage pool insurance, special hazard insurance, financial guaranty insurance policies, a bankruptcy bond, reserve funds, other insurance, guaranties and similar instruments and arrangements.
                                         Credit enhancement may also be provided in the form of subordination of one or more classes of Securities in a series under which losses are first allocated to any Subordinated Securities up to a specified limit.  The protection against losses afforded by any such Credit Enhancement will be limited.  If Owners of Securities are materially dependent upon Credit Enhancement for timely payments of interest and/or principal on their Securities, the related
                                         Prospectus Supplement will include information, including financial information, concerning the provider of such Credit Enhancement.  See
                                         "Credit Enhancement" herein.

Book Entry Registration...............   Securities of one or more classes of a series may be issued in book entry form
                                         ("Book Entry Securities") in the name of a clearing agency (a "Clearing
                                         Agency") registered with the Securities and Exchange Commission, or its nominee.  Transfers and pledges of Book Entry Securities may be made only through entries on the books of the Clearing Agency in the name of brokers,

                                        4



                                         dealers, banks and other organizations eligible to maintain accounts with the
                                         Clearing Agency ("Clearing Agency Participants") or their nominees. Transfers and pledges by purchasers and other beneficial owners of Book Entry Securities
                                         ("Beneficial Owners") other than Clearing Agency Participants may be effected only through Clearing Agency Participants. All references to the Owners of
                                         Securities shall mean Beneficial Owners to the extent Beneficial Owners may exercise their rights through a Clearing Agency. Except as otherwise specified in this Prospectus or a related Prospectus Supplement, the term "Owners" shall be deemed to include Beneficial Owners. See "Risk Factors -- Book Entry
                                         Registration" and "Description of the Securities -- Book Entry Registration"
                                         herein.

Certain Federal Income Tax
   Consequences.......................   Federal income tax consequences will depend on, among other factors, whether one or more elections are made to treat a Trust or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") or a financial asset securitization investment trust ("FASIT") under the Internal
                                         Revenue Code of 1986, as amended (the "Code"), or, if no REMIC or FASIT election is made, whether the Securities are considered to be debt obligations,
                                         Standard Securities, Stripped Securities or Partnership Interests.  The related
                                         Prospectus Supplement for each series of Securities will specify whether a
                                         REMIC or FASIT election will be made.  See "Certain Federal Income Tax
                                         Consequences" herein and in the related Prospectus Supplement.

ERISA Considerations..................   A fiduciary of any employee benefit plan subject to the Employee Retirement
                                         Income Security Act of 1974, as amended ("ERISA"), or the Code should carefully review with its own legal advisors whether the purchase or holding of Securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code.  Certain classes of Securities may not be transferred unless the Trustee and the Depositor are furnished with a letter of representation or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Depositor or the Servicer to additional obligations.  See "Description of the Securities-- General"
                                         herein and "ERISA Considerations" herein and in the related Prospectus
                                         Supplement.

Legal Investment Matters..............   The Prospectus Supplement for each series of Securities will specify which, if any, of the classes of Securities offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                                         Enhancement Act of 1984 ("SMMEA").  Classes of Securities that qualify as
                                         "mortgage related securities" will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors.  Institutions whose investment activities are subject to review by federal or state authorities should consult with their counsel or the applicable authorities to determine whether an investment in a particular class of
                                         Securities (whether or not such class constitutes a "mortgage related security") complies with applicable guidelines, policy statements or restrictions.  See "Legal Investment."  See "Legal Investment Considerations"
                                         herein and in the related Prospectus Supplement.

Use of Proceeds.......................   Substantially all the net proceeds from the sale of a series of Securities will be applied to the purchase of the Mortgage Assets included or to be included in the related Trust (or to reimburse the amounts previously used to effect

                                        5



                                         such purchase), the costs of carrying the Mortgage Assets until sale of the
                                         Securities and to pay other expenses. See "Use of Proceeds" herein.

Rating................................   It is a condition to the issuance of each class of Securities that each class of the Securities of such Series be rated by one or more of Moody's Investors
                                         Service, Inc. ("Moody's"), Standard & Poor's Ratings Services ("S&P"), Duff
                                         & Phelps Credit Rating Co. ("DCR") and Fitch IBCA, Inc. ("Fitch" and each of Fitch, Moody's, DCR and S&P, a "Rating Agency") in one of their four highest rating categories; provided, however, that one or more classes of
                                         Subordinated Securities and Residual Securities need not be so rated.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.  No person is obligated to maintain any rating on any Security, and, accordingly, there can be no assurance that the ratings assigned to any class of Securities upon initial issuance thereof will not be lowered or withdrawn by a Rating Agency at any time thereafter.  If a rating of any class of Securities of a Series is revised or withdrawn, the liquidity of such class of Securities may be adversely affected.
                                         In general, the ratings address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments.  See "Risk Factors" herein and "Ratings" in the related Prospectus Supplement.

Risk Factors..........................   Investment in the Securities will be subject to one or more risk factors, including declines in the value of Mortgaged Properties, prepayment of
                                         Mortgage Loans, higher risks of defaults on particular types of Mortgage
                                         Loans, limitations on security for the Mortgage Loans, limitations on credit enhancement, consumer credit laws affecting the Mortgage Assets, interest rates on the Mortgage Assets resetting at different times or using different indices than the Securities, availability of Mortgage Assets to satisfy Pre-
                                         Funding Agreements and various other factors.  See "Risk Factors" herein and in the related Prospectus Supplement.

                                  RISK FACTORS

         Prospective investors should consider, among other things, the following risk factors in connection with the purchase of the Securities:

         Declining Real Estate Market; Geographic Concentration. If the residential real estate market in general or a regional or local area where Mortgage Assets for a Trust are concentrated should experience an overall decline in property values, a significant downturn in economic conditions or a natural disaster, rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. See "The Trusts -- Mortgage Loans" herein.

         Limited Obligations. The Securities will not represent an interest in or obligation of the Depositor. The Securities of each series will not be insured or guaranteed by any government agency or instrumentality, the Depositor, any Servicer or the Seller.

         Prepayment Considerations; Optional Termination. The prepayment experience on Mortgage Loans or Contracts constituting or underlying the Mortgage Assets will affect the average life of each class of Securities relating to a Trust. Prepayments may be influenced by a variety of economic, geographic, social and other factors, including changes in interest rate levels. In general, if mortgage interest rates fall, the rate of prepayment would be expected to increase. Conversely, if mortgage interest rates rise, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in housing needs, job transfers, unemployment and servicing decisions. See "Prepayment and Yield Considerations" in the related Prospectus Supplement. In addition, investors in the Securities should be aware that the Servicer, the Seller or, if specified in the related Prospectus Supplement, the Owners of a Class of Securities or a credit enhancer may at their respective options effect early retirement of a series of Securities through the purchase of Mortgage Assets from the related Trust. See "The Pooling and Servicing Agreement -- Termination" and "The Indenture -- Rights Upon Note Events of Default" herein.

         Risk of Higher Default Rates for Mortgage Loans with Balloon Payments. A portion of the aggregate principal balance of the Mortgage Loans at any time may be "balloon loans" that provide for the payment of the unamortized principal balance of such Mortgage Loan in a single payment at maturity ("Balloon Loans"). Such Balloon Loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the Balloon Loan generally 5, 7, 10 or 15 years after origination. Amortization of a Balloon Loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. The Depositor does not have any information regarding the default history or prepayment history of payments on Balloon Loans. Because borrowers of Balloon Loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the Balloon Loans is greater than that associated with fully-amortizing Mortgage Loans.

         Security Interests and Other Aspects of the Contracts. Contracts may be secured by a security interest in a Manufactured Home. Perfection of security interests in the Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. Because of the expense and administrative inconvenience involved, no party will be required to amend any certificates of title to change the lienholder specified therein to the Trustee and no party will be required to deliver any certificate of title to the Trustee or note thereon the Trustee's interest. Consequently, in some states, in the absence of such an amendment, the assignment to the Trustee of the security interest in the Manufactured Home may not be effective or such security interest may not be perfected and, in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the previous owner of the related Contract or a trustee in bankruptcy of such previous owner. In addition, numerous federal and state consumer protection laws impose requirements on lending under conditional sales contracts and installment loan agreements such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and claims by such assignees may be subject to set-off as a result of such lender's or seller's noncompliance. These laws would apply to the Trustee as assignee of the Contracts. Each Seller of Contracts will warrant that each Contract sold by it complies with all requirements of law and will make certain warranties relating to the validity, subsistence, perfection and priority of the security interest in each Manufactured

Home securing a Contract. A breach of any such warranty that materially adversely affects any Contract would create an obligation of the Seller to repurchase such Contract unless such breach is cured. If any related Credit Enhancement is exhausted and recovery of amounts due on the Contracts is dependent on repossession and resale of Manufactured Homes securing Contracts that are in default, certain other factors may limit the ability of the Trust to realize upon the Manufactured Homes or may limit the amount realized to less than the amount due. See "Certain Legal Aspects of the Mortgage Assets -- The Contracts" herein.

         Limited Liquidity. There will be no market for the Securities of any series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide liquidity of investment or will continue for the life of the Securities of such series. The market value of some or all of the classes of Securities will fluctuate with changes in prevailing rates of interest. Consequently, the sale of Securities in any market that may develop may be at a discount from the principal amount or purchase price. Owners of Securities generally have no right to request redemption of Securities, and the Securities are subject to redemption only under the limited circumstances described in the related Prospectus Supplement

         Limited Assets. Owners of Securities of each series must rely upon distributions on the related Mortgage Assets, together with the other specific assets pledged for the benefit of such series (which assets may be subject to release from such pledge prior to payment in full of the Securities), for the payment of principal of, and interest on, that series of Securities. If the assets comprising the Trust are insufficient to make payments on such Securities, no other assets of the Depositor will be available for payment of the deficiency. Because payments of principal will be applied to classes of outstanding Securities of a series in the priority specified in the related Prospectus Supplement, a deficiency may have a disproportionately greater effect on the Securities of classes having lower priority in payment. In addition, due to the priority of payments and the allocation of losses, defaults experienced on the assets comprising a Trust may have a disproportionate effect on a specified class or classes within such series.

         Limitations, Reduction and Substitution of Credit Enhancement. Credit Enhancement may be provided in one or more of the forms described in the related Prospectus Supplement, including, but not limited to, prioritization as to payments of one or more classes of such series, a Mortgage Pool Insurance Policy, a Financial Guaranty Insurance Policy, a Special Hazard Insurance Policy, a bankruptcy bond, one or more Reserve Funds, other insurance, guaranties and similar instruments and agreements, or any combination thereof. Regardless of the Credit Enhancement provided, the amount of coverage may be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such Credit Enhancement may provide only very limited coverage as to certain types of losses and may provide no coverage as to certain other types of losses. The Trustee or the Indenture Trustee, as applicable, may be permitted to reduce, terminate or substitute all or a portion of the Credit Enhancement for any series of Securities, if the applicable rating agencies indicate that the then-current rating thereof will not be adversely affected.

         Original Issue Discount. All the Compound Interest Securities and Stripped Securities that are entitled only to interest distributions will be, and certain of the other Securities may be, issued with original issue discount for federal income tax purposes. An Owner of a Security issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on such Securities generally will be treated as original issue discount for this purpose. Moreover, the calculation of original issue discount on REMIC Securities and FASIT Securities (each, as defined herein) is subject to uncertainties because of the lack of guidance from the Internal Revenue Service under applicable statutory provisions. See "Certain Federal Income Tax Consequences -- REMIC Securities," "-- Taxation of Regular Securities -- Variable Rate Regular Securities," "Certain Federal Income Tax Consequences -- Non-REMIC Securities - Standard Securities," "Certain Federal Income Tax Consequences -- Premium and Discount" and "-- Stripped Securities" and "Certain Federal Income Tax Consequences - FASIT Securities" herein.

         Year 2000 Readiness. The inability of computers, software and other equipment utilizing microprocessors to recognize and properly process date fields containing a two-digit year is commonly referred to as the "Year 2000 Issue". As the year 2000 approaches, such systems may recognize a date using "00" as the year 1900 rather than the year 2000 and be unable to accurately process certain date-based information.

         The Depositor and its affiliates have reviewed mission-critical computer systems in order to evaluate necessary modifications for Year 2000 readiness. The Depositor and its affiliates do not anticipate any material difficulties in achieving Year 2000 readiness with respect to mission-critical computer systems. Furthermore, the Depositor and its affiliates do not anticipate that they will incur material expenditures in connection with any modifications necessary to achieve Year 2000 readiness. In addition, the Depositor and its affiliates are in the process of communicating with other companies with whom they do significant business to determine their Year 2000 readiness status and the extent to which the Depositor and its affiliates could be affected by any third party Year 2000 readiness issues. Although the Depositor and its affiliates have not received responses from all third parties with whom they do business, the Depositor and its affiliates do not anticipate that it will be materially affected by any third party Year 2000 readiness issues. However, there can be no assurance that the systems of the Depositor and its affiliates or those of the other companies on which the Depositor's or its affiliate's systems rely will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with the Depositor's or its affiliate's systems, would not have a material adverse effect on the Depositor or its affiliates and their ability to perform their obligations under any Agreement.

         The anticipated costs and timeliness of completion of Year 2000 modifications are based on management's best estimates, which were derived using numerous assumptions relating to future events, including, without limitation, the continued availability of certain resources and third party modification plans. However, there can be no assurance that the estimates and assumptions will prove to be accurate.

         Book Entry Registration. Because transfers and pledges of Book Entry Securities may be effected only through book entries at a Clearing Agency through Clearing Agency Participants, the liquidity of the secondary market for Book Entry Securities may be reduced to the extent that some investors are unwilling to hold Securities in book entry form in the name of Clearing Agency Participants and the ability to pledge Book Entry Securities may be limited due to lack of a physical certificate. Beneficial Owners of Book Entry Securities may, in certain cases, experience delay in the receipt of payments of principal and interest because such payments will be forwarded by the Trustee to the Clearing Agency who will then forward payment to the Clearing Agency Participants who will thereafter forward payment to Beneficial Owners. In the event of the insolvency of the Clearing Agency or of a Clearing Agency Participant in whose name Securities are recorded, the ability of Beneficial Owners to obtain timely payment and (if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded, or if such coverage is otherwise unavailable) ultimate payment of principal and interest on Book Entry Securities may be impaired.

         The Status of the Mortgage Assets in the Event of Bankruptcy of the Seller. The Seller and the Depositor intend that the transfers of the Mortgage Assets from the Seller to the Depositor, and in turn to the applicable Trust, constitute sales rather than pledges to secure indebtedness for insolvency purposes. If, however, the Seller were to become a debtor under the federal bankruptcy code, it is possible that a creditor, trustee-in-bankruptcy or receiver of the Seller may argue that the sale thereof by the Seller is a pledge rather than a sale. This position, if argued or accepted by a court, could result in a delay in or reduction of distributions on the related Securities.

         Junior Lien Mortgage Loans. Because Mortgage Loans secured by junior (i.e., second, third, etc.) liens are subordinate to the rights of the beneficiaries under the related senior deeds of trust or senior mortgages, a decline in the residential real estate market would adversely affect the position of the related Trust as a junior beneficiary or junior mortgagee before having such an effect on the position of the related senior beneficiaries or senior mortgagees. A rise in interest rates over a period of time, the general condition of a Mortgaged Property and other factors may also have the effect of reducing the value of the Mortgaged Property from the value at the time the junior lien Mortgage Loan was originated and, as a result, may reduce the likelihood that, in the event of a default by the borrower, liquidation or other proceeds will be sufficient to satisfy the junior lien Mortgage Loan after satisfaction of any senior liens and the payment of any liquidation expenses.

         Liquidation expenses with respect to defaulted Mortgage Loans do not vary directly with the outstanding principal balance of the Mortgage Loans at the time of default. Therefore, assuming that a Servicer took the same steps in realizing upon defaulted Mortgage Loans having small remaining principal balances as in the case of defaulted Mortgage Loans having larger principal balances, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller Mortgage Loans. To the extent the average outstanding principal balances of the Mortgage Loans in a Trust are relatively small, realizations net of liquidation expenses may also be relatively small as a percentage of the principal amount of the Mortgage Loans.

         Reliance on Management of the Timeshare Unit. Unlike most conventional single-family residential properties, the value of a timeshare unit is substantially dependent on the management of the resort property in which it is located. Management of timeshare resort properties includes operation of a reservation system, maintenance of the physical structure, refurbishing of individual units, maintenance and management of common areas and recreational facilities, and facilitating the rental of individual units on behalf of timeshare owners. In addition, timeshare units, which are purchased for intervals of one or more specified weeks each year, are marketed as the owner's purchase of future vacation opportunities rather than as a primary residence, a second home or an investment. Accordingly, while Mortgagors are obligated to make payments under their Mortgage Loan irrespective of any defect in, damage to or change in conditions (such as poor management, faulty construction or physical, social or environmental conditions) relating to the timeshare properties, any such defect, damage or change in conditions could result in delays in payment or in defaults by Mortgagors whose timeshare units are affected.

         Limitations on Interest Payments and Foreclosures. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, a Mortgagor who enters military service after the origination of the related Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the related Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations that would impair the ability of the related Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

         Limited Nature of Ratings. It is a condition to the issuance of the Securities that each class of Securities be rated in one of the four highest rating categories by one or more of Moody's, S&P, DCR or Fitch. See "Summary of Prospectus-Ratings" herein. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any Security, and, accordingly, there can be no assurance that the ratings assigned to any class of Securities on the date on which such Securities are initially issued will not be lowered or withdrawn by a Rating Agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity of the related Securities may be adversely affected. Issuance of any of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market because investors may be unwilling to purchase Securities for which they cannot obtain physical securities. The rating of Securities credit enhanced through external credit enhancement such as a letter of credit, financial guaranty insurance policy or mortgage pool insurance will depend primarily on the creditworthiness of the issuer of such external credit enhancement device (a "Credit Enhancer"). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer below the rating initially given to the related Securities would likely result in a reduction in the rating of the Securities. The rating of Securities credit enhanced through subordination or reserve amounts will depend on the actual performance of the related Mortgage Loans, and a reduction in such rating could occur if defaults and losses on the related Mortgage Loans exceed the rate assumed in determining the original level of credit enhancement. Reduction of a rating would adversely affect the market value and possibly the liquidity of the related Securities. See "Ratings" in the Prospectus Supplement.

         Funds Available for Redemptions at the Request of Note Owners. With respect to any Series of Notes for which the related Prospectus Supplement provides for redemptions of such Notes at the request of Note Owners, there can be no assurance that amounts available for such redemptions for such Notes will be sufficient to permit such Notes to be redeemed within a reasonable time after redemption is requested, for reasons including the following:

                  (i) Scheduled principal payments on the related Mortgage Loans generally will be minimal in the early years and will increase in the later years of such Mortgage Loans. As a result, funds available to be applied to redemptions at the request of Note Owners, may be expected to be limited in the early years and to increase during the later years of each Series. Accordingly, the availability of funds for redemptions of Notes of any Series at the request of Note Owners will depend largely upon the rates of prepayment of the related Mortgage Loans.

                  (ii) Prepayments of principal on Mortgage Loans are less likely to occur during periods of higher interest rates when it is more likely that requests for redemption by Note Owners will be made. During periods in which prevailing interest rates are higher than the interest rate paid on Notes that may be redeemed at the request of Note Owners, greater numbers of such Notes are expected to be tendered for redemption in order to take advantage of the higher interest rates payable on other investments then available. During such periods, there will likely also be a reduction in the rate of prepayments on the related Mortgage Loans, thus limiting the funds available to satisfy requested redemption by Note Owners.

         Applicable Legal and Regulatory Risks. Applicable federal and state laws generally regulate interest rates and other charges, require certain disclosures, prohibit unfair and deceptive practices, regulate debt collection and require licensing of the originators of the mortgage loans and contracts. Depending on the provisions of the applicable law and the specified facts and circumstances involved, violations of those laws, policies and principles may limit the ability to collect all or part of the principal of or interest on the Mortgage Loans and Contracts and may entitle the borrower to a refund of amounts previously paid. In addition, many state and local authorities have imposed stringent restrictions on the operations of timeshare developers, including requirements of filing registration statements and advertising material with state regulatory authorities regarding timeshare units being offered and permitting the right to rescind an executed contract within specified time periods and possibly permitting such purchasers to recover damages from such timeshare developers. Such remedies could adversely affect the quality of management of the related resort, in particular, the ability of the management of the related resorts to minimize losses through remarketing efforts and/or through the assumption programs. See "Certain Legal Aspects of the Mortgage Assets" herein.

                          DESCRIPTION OF THE SECURITIES

         Each Trust will be created pursuant to an Agreement entered into among the Depositor, the Trustee, the Master Servicer, if any, and the Servicer. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust. Securities which represent beneficial interests in the Trust will be issued pursuant to one of the Pooling and Servicing Agreements similar to the form filed as on Exhibit to the Registration Statement of which the Property is a part. Securities which represent debt obligations of the Trust will be issued pursuant to an Indenture between the Trust and the Indenture Trustee. The following summaries and the summaries set forth under "The Pooling and Servicing Agreement" and "The Indenture" describe certain provisions relating to each series of Securities. The Prospectus Supplement for a series of Securities will describe the specific provisions relating to such series. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Agreement for each series of Securities. The Depositor will provide Owners, without charge, on written request a copy of the Agreement for the related series. Requests should be addressed to AMRESCO Residential Securities Corporation, 700 N. Pearl Street, Suite 2400, Dallas, Texas 75201. The Pooling and Servicing Agreement or the Indenture, Sale and Servicing Agreement and the Trust Agreement, as applicable, relating to a series of Securities will be filed with the Securities and Exchange Commission within 15 days after the date of issuance of such series of Securities (the "Delivery Date").

         The Securities of a series will be entitled to payment only from the Mortgage Assets of the Trust and any other assets pledged for the benefit of the Securities and will not be entitled to payments in respect of the assets included in any other trust fund established by the Depositor. The Securities will not represent obligations of the Depositor, the Trustee, the Master Servicer, if any, any Servicer or any affiliate thereof and will not be guaranteed by any governmental agency. See "The Trusts" herein.

         The Mortgage Assets relating to a series of Securities, other than Title I Loans and GNMA MBS, will not be insured or guaranteed by any governmental entity and, to the extent that delinquent payments on or losses in respect of defaulted Mortgage Assets, are not advanced or paid from any applicable Credit Enhancement, such delinquencies may result in delays in the distribution of payments on, or losses allocated to one or more classes of Securities of such series.

General

         The Securities of each series will be issued either in book entry form or in fully registered form. The minimum original denomination of each class of Securities will be specified in the related Prospectus Supplement. The original "Security Principal Balance" of each Security will equal the aggregate distributions or payments allocable to principal to which such Security is entitled and distributions allocable to interest on each Security that is not entitled to distributions allocable to principal will be calculated based on the "Notional Principal Balance" of such Security. The Notional Principal Balance of a Security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         Except as described below under "Book Entry Registration" with respect to Book Entry Securities, the Securities of each series will be transferable and exchangeable on a "Security Register" to be maintained at the corporate trust office or such other office or agency maintained for such purposes by the Trustee or the Indenture Trustee. The Trustee or the Indenture Trustee will be appointed initially as the "Security Registrar" and no service charge will be made for any registration of transfer or exchange of Securities, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

         Under current law the purchase and holding of certain classes of Securities may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement. Transfer of Securities of such a class will not be registered unless the transferee (i) executes a representation letter stating that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Securities of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreement.

         As to each series, one or more elections may be made to treat the related Trust or designated portions thereof as a REMIC or FASIT for federal income tax purposes. The related Prospectus Supplement will specify whether a REMIC or FASIT election is to be made. Alternatively, the Agreement for a series may provide that a REMIC or FASIT election may be made at the discretion of the Depositor or the Servicer and may only be made if certain conditions are satisfied. See "Certain Federal Income Tax Considerations" herein. As to any such series, the terms and provisions applicable to the making of a REMIC or FASIT election, as well as any material federal income tax consequences to Owners of Securities not otherwise described herein, will be set forth in the related Prospectus Supplement. If such an election is made with respect to a series, one of the classes will be designated as evidencing the "residual interests" in the related REMIC or "ownership interest security" in the related FASIT, each as defined in the Code. All other classes of Securities in such a series will constitute "regular interests" in the related REMIC or "regular securities" in the related FASIT, each as defined in the Code. As to each series with respect to which a REMIC or FASIT election is to be made, the Servicer, the Trustee, an Owner of Residual Securities, an Owner of the Ownership Interest Security or another person as specified in the related Prospectus Supplement will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The person so specified will be entitled to reimbursement for any such payment.

Classes of Securities

         Each series of Securities will be issued in one or more classes which will evidence a beneficial ownership interest in, or a debt obligation payable from, the Mortgage Assets of the Trust that are allocable to (i) principal of such class of Securities and (ii) interest on such Securities. If specified in the Prospectus Supplement, one or more classes of a series of Securities may evidence a beneficial ownership interest in, or a debt obligation payable from, separate groups of assets included in the related Trust.

         The Securities will have an aggregate original Security Principal Balance equal to the aggregate unpaid principal balance of the Mortgage Assets (plus, amounts held in a Pre-Funding Account, if any) as of the time and day prior to creation of the Trust specified in the related Prospectus Supplement (the "Cut-Off Date") after deducting payments of principal due before the Cut-Off Date and will bear interest at rates which, on a weighted basis, will be equal to the Pass-Through Rate. The Pass-Through Rate will equal the weighted average rate of interest borne by the related Mortgage Assets, net of the aggregate servicing fees, amounts allocated to the residual interests and any other amounts as are specified in the Prospectus Supplement. The original Security Principal Balance (or Notional Principal Balance) of the Securities of a series and the interest rate on the classes of such Securities will be determined in the manner specified in the Prospectus Supplement.

         Each class of Securities that is entitled to distributions allocable to interest will bear interest at a fixed rate or a rate that is subject to change from time to time (a) in accordance with a schedule, (b) by reference to an index, or (c) otherwise (each, a "Security Interest Rate"). One or more classes of Securities may provide for interest that accrues but is not currently payable ("Compound Interest Securities"). With respect to any class of Compound Interest Securities, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Security Principal Balance of such class of Securities on that Distribution Date.

         A series of Securities may include one or more classes entitled only to distributions or payments (i) allocable to interest, (ii) allocable to principal (and allocable as between scheduled payments of principal and Principal Prepayments, as defined below) or (iii) allocable to both principal (and allocable as between scheduled payments of principal and Principal Prepayments) and interest. A series of Securities may consist of one or more classes as to which distributions or payments will be allocated (i) on the basis of collections from designated portions of the Trust, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events or (iv) otherwise. The timing and amounts of such distributions or payments may vary among classes, over time or otherwise.

         A series of Securities may include one or more Classes of Scheduled Amortization Securities and Companion Securities. "Scheduled Amortization Securities" are Securities with respect to which payments of principal are to be made in specified amounts on specified Distribution Dates, to the extent of funds available on such Distribution Date. "Companion Securities" are Securities which receive payments of all or a portion of any funds available on a given Distribution Date which are in excess of amounts required to be applied to payments on Scheduled Amortization Securities on such Distribution Date. Because of the manner of application of payments of principal to Companion Securities, the weighted average lives of Companion Securities of a series may be expected to be more sensitive to the actual rate of prepayments on the Mortgage Assets in the related Trust than will the Scheduled Amortization Securities of such series.

         One or more series of Securities may constitute series of "Special Allocation Securities," which may include Senior Securities, Subordinated Securities, Priority Securities and Non-Priority Securities. As specified in the related Prospectus Supplement for a series of Special Allocation Securities, the timing and/or priority of payments of principal and/or interest may favor one or more classes of Securities over one or more other classes of Securities. Such timing and/or priority may be modified or reordered upon the occurrence of one or more specified events. Losses on Trust assets for such series may be disproportionately borne by one or more classes of such series, and the proceeds and distributions from such assets may be applied to the payment in full of one or more classes within such series before the balance, if any, of such proceeds are applied to one or more other classes within such series. For example, Special Allocation Securities in a series may be comprised of one or more classes of Senior Securities having a priority in right to distributions of principal and interest over one or more classes of Subordinated Securities, as a form of Credit Enhancement. See "Credit Enhancement -- Subordination" herein. Typically, the Subordinated Securities will carry a rating by the rating agencies lower than that of the Senior Securities. In addition, one or more classes of Securities ("Priority Securities") may be entitled to a priority of distributions of principal or interest from assets in the Trust over another class of Securities ("Non-Priority Securities"), but only after the exhaustion of other Credit Enhancement applicable to such series. The Priority Securities and Non-Priority Securities nonetheless may be within the same rating category.

Distributions of Principal and Interest

         General. Distributions of principal and interest will be made to the extent of funds available therefor, on the dates specified in the Prospectus Supplement (each, a "Distribution Date") to the persons in whose names the Securities are registered (the "Owners") at the close of business on the dates specified in the Prospectus Supplement (each, a "Record Date"). With respect to Securities other than Book Entry Securities, distributions will be made by check or money order mailed to the person entitled thereto at the address appearing in the Security Register or, if specified in the Prospectus Supplement, in the case of Securities that are of a certain minimum denomination as specified in the Prospectus Supplement, upon written request by the Owner of a Security, by wire transfer or by such other means as are agreed upon with the person entitled thereto; provided, however, that the final distribution in retirement of the Securities (other than Book Entry Securities) will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee specified in the notice of such final distribution. With respect to Book Entry Securities, such payments will be made as described below under "Book Entry Registration."

         Distributions will be made out of, and only to the extent of, funds in a separate account established and maintained for the benefit of the Securities of the related series (the "Security Account" with respect to such series), including any funds transferred from any related Reserve Fund. Amounts may be invested in the Eligible Investments specified herein and in the Prospectus Supplement, and all income or other gain from such investments will be deposited in the related Security Account and may be available to make payments on the Securities of the applicable series on the next succeeding Distribution Date or pay other amounts owed by the Trust.

         Distributions of Interest. Unless otherwise specified in the Prospectus Supplement relating to a given Series of Securities, each Class of Certificates may bear interest at a different Security Interest Rate, which may be fixed or adjustable. All of the Notes of a given Series will bear interest at the same rate, which may be fixed or adjustable (the "Note Rate"). Interest will accrue on the aggregate Security Principal Balance (or, in the case of Securities entitled only to distributions allocable to interest, the aggregate Notional Principal Balance (as defined below)) of each class of Securities entitled to interest from the date, at the applicable Security Interest Rate and for the periods (each, an "Interest Accrual Period") specified in the Prospectus Supplement. The aggregate Security Principal Balance of any class of Securities entitled to distributions of principal will be the aggregate original Security Principal Balance of such class of Securities, reduced by all distributions allocable to principal, and, in the case of Compound Interest Securities, increased by all interest accrued but not then distributable on such Compound Interest Securities. With respect to a class of Securities entitled only to distributions allocable to interest, such interest will accrue on a notional principal balance (the "Notional Principal Balance") of such class, computed solely for purposes of determining the amount of interest accrued and payable on such class of Securities.

         To the extent funds are available therefor, interest accrued during each Interest Accrual Period on each class of Securities entitled to interest (other than a class of Compound Interest Securities) will be distributable on the Distribution Dates specified in the Prospectus Supplement until the aggregate Security Principal Balance of the Securities of such class has been distributed in full or, in the case of Securities entitled only to distributions allocable to interest, until the aggregate Notional Principal Balance of such Securities is reduced to zero or for the period of time designated in the Prospectus Supplement. Distributions of interest on each class of Compound Interest Securities will commence only after the occurrence of the events specified in the Prospectus Supplement and, prior to such time, the aggregate Security Principal Balance (or Notional Principal Balance) of such class of Compound Interest Securities, will increase on each Distribution Date by the amount of interest that accrued on such class of Compound Interest Securities during the preceding Interest Accrual Period but that was not required to be distributed to such class on such Distribution Date. Any such class of Compound Interest Securities will thereafter accrue interest on its outstanding Security Principal Balance (or Notional Principal Balance) as so adjusted.

         Distributions of Principal. The Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Securities on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Securities entitled to distributions of principal.

         One or more classes of Securities may be entitled to receive all or a disproportionate percentage of the payments of principal which are received on the related Mortgage Assets in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments"). Any such allocation may have the effect of accelerating the amortization of such Securities relative to the interests evidenced by the other Securities.

         Unscheduled Distributions. The Securities of a series may be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in the related Prospectus Supplement. If applicable, such unscheduled distributions will be made on the Securities of a series on the date and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the related Mortgage Assets, low rates then available for reinvestment of such payments or both, it is determined, based on specified assumptions, that the amount anticipated to be on deposit in the Security Account for such series on the next related Distribution Date, together with, if applicable, any amounts available to be withdrawn from any related Reserve Fund or from any other Credit Enhancement provided for such series, may be insufficient to make required distributions on the Securities on such Distribution Date. The amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Securities on the next Distribution Date and will include interest at the applicable Security Interest Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the Prospectus Supplement.

         All distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Securities would have been made on the next Distribution Date except as otherwise stated in the related Prospectus Supplement, and, with respect to Securities of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

Book Entry Registration

         Securities may be issued as Book Entry Securities and held in the name of a Clearing Agency registered with the Commission or its nominee. Transfers and pledges of Book Entry Securities may be made only through entries on the books of the Clearing Agency in the name of Clearing Agency Participants or their nominees. Clearing Agency Participants may also be Beneficial Owners of Book Entry Securities.


         Purchasers and other Beneficial Owners may not hold Book Entry Securities directly but may hold, transfer or pledge their ownership interest in the Securities only through Clearing Agency Participants. Furthermore, Beneficial Owners will receive all payments of principal and interest with respect to the Securities and, if applicable, may request redemption of Securities, only through the Clearing Agency and the Clearing Agency Participants. Beneficial Owners will not be registered Owners of Securities or be entitled to receive definitive certificates representing their ownership interest in the Securities except under the limited circumstances, if any, described in the related Prospectus Supplement. See "Risk Factors - Book Entry Registration" herein.

         If Securities of a series are issued as Book Entry Securities, the Clearing Agency will be required to make book entry transfers among Clearing Agency Participants, to receive and transmit payments of principal and interest with respect to the Securities of such series, and to receive and transmit requests for redemption with respect to such Securities. Clearing Agency Participants with whom Beneficial Owners have accounts with respect to such Book Entry Securities will be similarly required to make book entry transfers and receive and transmit payments and redemption requests on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not be registered Owners of Securities and will not possess physical certificates, a method will be provided whereby Beneficial Owners may receive payments, transfer their interests, submit redemption requests and receive the reports provided herein.

List of Owners of Securities

         Upon written request of a specified number or percentage of interests of Owners of Securities of record of a series of Securities for purposes of communicating with other Owners of Securities with respect to their rights as Owners of Securities, the Trustee will afford such Owners access during business hours to the most recent list of Owners of Securities of that series held by the Trustee. With respect to Book Entry Securities, the only named Owner on the Security Register will be the Clearing Agency.

         The Pooling and Servicing Agreement or the Trust Indenture, as applicable, will not provide for the holding of any annual or other meetings of Owners of Securities.

                                   THE TRUSTS

         The Trust for a series of Securities will consist of: (i) the Mortgage Assets (subject, if specified in the related Prospectus Supplement, to certain exclusions, such as a portion of the mortgage interest rate being retained by the Seller and not sold to the Trust) received on and after the related Cut-Off Date; (ii) amounts, if any, deposited in a Pre-Funding Account; (iii) all payments (subject, if specified in the Prospectus Supplement, to certain exclusions, such as the retention by the Seller of payments due and accrued before the related Cut-Off Date but collected after such Cut-Off Date) in respect of such Mortgage Assets, which may be adjusted, to the extent specified in the related Prospectus Supplement, in the case of interest payments on Mortgage Assets, to the Pass-Through Rate; (iv) if specified in the Prospectus Supplement, reinvestment income on such payments; (v) with respect to a Trust that includes Mortgage Loans, or Contracts, all property acquired by foreclosure or deed in lieu of foreclosure with respect to any such Mortgage Loan or Contract; (vi) certain rights of the Trustee or the Indenture Trustee, the Depositor and the Servicer under any insurance policies, hazard insurance or surety bonds required to be maintained in respect of the related Mortgage Assets; and (vii) if so specified in the Prospectus Supplement, one or more forms of Credit Enhancement.

         The Securities of each series will be entitled to payment only from the assets of the related Trust and any other assets pledged therefor and will not be entitled to payments in respect of the assets of any other trust established by the Depositor.

         Mortgage Assets may be acquired by the Depositor from affiliated or unaffiliated originators. The following is a brief description of the Mortgage Assets expected to be included in the Trusts. If specific information respecting the Mortgage Assets is not known at the time the related series of Securities initially are offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Commission within 15 days after the initial issuance of such Securities. A copy of the Pooling and Servicing Agreement or the Indenture, Sale and Servicing Agreement and Trust Agreement with respect to each series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to each series of Securities, will be attached to the related Agreement delivered to the Trustee or the Indenture Trustee upon delivery of such Securities.

Mortgage Loans

         The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating liens on residential properties (the "Mortgaged Properties"). Such Mortgage Loans will be within the broad classification of single family mortgage loans, defined generally as loans on residences containing one to four dwelling units. The Mortgage Loans in a series will be either Closed-End Loans or Revolving Credit Line Loans. The Mortgage Loans may have fixed or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

         If specified in the Prospectus Supplement, the Mortgage Loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings, or the Mortgage Loans may be secured by junior liens on the related mortgaged properties, including Title I Loans and other types of home improvement retail installment contracts. The Mortgaged Properties securing the Mortgage Loans may include investment properties and vacation and second homes, including timeshare estates. Each Mortgage Loan will be selected by the Depositor for inclusion in the Trust from among those acquired by the Depositor or originated or acquired by one or more affiliated or unaffiliated originators, including newly originated loans.

         The Mortgage Loans will either be "conventional" mortgage loans, that is they will not be insured or guaranteed by any governmental agency or they will be insured by FHA. Principal and interest on the Mortgage Loans included in the Trust for a series of Securities will be payable either on the first day of each month or on different scheduled due dates throughout each month, and the interest will be calculated either on a simple-interest or actuarial method as described in the related Prospectus Supplement. When a full principal amount is paid on a Mortgage Loan during a month, the mortgagor is generally charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of the Mortgage Loan so prepaid.

         The full principal amount of a Closed-End Loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortized such loan at its stated maturity. Unless otherwise described in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loans will not exceed 360 months. Principal amounts on a Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related Prospectus Supplement, the assets of the Trust will not include any amounts borrowed under a Revolving Credit Line Loan after the Cut-Off Date. As more fully described in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily Principal Balance of such Mortgage Loan. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest that accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

         The payment terms of the Mortgage Loans to be included in a Trust for a series will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:

                  (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified mortgage rate for a period of time or for the life of the Mortgage Loan with the amount of any difference contributed from funds supplied by the seller of the Mortgaged Property or another source.

                  (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an amortization schedule that is longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

                  (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

                  (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related mortgaged property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Servicer, or as may be required by any applicable government program.

         With respect to a series for which the related Trust includes Mortgage Loans, the related Prospectus Supplement may specify, among other things, information regarding the interest rates (the "Mortgage Rates"), the average Principal Balance and the aggregate Principal Balance, the years of origination and original principal balances and the original loan-to-value ratios. The "Principal Balance" of any Mortgage Loan will be the unpaid principal balance of such Mortgage Loan as of the Cut-Off Date, after deducting any principal payments due before the Cut-Off Date, reduced by all principal payments, including principal payments advanced pursuant to the related Agreement, previously distributed with respect to such Mortgage Loan and reported as allocable to principal.

         The "loan-to-value ratio" of any Mortgage Loan will be determined by dividing the principal amount of the Mortgage Loan by the original value (defined below) of the related Mortgaged Property. The "principal amount" of the Mortgage Loan, for purposes of computation of the Loan-to-Value Ratio of any Mortgage Loan, will include any part of an origination fee that has been financed. In some instances, it may also include amounts which the seller or some other party to the transaction has paid to the mortgagee, such as minor reductions in the purchase price made at the closing. The "original value" of a Mortgage Loan is (a) in the case of any purchase money Mortgage Loan, the lesser of (i) the value of the mortgaged property, based on an appraisal thereof, and
(ii) the selling price, and (b) otherwise the value of the mortgaged property, based on an appraisal thereof.

         There can be no assurance that the Original Value will reflect actual real estate values during the term of a Mortgage Loan. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans become equal to or greater than the values of the Mortgaged

Properties, the actual rates of delinquencies, foreclosures and losses could be significantly higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real estate values) may affect the timely and ultimate payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans.

         Mortgage Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Such Mortgage Loans will be insured under the various FHA programs. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Mortgage Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Mortgage Loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

         The insurance premiums for Mortgage Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ("HUD") and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Mortgage Loan to HUD. With respect to a defaulted FHA-insured Mortgage Loan, the Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan and HUD must have rejected any request for relief from the mortgagor before the Servicer may initiate foreclosure proceedings

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Servicer of each FHA-insured Mortgage Loan will be obligated to purchase any such debenture issued in satisfaction of such Mortgage Loan upon default for any amount equal to the principal amount of any such debenture.

         The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Mortgage Loan adjusted to reimburse the Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of Mortgage Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Mortgage Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Mortgage Loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

Contracts

         Contracts included in the Trust with respect to a series of Securities will consist of manufactured housing conditional sales contracts and installment loan agreements or participation interests therein (collectively, "Contracts"). The Contracts may be conventional manufactured housing contracts or contracts insured by the FHA, including Title I Contracts, or partially guaranteed by the VA. Each Contract is secured by a Manufactured Home. The Prospectus

Supplement will specify whether the Contracts will be fully amortizing or have a balloon payment and whether they will bear interest at a fixed or variable rate.

         The related Prospectus Supplement may specify for the Contracts contained in the related Contract Pool, among other things, the date of origination of the Contracts; the annual percentage rates on the Contracts; the loan-to-value ratios; the minimum and maximum outstanding principal balance as of the Cut-Off Date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the Contract Pool; the original maturities of the Contracts; and the last maturity date of any Contract.

Mortgage-Backed Securities

         "Mortgage-Backed Securities" (or "MBS") may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by FNMA, FHLMC or GNMA.

         The Prospectus Supplement for a series of Securities that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or the formula for determining such rates, (iv) the payment characteristics of the MBS,
(v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vi) a description of the credit support, if any, (vii) the circumstances under which the stated underlying mortgage loans, or the MBS themselves may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the servicing fees payable under the MBS Agreement, (x) to the extent available to the Depositor, information in respect of the underlying mortgage loans and (xi) the characteristics of any cash flow agreements that relate to the MBS.

Other Mortgage Securities

         Other Mortgage Securities include other securities that directly or indirectly represent an ownership interest in, or are secured by and payable from, single-family mortgage loans on real property or mortgage-backed securities, including residual interests in issuances of collateralized mortgage obligations or mortgage pass-through certificates, as well as other types of mortgage-related assets and securities that may be developed and marketed from time to time. The Prospectus Supplement for a series of Securities will describe any Other Mortgage Securities to be included in the Trust for such series.

                               CREDIT ENHANCEMENT

         General. Various forms of Credit Enhancement may be provided with respect to one or more classes of a series of Securities or with respect to the Mortgage Assets in the related Trust. Credit Enhancement may be in the form of
(i) the subordination of one or more classes of the Securities of such series,
(ii) the establishment of one or more Reserve Funds, (iii) the use of a cross-support feature, (iv) use of a Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, bankruptcy bond, or (v) another form of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Credit Enhancement may not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by Credit Enhancement or which are not covered by the Credit Enhancement, Owners will bear their allocable share of losses.

         Subordination. Distributions in respect of scheduled principal, interest or any combination thereof otherwise payable to one or more classes of Securities of a series (the "Subordinated Securities") may be paid to one or more other classes of such series (the "Senior Securities") under the circumstances and to the extent provided in the Prospectus Supplement. If specified in the Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Assets and losses on defaulted Mortgage Assets will be borne first by the various classes of Subordinated Securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Assets over the lives of the Securities or at any time, the aggregate losses in respect of defaulted Mortgage Assets which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securities that will be distributable to Owners of Senior Securities on any Distribution Date may be limited as specified in the Prospectus Supplement. If aggregate distributions in respect of delinquent

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


payments on the Mortgage Assets or aggregate losses in respect of such Mortgage Assets were to exceed the total amounts payable and available for distribution to Owners of Subordinated Securities or, if applicable, were to exceed the specified maximum amount, Owners of Senior Securities could experience losses on the Securities.

         In addition to or in lieu of the foregoing, all or any portion of distributions otherwise payable to Subordinated Securities on any Distribution Date may instead be deposited into one or more Reserve Funds (as defined below) established by the Trustee. If so specified in the Prospectus Supplement, such deposits may be made on each Distribution Date, on each Distribution Date for specified periods, or on each Distribution Date until the balance in the Reserve Fund has reached a specified amount and, following payments from the Reserve Fund to Owners of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Fund to required levels, in each case as specified in the Prospectus Supplement. If so specified in the Prospectus Supplement, amounts on deposit in the Reserve Fund may be released to the Depositor or the Owners of any class of Securities at the times and under the circumstances specified in the Prospectus Supplement.

         If specified in the Prospectus Supplement, various classes of Subordinate Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross-support mechanism or otherwise.

         As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the Prospectus Supplement. As between classes of Subordinated Securities, payments with respect to Senior Securities on account of delinquencies or losses and payments to any Reserve Fund will be allocated as specified in the Prospectus Supplement.

         Financial Guaranty Insurance Policies. If so specified in the related Prospectus Supplement, a financial guaranty insurance policy or surety bond ("Financial Guaranty Insurance Policy") may be obtained and maintained for each class or series of Securities. The issuer of any Financial Guaranty Insurance Policy (a "Financial Guaranty Insurer") will be described in the related Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, a Financial Guaranty Insurance Policy will unconditionally and irrevocably guarantee to holders of Securities that an amount equal to each full and complete insured payment will be received by an agent (an "Insurance Paying Agent") of the Trustee or Indenture Trustee on behalf of such holders, for distribution by the Trustee to them. The "insured payment" will be defined in the related Prospectus Supplement, and will generally equal the full amount of the distributions of principal and interest to which such holders are entitled under the related Agreement or Indenture plus any other amounts specified therein or in the related Prospectus Supplement (the "Insured Payment").

         Financial Guaranty Insurance Policies may apply only to certain specified classes, or may apply at the Mortgage Asset level and only to specified Mortgage Assets.

         The specific terms of any Financial Guaranty Insurance Policy will be as set forth in the related Prospectus Supplement. Financial Guaranty Insurance Policies may have limitations including (but not limited to) limitations on the insurer's obligation to guarantee the obligations of the Originators to repurchase or substitute for any Mortgage Loans. Financial Guaranty Insurance Policies will not guarantee any specified rate of prepayments and/or to provide funds to redeem Securities on any specified date.

         Subject to the terms of the related Agreement, the Financial Guaranty Insurer may be subrogated to the rights of each holder of Securities to receive payments under the Securities to the extent of any payment by such Financial Guaranty Insurer under the related Financial Guaranty Insurance Policy.

         Cross-Support. If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in the Trust for a series may be evidenced by separate classes of related series of Securities. In such case, Credit Enhancement may be provided by a cross-support feature which may require that distributions be made with respect to Securities evidencing beneficial ownership of one or more asset groups prior to distributions to Subordinated Securities evidencing a beneficial ownership interest in other asset groups within the same Trust. The Prospectus

Supplement for a series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

         If specified in the Prospectus Supplement, the coverage provided by one or more forms of Credit Enhancement may apply concurrently to two or more separate Trusts for a separate series of Securities. If applicable, the Prospectus Supplement will identify the Trusts to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts.

         Pool Insurance. If specified in the related Prospectus Supplement, one or more mortgage pool insurance policies (each, a "Mortgage Pool Insurance Policy") will be obtained.

         Any such Mortgage Pool Insurance Policy will, subject to the limitations described below and in the Prospectus Supplement, cover loss by reason of default in payments on such Mortgage Loans up to the amounts specified in the Prospectus Supplement or report on Form 8-K and for the periods specified in the Prospectus Supplement. The Trustee under the related Agreement will agree to use its best reasonable efforts to cause to be maintained in effect any such Mortgage Pool Insurance Policy and to supervise the filing of claims thereunder to the issuer of such Mortgage Pool Insurance Policy (the "Pool Insurer") for the period of time specified in the related Prospectus Supplement. A Mortgage Pool Insurance Policy, however, is not a blanket policy against loss, because claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent set forth in such policy as described in the related Prospectus Supplement. The Mortgage Pool Insurance Policies, if any, will not cover loss due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor. The related Prospectus Supplement will describe the terms of any applicable Mortgage Pool Insurance Policy and will set forth certain information with respect to the related Pool Insurer.

         In general, a Mortgage Pool Insurance Policy may not insure against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor or persons involved in the origination thereof or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related Prospectus Supplement, a failure of coverage attributable to one of the foregoing events might result in a breach of a representation and in such event might give rise to an obligation to purchase the defaulted Mortgage Loan if the breach materially and adversely affects the interests of the Owners and cannot be cured.

         The original amount of coverage under any Mortgage Pool Insurance Policy will be reduced by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will generally include certain expenses incurred with respect to the applicable Mortgage Loans as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. See "Certain Legal Aspects of the Mortgage Assets - Foreclosure" herein. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by one or more classes of Securities unless otherwise covered by another form of Credit Enhancement, as specified in the Prospectus Supplement.

         Since any Mortgage Pool Insurance Policy may require that the Mortgaged Property subject to a defaulted Mortgage Loan be restored to its original condition prior to claiming against the Pool Insurer, such policy may not provide coverage against hazard losses. As set forth under "Servicing of Mortgage Loans and Contracts -- Standard Hazard Insurance," the hazard policies concerning the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes and even when the damage is covered, may afford recoveries which are significantly less than the full replacement cost of such losses. Even if special hazard insurance is applicable as specified in the Prospectus Supplement, no coverage in respect of special hazard losses will cover all risks, and the amount of any such coverage will be limited. See "Special Hazard Insurance" below. As a result, certain hazard risks will not be insured against and will therefore be borne by Owners, unless otherwise covered by another form of Credit Enhancement, as specified in the Prospectus Supplement.

         The terms of any Mortgage Pool Insurance Policy will be described in the related Prospectus Supplement.

         Special Hazard Insurance. If specified in the related Prospectus Supplement, one or more special hazard insurance policies (each, a "Special Hazard Insurance Policy") will be obtained.

         Any such Special Hazard Insurance Policy will, subject to limitations described below and in the Prospectus Supplement, cover (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not covered by the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under flood insurance policies, if any, covering the Mortgaged Properties and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "Servicing of Mortgage Loans and Contracts -- Standard Hazard Insurance." Any Special Hazard Insurance Policy may not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. Aggregate claims under each Special Hazard Insurance Policy will be limited as described in the related Prospectus Supplement. Any Special Hazard Insurance Policy may also provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Mortgaged Property has been kept in force and other protection and preservation expenses have been paid.

         Subject to the foregoing limitations, any Special Hazard Insurance Policy generally will provide that, where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained with respect to such Mortgage Loan, the issuer of the Special Hazard Insurance Policy (the "Special Hazard Insurer") will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred with respect to such property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair or replacement of the property will also reduce coverage by such amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under any applicable Mortgage Pool Insurance Policy that the property be restored before a claim under such Mortgage Pool Insurance Policy may be validly presented with respect to the defaulted Mortgage Loan secured by such property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Mortgage Loan under any related Mortgage Pool Insurance Policy. Therefore, so long as a Mortgage Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer under a Special Hazard Insurance Policy of the cost of repair or replacement or the unpaid principal balance of the Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds but will affect the relative amounts of coverage remaining under any related Special Hazard Insurance Policy and any related Mortgage Pool Insurance Policy.

         The terms of any Special Hazard Insurance Policy will be described in the related Prospectus Supplement.

         Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Mortgage Loan at an amount less than the then outstanding principal balance of such Mortgage Loan. The amount of the secured debt could be reduced to such value and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction in monthly payments required to be made by the borrower. See "Certain Legal Aspects of the Mortgage Assets" herein. If so provided in the related Prospectus Supplement, the Depositor will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to borrowers under the bankruptcy code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

         The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement. Such amount will be reduced by payments made under such bankruptcy bond in respect of the related Mortgage Loans and will not be restored.

         If specified in the related Prospectus Supplement, other forms of Credit Enhancement may be provided to cover such bankruptcy-related losses. Any bankruptcy bond or other form of Credit Enhancement provided to cover bankruptcy-related losses will be described in the related Prospectus Supplement.

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


         Reserve Funds. If specified in the Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, surety bonds, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the Prospectus Supplement will be deposited by the Depositor on the Delivery Date in one or more accounts (each, a "Reserve Fund") established and maintained with the Trustee. Such cash and the principal and interest payments on such other investments will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust, to pay the expenses of the Trust or for such other purposes specified in the Prospectus Supplement. Whether or not the Depositor has any obligation to make such a deposit, certain amounts to which the Owners of Subordinated Securities, if any, would otherwise be entitled may instead be deposited into the Reserve Fund from time to time and in the amounts as specified in the Prospectus Supplement. Any cash in any Reserve Fund and the proceeds of any other instrument upon maturity will be invested in Eligible Investments. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Any instrument deposited therein will name the Trustee as a beneficiary and will be issued by an entity acceptable to each rating agency that rates the Securities. Additional information with respect to such instruments deposited in the Reserve Funds may be set forth in the Prospectus Supplement.

         Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Fund for distribution with respect to the Securities for the purposes, in the manner and at the times specified in the Prospectus Supplement.

         Other Insurance, Guaranties and Similar Instruments or Agreements. If specified in the Prospectus Supplement, the related Trust may also include insurance, guaranties, surety bonds, letters of credit, guaranteed investment contracts or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust, (ii) paying administrative expenses, (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets, (iv) guaranteeing timely payment of principal and interest under the Securities or (v) for such other purpose as is specified in such Prospectus Supplement. Such arrangements may include agreements under which Owners are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in the Prospectus Supplement. Such arrangements may be in lieu of any obligation of the Servicers or the Seller to advance delinquent installments in respect of the Mortgage loans. See "Servicing of Mortgage Loans and Contracts - Advances" herein.

                    SERVICING OF MORTGAGE LOANS AND CONTRACTS

         With respect to each series of Securities, the related Mortgage Loans and Contracts will be serviced by a sole servicer or by a master servicer with various sub-servicers pursuant to, or as provided for in, the Agreement. The Prospectus Supplement for each series will specify the servicer and the master servicer, if any, for such series.

         The Depositor will require adequate servicing experience, where appropriate, and financial stability, generally including a net worth requirement (to be specified in the Agreement) as well as satisfaction of certain other criteria.

         Each Servicer will be required to perform the customary functions of a mortgage loan servicer, including collection of payments from borrowers (the "Mortgagors") and remittance of such collections to the Trustee, maintenance of applicable standard hazard insurance or primary mortgage insurance policies, attempting to cure delinquencies, supervising foreclosures, management of Mortgaged Properties under certain circumstances, and maintaining accounting records relating to the Mortgage Loans and Contracts, as applicable, and, if specified in the related Prospectus Supplement, maintenance of escrow or impoundment accounts of Mortgagors for payment of taxes, insurance, and other items required to be paid by the Mortgagor pursuant to the Mortgage Loan or Contract. Each Servicer will also be obligated to make advances in respect of delinquent installments on Mortgage Loans and Contracts, as applicable, as described more fully under " - Payments on Mortgage Loans" and " - Advances" below and in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors.

         Each Servicer will be entitled to a monthly servicing fee as specified in the related Prospectus Supplement. Each Servicer will also generally be entitled to collect and retain, as part of its servicing compensation, late payment charges and assumption underwriting fees. Each Servicer will be reimbursed from proceeds of one or more of the insurance policies described herein ("Insurance Proceeds") or from proceeds received in connection with the liquidation of defaulted Mortgage Loans ("Liquidation Proceeds") for certain expenditures pursuant to the Agreement. See " -- Advances" and " -- Servicing Compensation and Payment of Expenses" below.

         Each Servicer will be required to service each Mortgage Loan and Contract, as applicable, pursuant to the terms of the Agreement for the entire term of such Mortgage Loan and Contract, as applicable, unless such Agreement is earlier terminated. Upon termination, a replacement for the Servicer will be appointed.

Payments on Mortgage Loans

         Each Servicer will establish and maintain a separate account (each, a "Custodial Account"). Subject to the following paragraph, each Custodial Account must be an account the deposits in which are fully insured by either the Federal Deposit Insurance Corporation ("FDIC") or the National Credit Union Administration ("NCUA") or are, to the extent such deposits are in excess of the coverage provided by such insurance, continuously secured by certain obligations issued or guaranteed by the United States of America. If at any time the amount on deposit in such Custodial Account shall exceed the amount so insured or secured, the applicable Servicer must remit to the Trustee the amount on deposit in such Custodial Account which exceeds the amount so insured or secured, less any amount such Servicer may retain for its own account pursuant to the Agreement.

         Notwithstanding the foregoing, the deposits in a Servicer's Custodial Account will not be required to be fully insured or secured as described above, and such Servicer will not be required to remit amounts on deposit therein in excess of the amount so insured or secured, so long as such Servicer meets certain requirements established by the rating agencies requested to rate the Securities.

         Each Servicer is required to deposit into its Custodial Account on a daily basis all amounts in respect of each Mortgage Loan received by such Servicer, with interest adjusted to a rate (the "Remittance Rate") equal to the related Mortgage Rate less the Servicer's servicing fee rate. On the day of each month specified in the related Prospectus Supplement (the "Remittance Date"), each Servicer of the Mortgage Loans will remit to the Trustee or Indenture Trustee, if applicable, all funds held in its Custodial Account with respect to each Mortgage Loan; provided, however, that Principal Prepayments may be remitted on the Remittance Date in the month following the month of such prepayment. Each Servicer will be required pursuant to the terms of the Agreement and as specified in the related Prospectus Supplement, to remit with each Principal Prepayment interest thereon at the Remittance Rate through the last day of the month in which such Principal Prepayment is made. Each Servicer may also be required to advance its own funds as described below.

Advances

         With respect to a delinquent Mortgage Loan or Contract, the related Servicer may be obligated (but only to the extent set forth in the related Prospectus Supplement) to advance its own funds or funds from its Custodial Account equal to the aggregate amount of payments of principal and interest (adjusted to the applicable Remittance Rate) which were due on a due date and which are delinquent as of the close of business on the business day preceding the Remittance Date ("Monthly Advance"). Generally, such advances will be required to be made by the Servicer unless the Servicer determines that such advances ultimately would not be recoverable under any applicable insurance policy, from the proceeds of liquidation of the related Mortgaged Properties or from any other source (any amount not so reimbursable being referred to herein as a "Nonrecoverable Advance"). Such advance obligation generally will continue through the month following the month of final liquidation of such Mortgage Loan or Contract. Any Servicer funds thus advanced will be reimbursable to such Servicer out of recoveries on the Mortgage Loans or Contracts with respect to which such amounts were advanced. Each Servicer will also be obligated to make advances with respect to certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Servicers out of recoveries on the related Mortgage Loans or Contracts. Each Servicer's right of reimbursement for any advance will be prior to the rights of the Trust to receive any related Insurance Proceeds or Liquidation Proceeds. Failure by a Servicer to make a required Monthly Advance will be grounds for termination under the related Agreement.

Collection and Other Servicing Procedures

         Each Servicer will service the Mortgage Loans and Contracts pursuant to guidelines established in the related Agreement.

         Mortgage Loans. The Servicer will be responsible for making reasonable efforts to collect all payments called for under the Mortgage Loans. The Servicer will be obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon a defaulted Mortgage Loan. In this regard, the Servicer may (directly or

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through a local assignee) sell the property at a foreclosure or trustee's sale, negotiate with the Mortgagor for a deed in lieu of foreclosure or, in the event a deficiency judgment is available against the Mortgagor or other person (see "Certain Legal Aspects of the Mortgage Assets -- Foreclosure - Anti-Deficiency Legislation and Other Limitations on Lenders" for a description of the limited availability of deficiency judgments), foreclose against such property and proceed for the deficiency against the appropriate person. The amount of the ultimate net recovery (including the proceeds of any Mortgage Pool Insurance Policy or other applicable Credit Enhancement), after reimbursement to the Servicer of its expenses incurred in connection with the liquidation of any such defaulted Mortgage Loan and prior unreimbursed advances of principal and interest with respect thereto will be deposited in the Security Account when realized and will be distributed to Owners on the next Distribution Date following the month of receipt.

         With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Assets" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust's ability to sell and realize the value of those shares.

         In general, a "tenant-stockholder" (as defined in Code Section 216(b)
(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Code
Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to its tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies as a cooperative housing corporation, however, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

         The Servicer will expend its own funds to restore property securing a Mortgage Loan which has sustained uninsured damage only if it determines that such restoration will increase the proceeds to the Trust of liquidation of the Mortgage Loan after the reimbursement to the Servicer of its expenses.

         If a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer will be obligated (to the extent it has knowledge of such conveyance) to accelerate the maturity of the Mortgage Loan, unless it reasonably believes it is unable to enforce that Mortgage Loan's "due-on-sale" clause under the applicable law. If it reasonably believes it may be restricted by law, for any reason, from enforcing such a "due-on-sale" clause, the Servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note, provided such person satisfies the criteria required to maintain the coverage provided by applicable insurance policies (unless otherwise restricted by applicable law). Any fee collected by the Servicer for entering into an assumption agreement will be retained by the Servicer as additional servicing compensation. For a description of circumstances in which the Servicer may be unable to enforce "due-on-sale" clauses, see "Certain Legal Aspects of the Mortgage Assets -- Foreclosure -- Enforceability of Certain Provisions" herein. In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be decreased.

         If specified in the related Prospectus Supplement, the Servicer will maintain with one or more depository institutions one or more accounts into which it will deposit all payments of taxes, insurance premiums, assessments or comparable items received for the account of the Mortgagors. Withdrawals from such account or accounts may be made only to effect payment of taxes, insurance premiums, assessments or comparable items, to reimburse the Servicer out of related collections for any cost incurred in paying taxes, insurance premiums and assessments or otherwise preserving or protecting the value of the Mortgages, to refund to mortgagors any amounts determined to be overages and to pay interest to Mortgagors on balances in such account or accounts to the extent required by law.

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


         So long as it acts as servicer of the Mortgage Loans, the Servicer will be required to maintain certain insurance covering errors and omissions in the performance of its obligations as servicer and certain fidelity bond coverage ensuring against losses through wrongdoing of its officers, employees and agents.

         Contracts. Pursuant to the Agreement, the Servicer, either directly or through sub-servicers subject to general supervision by the Servicer, will perform diligently all services and duties required to be performed under the Agreement, in the same manner as performed by prudent lending institutions of manufactured housing installment sales contracts of the same type as the Contracts in those jurisdictions where the related Manufactured Homes are located. The duties to be performed by the Servicer will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, repossession.

         Each Agreement will provide that when any Manufactured Home securing a Contract is about to be conveyed by the borrower, the Servicer (to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance) may exercise its rights to accelerate the maturity of such Contract under the applicable "due-on-sale" clause, if any, unless the Servicer reasonably believes it is unable to enforce such "due-on-sale" clause under applicable law. In such case the Servicer is authorized to take or enter into an assumption agreement from or with the person to whom such Manufactured Home has been or is about to be conveyed, pursuant to which such person becomes liable under the Contract, provided such person satisfies the criteria required to maintain the coverage provided by applicable insurance policies (unless otherwise restricted by applicable law). Where authorized by the Contract, the annual percentage rate may be increased, upon assumption, to the then-prevailing market rate but will not be decreased.

         Under each Agreement the Servicer will repossess or otherwise comparably convert the ownership of properties securing such of the related Contracts as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such repossession or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as shall be normal and usual in its general servicing activities. The Servicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines (i) that such restoration or repossession will increase the proceeds of liquidation of the related Contract to the Trust after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds or through Insurance Proceeds.

Primary Mortgage Insurance

         Mortgage Loans that the Depositor acquires will generally not have primary mortgage insurance. If obtained, the primary mortgage insurance policies will not insure against certain losses which may be sustained in the event of a personal bankruptcy of the mortgagor under a Mortgage Loan.

Standard Hazard Insurance

         Mortgage Loans. The Servicer will be required to cause to be maintained for each Mortgage Loan a standard hazard insurance policy. The coverage of such policy is required to be in an amount not less than the maximum insurable value of the improvements securing such Mortgage Loan from time to time or the principal balance owing on such Mortgage Loan from time to time, whichever is less. In all events, such coverage shall be in an amount sufficient to ensure avoidance of the applicability of the co-insurance provisions under the terms and conditions of the applicable policy. The ability of each Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any standard hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to such Servicer by Mortgagors. Each Agreement may provide that the related Servicer may satisfy its obligation to cause hazard insurance policies to be maintained by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans serviced by such Servicer.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, wind-storm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and, therefore, will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flow), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the Mortgage Property securing a Mortgage Loan is located in a federally designated flood area, flood insurance will be required to be maintained in such amounts as would be required by FNMA in connection with its mortgage loan purchase program. The Depositor may also purchase special hazard insurance against certain of the uninsured risks described above. See "Credit Enhancement -- Special Hazard Insurance."

         Since the amount of hazard insurance the Servicer is required to cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, if the Mortgage Properties securing the Mortgage Loans appreciate in value over time, the effect of coinsurance in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

         The Depositor will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

         Contracts. The Servicer will generally be required to cause to be maintained with respect to each Contract one or more hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the borrower on the related Contract, whichever is less. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated special flood hazard area, the Servicer also shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program.

         The Servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the borrower to maintain a hazard insurance policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the borrowers' interests in the Contracts resulting from the absence or insufficiency of individual hazard insurance policies.

         The Servicer, to the extent practicable, will cause the borrowers to pay all taxes and similar governmental charges when and as due. To the extent that nonpayment of any taxes or charges would result in the creation of a lien upon any Manufactured Home having a priority equal or senior to the lien of the related Contract, the Servicer will pay any such delinquent tax or charge.

         If the Servicer repossesses a Manufactured Home on behalf of the Trustee, the Servicer will either (i) maintain at its expense hazard insurance with respect to such Manufactured Home or (ii) indemnify the Trustee against any damage to such Manufactured Home prior to resale or other disposition.

Title Insurance Policies

         The Agreements will generally require that a title insurance policy be in effect on each of the Mortgaged Properties and that such title insurance policy contain no coverage exceptions, except customary exceptions generally accepted in the mortgage banking industry.


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


Claims Under Primary Mortgage Insurance Policies and Standard Hazard Insurance Policies; Other Realization Upon Defaulted Loan

         Each Servicer will present claims to any primary insurer under any related primary mortgage insurance policy and to the hazard insurer under any related standard hazard insurance policy. All collections under any related primary mortgage insurance policy or any related standard hazard insurance policy (less any proceeds to be applied to the restoration or repair of the related Mortgaged Property or to the reimbursement of Advances by the Servicer) will be remitted to the Trustee.

         If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related standard hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable Mortgage Pool Insurance Policy or any related primary mortgage insurance policy, each Servicer may be required to expend its own finds to restore the damaged property to the extent specified in the related Prospectus Supplement, but only to the extent it determines such expenditures are recoverable from Insurance Proceeds or Liquidation Proceeds.

         If recovery under any applicable Mortgage Pool Insurance Policy or any related primary mortgage insurance policy is not available, the Servicer will nevertheless be obligated to attempt to realize upon the defaulted Mortgage Loan. Foreclosure proceedings will be conducted by the Servicer in accordance with the Agreement. If the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage Loan are less than the Principal Balance of the defaulted Mortgage Loan plus interest accrued thereon, a loss will be realized on such Mortgage Loan, to the extent the applicable Credit Enhancement is not sufficient, in the amount of such difference plus the aggregate of expenses which are incurred by the Servicer in connection with such proceedings and are reimbursable under the Agreement. In such case there will be a reduction in the value of the Mortgage Loans and Trust may be unable to recover the full amount of principal and interest due thereon.

         In addition, where a Mortgaged Property securing a defaulted Mortgage Loan can be resold for an amount exceeding the principal balance of the related Mortgage Loan together with accrued interest and expenses, it may be expected that, where retention of any such amount is legally permissible, the Pool Insurer will exercise its right under the related Mortgage Pool Insurance Policy, if any, to purchase such Mortgaged Property and realize for itself any excess proceeds. Any amounts remaining in the Security Account after such foreclosure or liquidation and attributable to such Mortgage Loan will be distributed to Owners of the Securities.

Servicing Compensation and Payment of Expenses

         As compensation for its servicing duties, each Servicer will be entitled to a monthly servicing fee in the amount specified in the related Prospectus Supplement. In addition to the primary compensation, Servicer may be permitted to retain all assumption underwriting fees and late payment charges, to the extent collected from Mortgagors.

         As set forth above, each Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans and Contracts and in connection with advancing delinquent payments. No loss will be suffered on the Securities by reason of such expenses to the extent claims for such expenses are paid directly under any applicable Mortgage Pool Insurance Policy, a primary mortgage insurance policy, the special hazard insurance policy or from other forms of Credit Enhancement. In the event, however, that the defaulted Mortgage Loans are not covered by a Mortgage Pool Insurance Policy, primary mortgage insurance policies, the Special Hazard Insurance Policy or another form of Credit Enhancement, or claims are either not made or paid under such policies or Credit Enhancement, or if coverage thereunder has ceased, such a loss will occur to the extent that the proceeds from the liquidation of a defaulted Mortgage Loan or Contract, after reimbursement of the Servicer's expenses, are less than the Principal Balance of such defaulted Mortgage Loan or Contract.

Master Servicer

         A Master Servicer may be specified in the related Prospectus Supplement for the related series of Securities. Customary servicing functions with respect to Mortgage Loans constituting the Mortgage Pool will be provided by the Servicer directly or through one or more Sub-Servicers subject to supervision by the Master Servicer. If the Master Servicer is not directly servicing the Mortgage Loans, then the Master Servicer will (i) administer and supervise the performance by the Servicer of its servicing responsibilities under the Agreement with the Master Servicer, (ii) maintain

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


a current data base with the payment histories of each Mortgagor, (iii) review monthly servicing reports and data relating to the Mortgage Pool for discrepancies and errors and (iv) act as back-up Servicer during the term of the transaction unless the Servicer is terminated or resigns in such case the Master Servicer shall assume the obligations of the Servicer.

         The Master Servicer will be a party to the Agreement for any series for which Mortgage Loans comprise the assets of a Trust. The Master Servicer will be required to satisfy the standard established for the qualification of the Master Servicer in the related Agreement. The Master Servicer will be compensated for the performance of its services and duties under each Agreement as specified in the related Prospectus Supplement.

Special Servicer

         A Special Servicer may be specified in the related Prospectus Supplement for the related series of Securities. The duties of the Special Servicer relate primarily to Special Serviced Mortgage Loans and to any REO Property. The related Agreement may define a "Special Serviced Mortgage Loan" to include one of more of the following with respect to the Mortgage Loans: (i) the related borrower is 60 or more days delinquent in the payment of principal and interest; (ii) the borrower under which has expressed to the Servicer an inability to pay or a hardship in paying the Mortgage Loan in accordance with its terms; (iii) the Servicer has received notice that the borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors; (iv) the Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgaged Property securing the Mortgage Loan; (v) a default of which the Master Servicer has notice (other than a failure by the borrower to pay principal or interest) and which materially and adversely affects the interests of the Owners has occurred and remained unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 60 days); or (vi) the Servicer proposes to commence foreclosure or other workout arrangements; provided, however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (a) with respect to the circumstances described in clause (i) above, when the borrower thereunder has brought the Mortgage Loan current, (b) with respect to the circumstances described in clauses (ii) and (iv) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer and with respect to the circumstances described in clauses (iii) and
(vi), when such circumstances cease to exist or (c) with respect to the circumstances described in clause (v) above, when such default is cured; provided, in any such case, that at any time no circumstance exists (as described above) that would cause the Mortgage Loan to continue to be characterized as a Special Serviced Mortgage Loan.

         Pursuant to the related Agreement, the Special Servicer will be entitled to certain fees. The Special Servicer may also receive with respect to any Special Serviced Mortgage Loan or REO Property that is sold or transferred or otherwise liquidated, a disposition fee specified in the related Agreement.

                       THE POOLING AND SERVICING AGREEMENT

         The following summary describes certain provisions which will be common to each Pooling and Servicing Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of a particular Pooling and Servicing Agreement. Material terms of a specific Pooling and Servicing Agreement will be further described in the related Prospectus Supplement.

Assignment of Mortgage Assets

         Assignment of the Mortgage Loans. At the time of issuance, the Depositor will assign the Mortgage Loans to the Trustee, together with all principal and interest adjusted to the Remittance Rate, subject to exclusions specified in the Prospectus Supplement, due on or with respect to such Mortgage Loans on or after the Cut-Off Date. The Trustee, if applicable, and the Indenture Trustee will, concurrently with such assignment, execute, countersign and deliver the Securities to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement. Such schedule may include information as to the Principal Balance of each Mortgage Loan as of the Cut-Off Date, as well as information respecting the Mortgage Rate, the scheduled monthly payment of principal and interest as of the Cut-Off Date and the maturity date of each Mortgage Note.

         In addition, as to each Mortgage Loan, the Depositor will deliver the Mortgage Note and Mortgage, any assumption and modification agreement, an assignment of the Mortgage in recordable form (but only recorded if so specified in the related Prospectus Supplement), evidence of title insurance, if obtained, and, if applicable, the certificate of private mortgage insurance. In instances where recorded documents cannot be delivered due to delays in connection with recording, the Depositor may deliver copies thereof and deliver the original recorded documents promptly upon receipt.

         With respect to any Mortgage Loans which are Cooperative Loans, the Depositor will cause to be delivered the related original Cooperative promissory note, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Depositor will file in the appropriate office an assignment of each Cooperative Loan.

         Each Seller generally will represent and warrant to the Depositor with respect to the Mortgage Loans sold by it, among other things, that (i) the information set forth in the schedule of Mortgage Loans attached thereto is correct in all material respects, (ii) a lender's title insurance policy or binder for each Mortgage Loan subject to the Pooling and Servicing Agreement was issued on the date of origination thereof and each such policy or binder assurance is valid and remains in full force and effect or a legal opinion concerning title or title search was obtained or conducted in connection with the origination of the Mortgage Loan, (iii) at the Delivery Date, the Seller has good title to the Mortgage Loans and the Mortgage Loans are free of offsets, defenses or counterclaims; (iv) at the Delivery Date, each Mortgage is a valid lien on the property securing the Mortgage Note (subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions, and restrictions, rights of way, easements and other matters of public record as of the date of the recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained by the Depositor and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage) and such property is free of material damage and is in good repair or, with respect to a junior lien Mortgage Loan, that such Mortgage is a valid junior lien Mortgage, as the case may be and specifying the percentage of the Mortgage Loan Pool comprised of junior lien Mortgage Loans; (v) at the Delivery Date, no Mortgage Loan is 31 or more days delinquent (with such exceptions as may be specified in the Prospectus Supplement) and there are no delinquent tax or assessment liens against the property covered by the related Mortgage; (vi) at the Delivery Date, the portion of each Mortgage Loan, if any, which in the circumstances set forth below under "Servicing of Mortgage Loans and Contracts - Primary Mortgage Insurance" should be insured with a private mortgage insurer is so insured; and
(vii) each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, with out limitation, usury, equal credit opportunity and disclosure laws. The Depositor's rights against the Seller in the event of a breach of its representations will be assigned to the Trustee, and, if applicable, the Indenture Trustee for the benefit of the Securities of such series.

         Assignment of Contracts. The Depositor will cause the Contracts to be assigned to the Trustee, and, if applicable, to the Indenture Trustee, together with principal and interest due on or with respect to the Contracts on and after the Cut-Off Date. Each Contract will be identified in a schedule ("Contract Loan Schedule") appearing as an exhibit to the related Pooling and Servicing Agreement. Such Contract Loan Schedule may specify, with respect to each Contract, among other things: the original principal balance and the outstanding Principal Balance as of the Cut-Off Date; the interest rate; the current scheduled payment of principal and interest; and the maturity date.

         In addition, with respect to each Contract, the Depositor will deliver or cause to be delivered to the Trustee, and if applicable, to the Indenture Trustee, the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. To give notice of the right, title and interest of the Trust, and, if applicable, the Indenture Trustee, to the Contracts, the Depositor will cause appropriate UCC-1 financing statements to be filed identifying the secured party and identifying all Contracts as collateral. The Contracts will not be stamped or otherwise marked to reflect their assignment by the Depositor. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Trust, and, if applicable, the Indenture Trustee in the Contracts could be defeated. See "Certain Legal Aspects of the Mortgage Assets" herein.

         The Depositor or the related Seller, as the case may be, may provide limited representations and warranties concerning the Contracts. Such representations and warranties may include: (i) that the information contained in the Contract Loan Schedule provides an accurate listing of the Contracts and that the information respecting such Contracts set forth in such Contract Loan
Schedule is true and correct in all material respects at the date or dates respecting which such information is furnished; (ii) that, immediately prior to the conveyance of the Contracts, the Depositor had good

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


title to and was sole owner of each such Contract; and (iii) that there has been no other sale by it of such Contract and that the Contract is not subject to any lien, charge, security interest or other encumbrance.

         Assignment of Mortgage-Backed Securities and Other Mortgage Securities. With respect to each series, the Depositor will cause any Mortgage-Backed Securities and Other Mortgage Securities included in the related Trust to be registered in the name of the Trustee or, if applicable, the Indenture Trustee (directly or through a participant in a depository). The Trustee or, if applicable, the Indenture Trustee (or its custodian) will have possession of any certificated Mortgage-Backed Securities and Other Mortgage Securities but will not be in possession of or be assignee of record of any underlying assets for a Mortgage-Backed Security or Other Mortgage Security. Each Mortgage-Backed Security and Other Mortgage Security will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement which may specify certain information with respect to such security, including, as applicable, the original principal amount, outstanding principal balance as of the Cut-Off Date, annual pass-through rate or interest rate and maturity date and certain other pertinent information for each such security. The Depositor will represent and warrant, among other things, the information contained in such schedule is true and correct and that immediately prior to the transfer of the related securities, the Depositor had good title to, and was the sole owner of, each such security.

         Repurchase or Substitution of Mortgage Loans and Contracts. The Trustee and, if applicable, the Indenture Trustee will review the documents delivered to it with respect to the Mortgage Loans and Contracts included in the related Trust. If any document is not delivered or is found to be defective in any material respect and the Depositor or the related Seller, if so required, cannot deliver such document or cure such defect within the period specified in the related Prospectus Supplement after notice thereof (which will be required to be given within the period specified in the related Prospectus Supplement), and if any other party obligated to deliver such document or cure such defect has not done so and has not substituted or repurchased the affected Mortgage Loan or Contract, then the Depositor will cause the Seller, not later than the first date designated for the deposit of payments into the Security Account (a "Deposit Date") which is more than a specified number of days after such period,
(i) if so provided in the Prospectus Supplement to remove the affected Mortgage Loan or Contract from the Trust and substitute one or more other Mortgage Loans or Contracts therefor or (ii) repurchase the Mortgage Loan or Contract from the Trustee for a price equal to 100% of its Principal Balance plus one month's interest thereon at the applicable Remittance Rate. This repurchase and, if applicable, substitution obligation will generally constitute the sole remedy available for a material defect in a document relating to a Mortgage Loan or Contract.

         The Depositor is required to do or cause the Seller to do either of the following (i) cure any breach of any representation or warranty that materially and adversely affects the interests of the Owners in a Mortgage Loan (each, a "Defective Mortgage Loan") or Contract within the period specified in the related Prospectus Supplement of its discovery by the Depositor or its receipt of notice thereof from the Trustee, (ii) repurchase such Defective Mortgage Loan or Contract not later than the first Deposit Date which is more than a specified number of days after such period for a price equal to 100% of its Principal Balance plus one month's interest thereon at the applicable Remittance Rate or
(iii) if so specified in the Prospectus Supplement, remove the affected Mortgage Loan or Contract from the Trust and substitute one or more other mortgage loans or contracts therefor. This repurchase and, if applicable, substitution obligation will generally constitute the sole remedies available to the Trustee for any such breach.

         If the related Prospectus Supplement so provides, the Depositor or a designated affiliate may be obligated to repurchase or substitute Mortgage Loans or Contracts as described above, whether or not the Depositor obtains such an agreement from the Seller which sold such Mortgage Loans or Contracts.

         If a REMIC or a FASIT election is to be made with respect to all or a portion of a Trust, there may be federal income tax limitations on the right to substitute Mortgage Loans or Contracts.

Evidence as to Compliance

         The Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months on and after the Cut-Off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, based on an examination of certain specified documents and records relating to the servicing of the Depositor's mortgage loan portfolio conducted substantially in compliance with the audit program for mortgages serviced for FNMA or FHLMC, the United States Department of Housing and Urban Development Mortgage Audit Standards or the Uniform Single Audit Program for Mortgage Bankers or in accordance with other standards specified in the Agreement (the "Applicable Accounting Standards"), such firm is of the opinion

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




that such servicing has been conducted in compliance with the Applicable Accounting Standards except for (i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such statement.

The Trustee

         Any commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor. In addition, the Depositor and the Trustee acting jointly will have the power and the responsibility for appointing co-trustees or separate trustees of all or any part of the Trust relating to a particular series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

         The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Securities or of any Mortgage Asset or related document, and will not be accountable for the use or application by the Depositor of any funds paid to the Depositor in respect of the Securities or the related assets, or amounts deposited in the Security Account or deposited into the Distribution Account. If no Event of Default has occurred, the Trustee will be required to perform only those duties specifically required of it under the Pooling and Servicing Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform to the requirements of the Pooling and Servicing Agreement.

         The Trustee may resign at any time, and the Depositor may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement, if the Trustee becomes insolvent or in such other instances, if any, as are set forth in the Pooling and Servicing Agreement. Following any resignation or removal of the Trustee, the Depositor will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

Administration of the Security Account

         The Pooling and Servicing Agreement will require that the Security Account be either (i) maintained with a depository institution the debt obligations of which (or, in the case of a depository institution which is a part of a holding company structure, the debt obligations of the holding company of which) have a rating acceptable to each rating agency that was requested to rate the Securities or (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation) ("SAIF") of the FDIC. The collateral eligible to secure amounts in the Security Account is limited to United States government securities and other investments acceptable to the rating agencies rating such series of Securities, and may include one or more Securities of a series ("Eligible Investments"). If so specified in the related Prospectus Supplement, a Security Account may be maintained as an interest bearing account, or the funds held therein may be invested pending each succeeding Payment Date in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Security Account as additional compensation. The Servicer will deposit in the Security Account from amounts previously deposited by it into the Servicer's Custodial Account on the related Remittance Date the following payments and collections received or made by it on and after the Cut-Off Date (including scheduled payments of principal and interest due on and after the Cut-Off Date but received before the Cut-Off Date):

                  (a) all Mortgagor payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, prepayment penalties:

                  (b) all Mortgagor payments on account of interest, adjusted to the Remittance Rate;

                  (c) all Liquidation Proceeds net of certain amounts reimbursed to the Servicer or other person entitled thereto, as described above;

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


                  (d) all Insurance Proceeds, other than proceeds to be applied to the restoration or repair of the related property or released to the Mortgagor and net of certain amounts reimbursed to the Servicer or other person entitled thereto, as described above;

                  (e) all condemnation awards or settlements which are not released to the Mortgagor in accordance with normal servicing procedures;

                  (f) any Advances made as described under "Servicing of Mortgage Loans and Contracts - Advances" herein and certain other amounts required under the Agreement to be deposited in the Security Account;

                  (g) all proceeds of any Mortgage Loan or Contract or property acquired in respect thereof repurchased by the Depositor, the Seller or otherwise as described above or under "Termination" below;

                  (h) all amounts, if any, required to be deposited in the Security Account from any Credit Enhancement for the related series; and

                  (i) all other amounts required to be deposited in the Security Account pursuant to the related Agreement.

Reports

         Concurrently with each distribution on the Securities, there will be mailed to Owners a statement generally setting forth, to the extent applicable to any series, among other things:

                  (i) the aggregate amount of such distribution allocable to principal, separately identifying the amount allocable to each class;

                  (ii) the amount of such distribution allocable to interest, separately identifying the amount allocable to each class;

                  (iii) the aggregate Security Principal Balance of each class of the Securities after giving effect to distributions on such Distribution Date;

                  (iv) the aggregate Security Principal Balance of any class of Compound Interest Securities after giving effect to any increase in such Principal Balance that results from the accrual of interest that is not yet distributable thereon;

                  (v) if applicable, the amount otherwise distributable to any class of Securities that was distributed to other classes of Securities;

                  (vi) if any class of Securities has priority in the right to receive Principal Prepayments, the amount of Principal Prepayments in respect of the related Mortgage Assets;

                  (vii) the aggregate Principal Balance and number of Mortgage Loans and Contracts which were delinquent as to a total of two installments of principal and interest; and

                  (viii) the aggregate Principal Balances of Mortgage Loans and Contracts which (a) were delinquent 30-59 days, 60-89 days, and 90 days or more, or other delinquency categories of similar nature and (b) were in foreclosure.

         Customary information deemed necessary for Owners to prepare their tax returns will be furnished annually (in the case of Book Entry Securities, the above described statement and such annual information will be sent to the Clearing Agency, which will provide such reports to the Clearing Agency Participants in accordance with its procedures).


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


Forward Commitments; Pre-Funding

         The Trustee of a Trust may enter into a Pre-Funding Agreement for the transfer of additional Mortgage Loans and Contracts to such Trust following the date on which such Trust is established and the related Securities are issued. The Trustee of a Trust may enter into Pre-Funding Agreements to permit the acquisition of additional Mortgage Loans that could not be delivered by the Depositor or have not formally completed the origination process, in each case prior to the Delivery Date. Any Pre-Funding Agreement will require that any Mortgage Loans so transferred to a Trust conform to the requirements specified in such Pre-Funding Agreement. If a Pre-Funding Agreement is to be utilized, the related Trustee will be required to deposit in the Purchase Account all or a portion of the proceeds received by the Trustee in connection with the sale of one or more classes of Securities of the related series; the additional Mortgage Loans will be transferred to the related Trust in exchange for money released from the related Pre-Funding Account. The maximum amount deposited in the Pre-Funding Account to acquire Mortgage Loans for transfer to a Trust will not exceed 25% of the aggregate principal amount of the Securities offered pursuant to the related Prospectus Supplement. Each Pre-Funding Agreement will set a specified period during which any such transfers must occur, which period will not exceed 90 days from the date the Trust is established. The Pre-Funding Agreement or the related Agreement will require that, if all moneys originally deposited to such Pre-Funding Account are not so used by the end of such specified period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of Securities as specified in the related Prospectus Supplement.

Servicer Events of Default

         "Events of Default" under the Pooling and Servicing Agreement will consist of (i) any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Agreement materially affecting the rights of Owners which continues unremedied for a specified number of days after the giving of written notice of such failure to the Depositor by the Trustee or to the Servicer and the Trustee by the Owners of Securities evidencing interests in the Trust aggregating not less than 25% of the affected class of Securities; and (ii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

Rights Upon Servicer Event of Default

         As long as an Event of Default under the Pooling and Servicing Agreement remains unremedied by the Servicer, the Trustee or Owners of Securities evidencing an ownership interest in the Trust may terminate all the rights and obligations of the Servicer under the Pooling and Servicing Agreement, whereupon the Trustee or Master Servicer, if any, or a new Servicer appointed pursuant to the Agreement, will succeed to all the responsibilities, duties and liabilities of the Servicer under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. Following such termination, the Depositor shall appoint any established mortgage loan servicer satisfying the qualification standards established in the Pooling and Servicing Agreement to act as successor to the Servicer under the Pooling and Servicing Agreement. If no such successor shall have been appointed within a specified number of days following such termination, then either the Depositor or the Trustee may petition a court of competent jurisdiction for the appointment of a successor Servicer. Pending the appointment of a successor Servicer, the Trustee or the Master Servicer, if any, shall act as Servicer.

         The Owners of Securities evidencing an ownership interest in the Trust will not have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement, unless they previously have given to the Trustee written notice of default and unless the Owners of the percentage of such Securities specified in the Prospectus Supplement have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for a specified number of days has neglected or refused to institute any such proceedings. Nevertheless, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Owners, unless such Owners have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


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


Amendment

         A Pooling and Servicing Agreement generally may be amended by the Depositor, the Servicer and the Trustee, without the consent of the Owners of the Securities evidencing an ownership interest in the Trust, to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, to take any action necessary to maintain REMIC or FASIT status of any Trust as to which a REMIC or FASIT election has been made or to add any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; provided that such action will not, as evidenced by an opinion of counsel satisfactory to the Trustee, adversely affect in any material respect the interests of any Owners of such Securities. A Pooling and Servicing Agreement may also be amended by the Depositor, the Servicer, and the Trustee with the consent of the Owners of Securities evidencing an ownership interest in the Trust aggregating not less than a majority of the aggregate Security Principal Balance of such Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of such Owners; provided, however, that no such amendment may
(i) reduce in any manner the amount of, or delay the timing of, collections of payments received on the related Mortgage Assets or distributions which are required to be made on any such Security without the consent of the Owner of such Security, (ii) adversely affect in any material respect the interests of the Owners of any class of such Securities in any manner other than as described in (i) without the consent of the Owners of Securities of such class evidencing not less than a majority of the interests of such class or (iii) reduce the aforesaid percentage of Securities of any such class required to consent to any such amendment without the consent of the Owners of all such Securities of such class then outstanding. Any other amendment provisions inconsistent with the foregoing shall be specified in the related Prospectus Supplement.

Termination

         The obligations of the Depositor, the Servicer, and the Trustee created by the Pooling and Servicing Agreement will terminate upon the payment as required by the Pooling and Servicing Agreement of all amounts held by the Servicer or in the Security Account and required to be paid to them pursuant to the Pooling and Servicing Agreement after the later of (i) the maturity or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any such Mortgage Loan or Contract or (ii) the repurchase by the Depositor from the Trust of all the outstanding Securities or all remaining assets in the Trust. The Pooling and Servicing Agreement will establish the repurchase price for the assets in the Trust and the allocation of such purchase price among the classes of Securities. The exercise of such right will effect early retirement of the Securities of that series, but the Depositor's right so to repurchase will be subject to the conditions described in the related Prospectus Supplement. If a REMIC or a FASIT election is to be made with respect to all or a portion of a Trust, there may be additional conditions to the termination of such Trust which will be described in the related Prospectus Supplement. In no event, however, will the Trust continue beyond the expiration of 21 years from the death of the survivor of certain persons named in the Pooling and Servicing Agreement. The Trustee will give written notice of termination of the Pooling and Servicing Agreement to each Owner, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency of the Trustee specified in such notice of termination.


                                  THE INDENTURE

General

         Each series of Notes will be issued pursuant to an Indenture to be entered into between the related Issuer and the related Trustee. Where provisions or terms used in a particular Indenture differ from those provided herein, a description of such provisions or terms will be included in the related Prospectus Supplement.

         The following summaries describe certain provisions of the Indenture not described elsewhere in this Prospectus. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries. The description set forth below is subject to modification in the Prospectus Supplement for a series of Notes to describe the terms and provisions of the particular Indenture relating to such series of Notes.


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


Modification of Indenture

         With the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding Notes of any series issued under an Indenture, the related Indenture Trustee and the related Issuer may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to such series or modify (except as provided below) in any manner the rights of the holders of such Notes.

         Without the consent of the holders of the Notes of such series affected thereby, however, no supplemental indenture shall (a) change the Distribution Date of the principal of, or interest on, any Note of such series or reduce the principal amount thereof the Note Rate specified thereon, change the provisions relating to the application of collections on, or the proceeds of the Mortgage Assets to the payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note of such series or any interest thereon is payable, or impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment,
(b) reduce the percentage of the aggregate principal amount of the outstanding Notes of such series, the consent of the holders of which is required for any such a supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture, (c) reduce the percentage of the aggregate principal amount of the outstanding Notes of any series to direct the Issuer to liquidate upon a Note Event of Default (as described below), (d) modify or alter the provisions for the Indenture except to increase any percentage specified therein or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Note affected thereby, (e) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount any payment of the interest and principal due on any Note on any Distribution Date or to affect the rights of the holders of Notes of such series to the benefits of any provisions for the mandatory redemption of the Notes of such series contained therein, or (f) permit the creation of any lien ranking prior to or on the parity with the lien of the Indenture with respect to any part of the property subject to a lien under the Indenture or terminate the lien of the Indenture on any property at any time subject thereto or deprive the holder of any Note of such series of the security afforded by the lien of the Indenture.

         The related Issuer and the respective Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Owners of the Notes of such series, to cure ambiguities or make minor corrections, to evidence the succession of another person to the Issuer or the acceptance of a successor trustee, each in accordance with the Indenture, and to do such other things as would not adversely affect the interests of the Owners of the Notes of such series.

Note Events of Default

         Unless otherwise specified in the Prospectus Supplement relating to a given series of Notes, a "Note Event of Default" with respect to any series of Notes will be defined in the respective Indenture under which such Notes are issued as: (a) a default in the payment of interest on any Note of such series when due and payable; (b) a default in the payment of principal on any Note of such series when due and payable; (c) a default in the observance of any covenants or agreements of the Issuer made in the Indenture or any representations and warranties of the Issuer made in the Indenture, the Sale and Servicing Agreement or certain other documents, and the continuation of any such default for a specified period after notice to the related Issuer by the Indenture Trustee or to the related Issuer and the Indenture Trustee by the holders of a majority of the principal amount of the Notes of such series then outstanding; or (d) certain events of bankruptcy, insolvency, receivership or reorganization of the related Issuer, whether voluntary or involuntary.

Rights Upon Note Events of Default

         Unless otherwise specified in the Prospectus Supplement relating to a given series of Notes, in case a Note Event of Default should occur and be continuing with respect to a series of Notes, the Indenture Trustee may, and on request of holders of not less than a majority in principal amount of the Notes of such series then outstanding shall, declare the principal of such series of Notes to be due and payable. Such declaration may under certain circumstances be rescinded by the holders of a majority in principal amount of the Notes of such series then outstanding.

         If, following a Note Event of Default, a series of Notes has been declared to be due and payable, the holders representing a majority in principal amount of the Notes may, by written notice to the Issuer and Indenture Trustee, rescind and annul the acceleration of the maturity of such Notes if the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay: (i) all payments of principal of and interest on all Notes and all other amounts that

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


would then be due upon such Notes if the Note Event of Default giving rise to such acceleration had not occurred; (ii) all sums paid or advanced by the Indenture Trustee and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and (iii) all Note Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived.

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case a Note Event of Default shall occur and be continuing, the Indenture Trustee may and at the direction of the holders of the Notes representing a majority in principal amount of the Notes shall, upon receipt of satisfactory indemnity and assurances, do one or more of the following: (i) institute proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under the Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due; (ii) institute proceedings from time to time for the complete or partial foreclosure of the Indenture with respect to the Mortgage Assets; (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee or the holders of the Notes; and (iv) sell the Mortgage Assets or any portion thereof or rights or interest therein in a commercially reasonable manner, at one or more public or private sales called and conducted in any manner permitted by law; provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Mortgage Assets following a Note Event of Default, unless (A) all holders of the Notes consent thereto, (B) the proceeds of such sale or liquidation distributable to the holders of the Notes are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (C) the Indenture Trustee determines that the Mortgage Assets will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of holders of 66-2/3% in principal amount of the Notes.

List of Note Owners

         Unless otherwise specified in the Prospectus Supplement relating to a given series of Notes, three or more holders of the Notes of any series (each of whom has owned a Note of such series for at lease six months) may, by written request to the Indenture Trustee, obtain access to the list of all Note Owners of such series maintained by the Indenture Trustee for the purpose of communicating with other such Note Owners with respect to their rights under the Indenture. The Indenture Trustee may elect not to afford the requesting Note Owners access to the list of Note Owners if it agrees to mail the desired communication or proxy, on behalf of the requesting Note Owners, to all Note Owners.

Annual Compliance Statement

         The related Issuer will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

Indenture Trustee's Annual Report

         The Indenture Trustee will be required to mail each year to all Owners of Notes a brief report relating to its eligibility and qualifications to continue as the Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the related Issuer to it in the Indenture Trustee's individual capacity, the property and funds physically held by the Indenture Trustee as such, any release, or release and substitution, of property subject to the lien of the Indenture that has not been previously reported, any additional series of Notes not previously reported and any action taken by it which materially affects the Notes and which has not been previously reported.

Satisfaction and Discharge of Indenture

         The Indenture will be discharged with respect to the assets securing the Notes of a series upon the delivery to the Indenture Trustee for cancellation of all of the Notes of such series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such series.

Redemption of Notes

         To the extent provided in the related Prospectus Supplement, the Notes of any series may be (i) redeemed at the request of holders of such Notes; (ii) redeemed at the option of the related Issuer or another party specified in the related Prospectus Supplement; or (iii) subject to special redemption under certain circumstances. The circumstances and terms under which the Notes of a series may be redeemed will be described in the related Prospectus Supplement.

Reports by Indenture Trustee to Note Owners

         On each Payment Date, the Indenture Trustee will send a report to each Note Owner setting forth, among other things, the amount of such payment representing interest, the amount thereof, if any, representing principal and the outstanding principal amount of an individual Note after giving effect to the payments made on such Payment Date.

Limitation on Suits

         Unless otherwise specified in the Prospectus Supplement relating to a given series of Notes, no Note Owners of any series will have any right to institute any proceedings with respect to the Indenture unless (1) such holder has previously given written notice to the Indenture Trustee of a continuing Note Event of Default with respect to such series; (2) the holders of a majority of the principal amount of the Notes of such series then outstanding have made written requests to the Indenture Trustee to institute proceedings in respect to such Note Event of Default in its own name as Indenture Trustee; (3) such holders have offered to the Indenture Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for a specified period after its receipt of such notice, request and offer of indemnity the Indenture Trustee has failed to institute any proceedings; and (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such period by the holders of not less than a majority in principal amount of the Notes of such series then outstanding.

The Sale and Servicing Agreement

         General. The conveyance and servicing of the Mortgage Loans related to the issuance of a Series of Notes will be pursuant to a Sale and Servicing Agreement to be entered into between the Issuer, the Seller, the Servicer, the Depositor and the Indenture Trustee (a "Sale and Servicing Agreement"). Where provisions or terms used in a particular Sale and Servicing Agreement differ from those provided herein, a description of such provisions or terms will be included in the related Prospectus Supplement.

         Assignment of Mortgage Assets. The Mortgage Loans to be included in the related Trust will be assigned to the Indenture Trustee on behalf of the holders of the Notes pursuant to provisions included in the related Sale and Servicing Agreement that are substantially the same as and the Indenture Trustee with respect to the Mortgage Loans so conveyed will be substantially similar to, those described under "The Pooling and Servicing Agreement -- Assignment of Mortgage Assets" herein.

         Evidence as to Compliance. The Indenture Trustee will receive an opinion from a firm of independent public accountants regarding the servicing of the Mortgage Loans which is substantially the same as described under "The Pooling and Servicing Agreement -- Evidence as to Compliance" herein.

         The Indenture Trustee. The Indenture Trustee will be subject to rights and duties under the Sale and Servicing Agreement substantially the same as those of the Trustee described under "The Pooling and Servicing Agreement -- The Trustee."

         Administration of the Security Account. The Sale and Servicing Agreement will require that a Security Account be maintained and used in substantially the same manner as described under "The Pooling and Servicing Agreement -- Administration of the Security Account."

         Reports. The Sale and Servicing Agreement will provide that holders of the Notes will receive reports substantially the same as those described under "The Pooling and Servicing Agreement -- Reports."

         Forward Commitments; Pre-Funding. Under the Sale and Servicing Agreement, the Indenture Trustee of a Trust may enter into Subsequent Transfer Agreements for the transfer of additional Mortgage Loans to such Trust following the date on which such Trust is established and the related Notes are issued in substantially the same manner as described under "The Pooling and Servicing Agreement -- Forward Commitments; Pre-Funding."


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


         Servicer Events of Default. The "Events of Default" under the Sale and Servicing Agreement will be substantially the same as those described under "The Pooling and Servicing Agreement -- Servicer Events of Default."

         Rights Upon Servicer Event of Default. The rights upon an Event of Default under the Sale and Servicing Agreement will be substantially the same as described under "The Pooling and Servicing Agreement -- Rights Upon Servicer Event of Default."


                                 USE OF PROCEEDS

         Substantially all the net proceeds to be received from the sale of each series of Securities will be applied to the simultaneous purchase of the Mortgage Assets related to such series (or to reimburse the amounts previously used to effect such a purchase), the costs of carrying such Mortgage Assets until sale of the Securities and to pay other expenses.


                                  THE DEPOSITOR

         The Depositor will have no ongoing servicing obligations or responsibilities with respect to any Mortgage Assets or Contracts. The Depositor does not have, nor is it expected in the future to have, any significant net worth.

         The Depositor anticipates that it will acquire Mortgage Assets in the open market or in privately negotiated transactions, which may be through or from an affiliate. The Depositor will not receive any fees or other commissions in connection with its acquisition of Mortgage Assets or its sale of such Mortgage Assets to the Trust.

         Neither the Depositor nor any of its affiliates will insure or guarantee the Securities of any series.


                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE ASSETS

         The following discussion contains summaries of certain legal aspects of mortgage loans and manufactured housing contracts which are general in nature. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans and Contracts is situated. The summaries are qualified in their entirety be reference to the applicable federal and state laws governing the Mortgage Loans and Contracts.

General

         Mortgages. The Mortgage Loans will be secured either by deeds of trust or mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to liens for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-homeowner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust and, in some cases, the directions of the beneficiary.

         Cooperatives. Certain of the Mortgage Loans may be Cooperative Loans. The private, non-profit, cooperative apartment corporation owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases

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


or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or in the case of a Trust including Cooperative Loans, the collateral securing the Cooperative Loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

         Timeshare Units. Because timeshare interests are considered to be interests in real property, the manner and method of obtaining and enforcing a security interest in a timeshare estate is similar to the methods used in other real property lending transactions. The timeshare units comprising Mortgage Loans are either mortgages or deeds of trust or other instruments under applicable state law creating a first lien on the timeshare estate securing the related Mortgage Note, depending upon the prevailing practice in the state in which the timeshare estate is located. A mortgage creates a lien upon the timeshare estate, which lien is generally not prior to liens for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office.

Foreclosure

         Mortgages. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees' which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not protested by any of the parties defendant. However, when the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.


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


         In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including paying real estate taxes, obtaining casualty insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

         When the junior mortgagee or beneficiary under a junior deed of trust cures the default and state law allows it to reinstate or redeem by paying the full amount of the senior mortgage or deed of trust, then in those states the amount paid so to cure or redeem generally becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Liens; Rights of Senior Mortgagors or Beneficiaries" below.

         A sale conducted in accordance with the terms of the power of sale contained in a mortgage or deed of trust is generally presumed to be conducted regularly and fairly, and a conveyance of the real property by the trustee confers, in most states, legal title to the real property to the purchaser, free of all junior mortgages or deeds of trust and free of all other liens and claims subordinate to the mortgage or deed of trust under which the sale is made (with the exception of certain governmental liens). The purchaser's title is, however, subject to all senior liens, encumbrances and mortgages and may be subject to mechanic's and materialman's liens in some states. Thus, if the mortgage or deed of trust being foreclosed is a junior mortgage or deed of trust, the sheriff or trustee will convey title to the purchaser of the real property, subject to any existing first mortgage or deed of trust and any other prior liens and claims. The foreclosure of a junior mortgage or deed of trust, generally, will have an effect on the first mortgage or deed of trust, if the senior mortgage or deed of trust grants to the senior mortgagee or beneficiary the right to accelerate its indebtedness under a "due-on-sale" clause or "due on further encumbrance" clause contained in the senior mortgage or deed of trust. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         The proceeds received by the sheriff or trustee from the sale are applied pursuant to the terms of the deed of trust, which may require application first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. In some states, any surplus money remaining may be available to satisfy claims of the holders of junior mortgages or deeds of trust and other junior liens and claims in order of their priority, whether or not the mortgagor or trustor is in default, while in some states, any surplus money remaining may be payable directly to the mortgagor or trustor. Any balance remaining is generally payable to the mortgagor or trustor. Following the sale, in some states the mortgagee or beneficiary following a foreclosure of a mortgage or deed of trust may not obtain a deficiency judgment against the mortgagor or trustor. A junior lienholder whose rights in the property are terminated by the foreclosure by a senior lienholder will not share in the proceeds from the subsequent disposition of the property.

         Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owned by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against


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

proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares.
Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti- Deficiency Legislation and Other Limitations on Lenders" below.

         Junior Liens; Rights of Senior Mortgagees or Beneficiaries. Certain of the Mortgage Loans, including Title I Loans, may be secured by mortgages or deeds of trust providing for junior (i.e., second, third, etc.) liens on the related Mortgaged Properties which are junior to the other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the beneficiary under a junior deed of trust or as mortgagee under a junior mortgage are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loans to be sold upon default of the mortgagor or trustor. As discussed more fully below, a junior mortgagee or beneficiary in some states may satisfy a defaulted senior loan in full and in some states may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the senior mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee or beneficiary.

         The forms of the mortgage or deed of trust used by most institutional lenders generally confer on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust may have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. In those situations, proceeds in excess of the amount of first mortgage indebtedness generally may be applied to the indebtedness of a junior mortgage or trust deed.

         Other provisions typically found in the form of the mortgagee or deed of trust generally used by most institutional lenders obligate the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary typically is given the right under the mortgage or deed of trust to perform the obligation itself at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary generally become part of the indebtedness secured by the mortgage or deed of trust

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


         Right of Redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property following foreclosure. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

         Anti-Deficiency Legislation and Other Limitations on Lenders. Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor.

         The Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.


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


Enforceability of Certain Provisions.

Certain of the Mortgage Loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of a loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses was the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St. Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act by the Federal Home Loan Bank Board as succeeded by the Office of Thrift Supervision (the "OTS"), also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. Any inability of the Depositor to enforce due-on-sale clauses may affect the average life of the Mortgage Loans and the number of Mortgage Loans that may be outstanding until maturity.

         Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower falling to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutory-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

         The standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Agreement, late charges (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.

         Adjustable Rate Loans. The laws of certain states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In such event, the Trustee will not be deemed to be a "holder in due course," within the meaning of the UCC and may take such a mortgage note subject to certain restrictions on its ability to foreclose and to certain contractual defenses available to a mortgagor.

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


         Environmental Legislation. Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or assumes active control over the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender (such as a Trust) to homeowners. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust was acquired by the Trust and cleanup costs were incurred in respect of the Mortgaged Property, the Trust might realize a loss if such costs were required to be paid by the Trust.

Soldiers' and Sailors' Civil Relief Act

         Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act, a borrower who enters military service after the origination of a Mortgage Loan or Contract by such borrower (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation or similar limitations under state law could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

         Any shortfalls in interest collections resulting from application of the Relief Act could adversely affect Securities.

The Contracts

         General. As a result of the Depositor's assignment of the Contracts, the Owners will succeed collectively to all the rights (including the right to receive payment on the Contracts) and will assume certain obligations of the Depositor. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loans. Certain aspects of both features of the Contracts are described more fully below.

         The Contracts generally are "chattel paper" as defined in the UCC in effect in the states which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Agreement, the Depositor will transfer physical possession of the Contracts to the Trustee or, if applicable, the Indenture Trustee or its custodians. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts and, if applicable, the Indenture Trustee's security interest. The Contracts will not be stamped or marked otherwise to reflect their assignment by the Depositor. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment the Trustee's and, if applicable, the Indenture Trustee's and, if applicable, the Indenture Trustee's interest in Contracts could be defeated.

         Security Interests in the Manufactured Homes. The Manufactured Homes securing the Contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The Depositor may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Depositor fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate law, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real state records office of the county where the home is located. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to this site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest transferred to the Trustee. With respect to a series of Securities and as described in the related Prospectus Supplement, the Depositor may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If such real estate filings are not required and if any of the foregoing events were to occur, the only recourse would be to pursue the Trust's rights to require repurchase for breach of warranties.

         The Depositor will assign its security interest in the Manufactured Homes. Neither the Depositor nor the Trustee or, if applicable, Indenture Trustee will amend the certificates of title to identify a new secured party. Accordingly, the Depositor or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the rights of the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Depositor or the Seller.

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien on the certificate of title or delivery of the required documents and fees will be sufficient to protect against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying a new secured party on the certificate of title that, through fraud or negligence, the security interest could be released.

         Enforcement of Security Interests in Manufactured Homes. The Servicer, to the extent required by the related Agreement, may take action to enforce the security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Contracts in default. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

         If the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the security interest in such state, the security interest would cease to be perfected. A majority of states generally requires surrender of a certificate of title to re- register a Manufactured Home; accordingly, the Trustee or, if applicable, the Indenture Trustee, must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, notice of surrender would be given if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the there would be an opportunity to re-perfect the security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, the Servicer will be required to take steps to effect such re- perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, possession of the certificate of title must be surrendered or notice will be received as a result of the lien noted thereon and accordingly there will be an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each Agreement the Servicer is obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Depositor will represent in the Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. Nevertheless, such liens could arise at any time during the term of a Contract. No notice will be given in the event such a lien arises.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

         Consumer Protection Laws. The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination of and lending pursuant to the Contracts, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

         Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses. The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without consent and permit the acceleration of the maturity of the Contracts upon any such sale or transfer for which consent has not been granted. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

         In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. Consequently, in some states the Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

The Title I Program

         Certain of the Mortgage Loans or Contracts contained in a Trust may be loans insured under the FHA Title I credit insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         The types of Title I loans, legal requirements, payment terms, underwriting standards, eligibility requirements, insurance coverage and claims proceeds related thereto shall be set forth in the related Prospectus Supplement.


                            LEGAL INVESTMENT MATTERS

         Unless otherwise set forth in the related Prospectus Supplement, Securities of any series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated by a Rating Agency in one of its two highest categories and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any State (including the District of Columbia and Puerto Rico) whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.


         Under SMMEA, if a State enacted legislation prior to October 4, 1991, specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Securities will constitute legal investments for entities subject to such legislation only to the extent provided in such legislation. Certain States have enacted legislation which overrides the preemption provisions of SMMEA.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings bank may invest in, sell or otherwise deal with mortgage-related securities without limitations as to the percentage of their assets represented thereby; federal credit unions may invest in mortgage-related securities, and national banks may purchase mortgage-related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institution Examination Counsel has adopted the "Supervisory Policy Statement on Securities Activities" (the "Policy Statement"), applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992, as revised April 15, 1994. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of the Securities of any series will be treated as high-risk under the Policy Statement. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Securities. Similar policy statement have been issued by regulators having jurisdiction over other types of depository institutions.

         There may be other restrictions on the ability of certain investors either to purchase certain classes of Securities or to purchase any class of Securities representing more than a specified percentage of the investors' assets. The Depositor will make no representations as to the proper characterization of any class of Securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Securities of any class constitute a legal investment under SMMEA or are subject to investment, capital or other restrictions, and whether SMMEA has been overridden in any jurisdiction applicable to such investor.

                              ERISA CONSIDERATIONS

         ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively, "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan.

         The United States Department of Labor (the "DOL") has issued regulations concerning the definition of what constitutes the assets of a Plan. (DOL Reg Section 2510.3-101). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. In such case, the fiduciary making such an investment for the Plan could be deemed to have delegated his or her asset management responsibility, and the underlying assets and properties could be subject to ERISA reporting and disclosure. Certain exceptions to the regulation may apply in the case of a Plan's investment in the Securities, but the Depositor cannot predict in advance whether such exceptions apply due to the factual nature of the conditions to be met. Accordingly, because the Mortgage Loans and Contracts may be deemed Plan assets of each Plan that purchases Securities, an investment in the Securities by a Plan might give rise to a prohibited transaction under ERISA Sections 406 and 407 and be subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

         DOL Prohibited Transaction Exemption 83-1 ("PTE 83-1") exempts from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans involving the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by PTE.

         PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Owners against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan, (ii) the existence of a pool trustee who is not an affiliate of the sponsor and (iii) a limitation on the amount of the payments retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor.

         Although the Trustee and, if applicable, the Indenture Trustee for any series of Securities will be unaffiliated with the Depositor, there can be no assurance that the system of insurance or subordination will meet the general or specific conditions referred to above. In addition, the nature of a Trust's assets or the characteristics of one or more classes of the related series of Securities may not be included within the scope of PTE 83-1 or any other class exemption under ERISA. The Prospectus Supplement will provide additional information with respect to the application of ERISA and the Code to the related Securities.

         Several underwriters of mortgage-backed securities have applied for and obtained ERISA prohibited transactions exemptions which are in some respects broader than PTE 83-1. Such exemptions can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. Several other underwriters have applied for similar exemptions. If such an exemption might be applicable to a series of Securities, the related Prospectus Supplement will refer to such possibility.

         Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Securities must make its own determination as to whether the general and the specific conditions of PTE 83-1 have been satisfied or as to the availability of any other prohibited transaction exemptions Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         Any Plan proposing to invest in Securities should consult with its counsel to confirm that such investment will not result in a prohibited transaction and will satisfy the other requirements of ERISA and the Code.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is based upon the opinion of Arter & Hadden LLP special counsel to the Depositor ("Special Counsel"), with respect to the material federal income tax consequences of the purchase, ownership and disposition of Securities and is based upon the advice of Special Counsel. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as final regulations concerning REMICs (the "REMIC Regulations") and final regulations under Sections 1271 through 1273 and 1275 of the Code concerning debt instruments (the "OID Regulations"). The Depositor intends to rely on the OID Regulations for all Securities offered pursuant to this Prospectus; however, investors should be aware that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Securities. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities. The Prospectus Supplement for each series of Securities will discuss any special tax consideration applicable to any class of Securities of such series, and the discussion below is qualified by any such discussion in the related Prospectus Supplement.

         For purposes of this opinion, where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgage Assets underlying a series of Securities, references to the Mortgage Assets will be deemed to refer to that portion of the Mortgage Assets held by the Trust which does not include the fixed retained yield.

REMIC Securities

         General. With respect to a particular series of Securities, an election may be made to treat the Trust or one or more trusts or segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust or a portion or portions thereof as to which one or more REMIC elections will be made will be referred to as a "REMIC Pool." For purposes of this discussion, Securities of a series as to which one or more REMIC elections are made are referred to as "REMIC Securities" and will consist of one or more classes of "Regular Securities" and one class of "Residual Securities" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Securities, Special Counsel has advised the Depositor that in their opinion, assuming (i) the making of an appropriate election, (ii) compliance with the Agreement and
(iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC and that, if a Trust qualifies as a REMIC, the tax consequences to the Owners will be as described below. In such case, the Regular Securities will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Securities will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each series of Securities will indicate whether one or more REMIC elections with respect to the related Trust will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool.

         Status of REMIC Securities. REMIC Securities held by a mutual savings bank or a domestic building and loan association (a "Thrift Institution") will constitute "qualifying real property loans" within the meaning of Code Section 593(d)(1) in the same proportion that the assets of the REMIC Pool would be so treated. REMIC Securities held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a) (19)(C) (xi) in the same proportion that the assets of the REMIC Pool would be treated as "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets

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


described in Code Section 7701(a)(19)(C). REMIC Securities held by a real estate investment trust (a "REIT") will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest on the REMIC Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool constitute qualifying assets for Thrift Institutions and REITs, the REMIC Securities will be treated entirely as qualifying assets for such entities. Moreover, the REMIC Regulations provide that, for purposes of Code Sections 593(d)(1) and 856(c)(5)(A), payments of principal and interest on the Mortgage Assets that are reinvested pending distribution to holders of REMIC Securities, constitute qualifying assets for such entities. Where two REMIC Pools are part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Notwithstanding the foregoing, however, REMIC income received by a REIT owning a residual interest in a REMIC Pool could be treated in part as non-qualifying REIT income if the REMIC Pool holds Mortgage Assets with respect to which income is contingent on mortgagor profits or property appreciation. In addition, if the assets of the REMIC include buy-down Mortgage Assets, it is possible that the percentage of such assets constituting "qualifying real property loans" or "loans secured by an interest in real property" for purposes of Code Sections 593(d)(1) and 7701(a)(19)(C)(v), respectively, may be required to be reduced by the amount of the related buy-down funds. REMIC Securities held by a regulated investment company will not constitute "government securities" within the meaning of Code Section 851(b)(4)(A)(i). REMIC Securities held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(i). REMIC Securities representing interests in obligations secured by manufactured housing treated as single family residences under Code Section 25(e)(10) will be considered interests in "qualified mortgages" as defined in Code Section 860E(a)(3).

         Qualification as a REMIC. In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis amount of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the Delivery Date (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a "safe harbor" pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of any nonqualified assets (i.e., assets other than qualified mortgages and permitted investments) is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets.

         If a REMIC Pool fails to comply with one or more of the requirements of the Code for REMIC status during any taxable year, the REMIC Pool will not be treated as a REMIC for such year and thereafter. In this event, the classification of the REMIC Pool for federal income tax purposes is uncertain. The REMIC Pool might be entitled to treatment as a grantor trust under the rules described in "Non-REMIC Securities." In that case, no entity-level tax would be imposed on the REMIC Pool. Alternatively, the Regular Securities may continue to be treated as debt instruments for federal income tax purposes; but the REMIC Pool could be treated as a taxable mortgage pool (a "TMP"). If the REMIC Pool is treated as a TMP, any residual income of the REMIC Pool (income from the Mortgage Assets less interest and original issue discount expense allocable to the Regular Securities and any administrative expenses of the REMIC Pool) would be subject to corporate income tax at the REMIC Pool level. On the other hand, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Securities may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

         Taxation of Regular Securities

         General. Payments received by holders of Regular Securities generally should be accorded the same tax treatment under the Code as payments received on ordinary taxable corporate debt instruments. In general, interest, original issue discount and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the "Regular Securityholder") as they accrue, and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto.

Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by such Regular Securityholders.

         Original Issue Discount. Regular Securities may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. While the Depositor anticipates that the amount of original issue discount required to be included in a Regular Securityholder's income in any taxable year will be computed as described below, there can be no assurance that the rules described below will be applied to the Regular Securities in the manner described.

         Each Regular Security (except to the extent described below with respect to a Regular Security on which distributions of principal are made in a single installment or upon an earlier distribution by lot of a specified principal amount upon the request of a Regular Securityholder or by random lot (a "Retail Class Security")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a Regular Security is the first price at which a substantial amount of Regular Securities of that class are first sold to the public. The Depositor will determine original issue discount by including the amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security in the issue price of a Regular Security and will include in the stated redemption price at maturity any interest paid on the first Distribution Date to the extent such interest is attributable to a period in excess of the number of days between the issue date and such first Distribution Date. The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest." Qualified stated interest generally means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at (i) a single fixed rate, (ii) one or more qualified floating rates (as described below), (iii) a fixed rate followed by one or more qualified floating rates,
(iv) a single objective rate (as described below) or (v) a fixed rate and an objective rate that is a qualified inverse floating rate. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such debt securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments will be included in the debt security's stated redemption price at maturity and taxed as OID. Any stated interest in excess of the qualified stated interest is included in the stated redemption price at maturity. If the amount of original issue discount is "de minimis" as described below, the amount of original issue discount is treated as zero, and all stated interest is treated as qualified stated interest. Distributions of interest on Regular Securities with respect to which deferred interest will accrue may not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Securities includes all distributions of interest as well as principal thereon. Moreover, if the interval between the issue date and the first Distribution Date on a Regular Security is longer than the interval between subsequent Distribution Dates (and interest paid on the first Distribution Date is less than would have been earned if the stated interest rate were applied to outstanding principal during each day in such interval), the stated interest distributions on such Regular Security technically do not constitute qualified stated interest. In such case a special rule, applying solely for the purpose of determining whether original issue discount is de minimis, provides that the interest shortfall for the long first period (i.e., the interest that would have been earned if interest had been paid on the first Distribution Date for each day the Regular Security was outstanding) is treated as made at a fixed rate if the value of the rate on which the payment is based is adjusted in a reasonable manner to take into account the length of the interval. Regular Securityholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Security.

         Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Assets and the anticipated reinvestment rate, if any, relating to the Regular Securities (the "Prepayment Assumption"). The Prepayment Assumption with respect to a series of Regular Securities will be set forth in the related Prospectus Supplement. The holder of a debt instrument includes any de minimis original issue discount in income pro rata as stated principal payments are received.

         Of the total amount of original issue discount on a Regular Security, the Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which he holds the Regular Security, including the date of purchase but excluding the date of disposition. Although not free from doubt, the Depositor intends to treat the monthly period ending on the day before each Distribution Date as the accrual period, rather than the monthly period corresponding to the prior calendar month. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security. For a Regular Security, original issue discount is to be calculated initially based on a schedule of maturity dates that takes into account the level of prepayments and an anticipated reinvestment rate that are most likely to occur, which is expected to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of
(a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period that are included in the Regular Security's stated redemption price at maturity and (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity over (ii) the adjusted issue price of the Regular Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Security at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in such prior period. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

         Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the Mortgage Assets or that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. In the event of a change in circumstances that does not result in a substantially contemporaneous pro rata prepayment, the yield and maturity of the Regular Securities are redetermined by treating the Regular Securities as reissued on the date of the change for an amount equal to the adjusted issue price of the Regular Securities. To the extent specified in the applicable Prospectus Supplement, an increase in prepayments on the Mortgage Assets with respect to a series of Regular Securities can result in both a change in the priority of principal payments with respect to certain classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Securities.

         A purchaser of a Regular Security at a price greater than the issue price also will be required to include in gross income the daily portions of the original issue discount on the Regular Security. With respect to such a purchaser, the daily portion for any day is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such purchaser for the Regular Security exceeds the sum of the issue price and the aggregate amount of original issue discount that would have been includible in the gross income of an original holder of the Regular Security who purchased the Regular Security at its issue price, less any prior distributions included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for such Regular Security (computed in accordance with the rules set forth above) for all days after the date of purchase and ending on the date on which the remaining principal amount of such Regular Security is expected to be reduced to zero under the Prepayment Assumption.

         A Securityholder may elect to include in gross income all stated interest, original issue discount, de minimis original issue discount, market discount (as described below under "Market Discount"), de minimis market discount and unstated interest (as adjusted for any amortizable bond premium or acquisition premium) currently as it accrues using the constant yield to maturity method. If this election is made, the holder is treated as satisfying the requirements for making the elections with respect to amortization of premium and current inclusion of market discount, each as described under "Premium" and "Market Discount" below.

         Variable Rate Regular Securities. Regular Securities may provide for interest based on a variable rate. The OID Regulations provide special rules for variable rate instruments that meet three requirements. First, the noncontingent principal payments may not exceed the instrument's issue price by more than a specified amount equal to the lesser of (i) .015 multiplied by the product of the total noncontingent payments and the weighted average maturity or (ii) 15% of the total noncontingent principal payments. Second, the instrument must provide for stated interest (compounded or paid at least annually) at (i) one or more qualified floating rates, (ii) a single fixed rate followed by one or more qualified floating rates, (iii) a single objective rate or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate. Third, the instrument must provide that each qualified floating rate or objective rate in effect during an accrual period is set at a current value of that rate (one occurring in the interval beginning three months before and ending one year after the rate is first in effect on the Regular Security). A rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Generally, neither (i) a multiple of a qualified floating rate in excess of a fixed multiple that is greater than zero but not more than 1.35 (and increased or decreased by a fixed rate) nor (ii) a cap or floor that is likely to cause the interest rate on a Regular Security to be significantly less or more than the overall expected return on the Regular Security is considered a qualified floating rate. An objective rate is a rate based on changes in the price of actively traded property or an index of such prices or is a rate based on (including multiples of) one or more qualified floating rates. An objective rate is a qualified inverse floating rate if the rate is equal to a fixed rate minus a qualified floating rate and variations in such rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds. A rate will not be an objective rate if it is reasonably expected that the average rate during the first half of the instrument's term will be significantly more or less than the average rate in the final term. An objective rate must be determined according to a single formula that is fixed throughout the term of the Regular Security and that is based on objective financial or economic information; however, an objective rate does not include a rate based on information that is in the control of the issuer or that is unique to the circumstances of a related party. Stated interest on a variable rate debt instrument is qualified stated interest if the interest is unconditionally payable in cash or property at least annually.

         In general, the determination of original issue discount and qualified stated interest on a variable rate debt instrument is made by converting the debt instrument into a fixed rate debt instrument and then applying the general original issue discount rules described above to the instrument. If a variable rate debt instrument provides for stated interest at a single qualified floating rate or objective rate, all stated interest is qualified stated interest and the amount of original issue discount, if any, is determined by assuming the variable rate is a fixed rate equal to (a) in the case of a qualified floating or inverse floating rate, the value, as of the issue date, of the qualified floating inverse floating rate or (b) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the debt instrument. For all other variable rate debt instruments, the amount of interest and original issue discount accruals are determined using the following steps. First, a fixed rate substitute for each variable rate under the debt instrument is determined. In general, the fixed rate substitute is a fixed rate equal to the rate of the applicable type of variable rate as of the issue date. Second, an equivalent fixed rate debt instrument is constructed using the fixed rate substitute(s) in lieu of the variable rates and keeping all other terms identical. Third, the amount of qualified stated interest and original issue discount with respect to the equivalent fixed rate debt instrument are determined under the rules for fixed rate debt instruments. Finally, appropriate adjustments for actual variable rates are made during the term by increasing or decreasing the qualified stated interest to reflect the amount actually paid during the applicable accrual period as compared to the interest assumed to be accrued or paid under the equivalent fixed rate debt instrument. If there is no qualified stated interest under the equivalent fixed rate debt instrument, the adjustment is made to the original issue discount for the period.

         The application of the OID Regulations to variable rate debt instruments is limited and may not apply to some Regular Securities having variable rates. In that event, the provisions of regulations issued on June 11, 1996, applicable to instruments having contingent payments, may apply to those Regular Securities. The application of these provisions to instruments such as variable rate Regular Securities is subject to varying interpretations. Prospective purchasers of variable rate Regular Securities are advised to consult their tax advisors concerning the tax treatment of such Regular Securities.

         Market Discount. A purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which a subsequent purchaser's initial basis in the Regular Security (i) is exceeded by the stated redemption price at maturity of the Regular Security or (ii) in the case of a Regular Security having original issue discount, is exceed by the sum of the issue price of such Regular Security plus any original issue discount that would have previously accrued thereon if held by an original Regular Securityholder (who purchased the Regular Security at its issue price), in either case less any prior distributions included in the stated redemption price at maturity of such Regular Security. Such purchaser generally will be required to recognize accrued market discount as ordinary income as distributions includible in the stated redemption price at maturity of such Regular Security are received in an amount not exceeding any such distribution. That recognition rule would apply regardless of whether the purchaser is a cash-basis or accrual-basis taxpayer. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues in all market discount instruments acquired by such Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. In Revenue Procedure 92-67, the Internal Revenue Service set forth procedures for taxpayers (1) electing under Code
Section 1278(b) to include market discount in income currently, (2) electing under rules of Code Section 1276(b) to use a constant interest rate to determine accrued market discount on a bond where the holder of the bond is required to determine the amount of accrued market discount at a time prior to the holder's disposition of the bond, and (3) requesting consent to revoke an election under Code Section 1278(b).

         By analogy to the OID Regulations, market discount with respect to a Regular Security will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Security multiplied by the weighted average maturity of the Regular Security (determined as described above under "Original Issue Discount") remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect thereto.

         Premium. A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds such Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Securities. This election, once made, applies to all obligations held by the taxpayer at the beginning of the first taxable year to which such section applies and to all taxable debt obligations thereafter acquired and is binding on such taxpayer in all subsequent years. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Securities. The IRS recently published final regulations (the "Premium Regulations") covering the amortization of bond premiums. The Premium Regulations describe the constant yield method for amortizing premium and provide that the Regular Securityholder may offset the premium against corresponding interest income only as that income is taken into account under the Regular Securityholder's method of accounting. For instruments that may be called or prepaid prior to maturity, a Regular Securityholder will be deemed to exercise its option and an issuer will be deemed to exercise its redemption right in a manner that maximizes the Regular Securityholder's yield. The Premium Regulations are effective for debt instruments acquired on or after March 2, 1998. A Regular Securityholder may elect to amortize bond premium under the Premium Regulations for 1998, with the election applying to all the Regular Securityholders' debt instruments held on January 1, 1998. Purchasers who pay a premium for their Regular Securities should consult their tax advisors regarding the election to amortize premium and the method to be employed.

         Sale or Exchange of Regular Securities. If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and his adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal the cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller and by any amortized premium.

         Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the long-term capital gain holding period (currently more than one year). Gain from the disposition of a Regular Security that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the gross income of the holder if his yield on such Regular Security were 110% of the applicable Federal rate under Code Section 1274(d) as of the date of purchase over (ii) the amount of income actually includible in the gross income of such holder with respect to the Regular Security. In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). For corporate taxpayers, there is no preferential rate afforded to long-term capital gains. For individual taxpayers, net capital gains are subject to varying tax rates depending upon the holding period of the Regular Security.

         Taxation of Residual Securities

         Taxation of REMIC Income. Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities ("Residual Securityholders") and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Securityholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Securityholders in proportion to their respective holdings of Residual Securities in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using a calendar year and the accrual method of accounting, except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means the REMIC Pool's gross income, including interest, original issue discount income and market discount income, if any, on the Mortgage Assets, plus income on reinvestment of cashflows and reserve assets, minus deductions, including interest and original issue discount expense on the Regular Securities, servicing fees on the Mortgage Assets and other administrative expenses of the REMIC Pool, amortization of premium, if any, with respect to the Mortgage Assets, and any tax imposed on the REMIC's income from foreclosure property. The requirement that Residual Securityholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Securities of any class of the related series outstanding.

         The taxable income recognized by a Residual Securityholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Assets, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Securities, on the other hand. Because of the way REMIC taxable income is calculated, a Residual Securityholder may recognize "phantom" income (i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles) which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield to Residual Securityholders due to the lower present value of such future loss or reduction. For example, if an interest in the Mortgage Assets is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Assets is prepaid, the Residual Securityholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities and (ii) the discount income on the Mortgage Loan which is includible in the REMIC's taxable income may exceed the discount deduction allowed to the REMIC upon such distributions on the Regular Securities.

When there is more than one class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier maturing classes of Securities to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized in general, losses would be allowed in later years as distributions on the later classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Securities, where interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Securityholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income. Prospective investors should be aware, however, that a portion of such income may be ineligible for offset by such investor's unrelated deductions. See the discussion of "excess inclusions" below under "Treatment of Certain Items of REMIC Income and Expense -- Limitations on Offset or Exemption of REMIC Income; Excess Inclusions." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of Securities, may have a significant adverse effect upon the Residual Securityholders after-tax rate of return. In addition, a Residual Securityholder's taxable income during certain periods may exceed the income reflected by such Securityholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own advisors concerning the proper tax and accounting treatment of their investment in Residual Securities.

         Basis and Losses. The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Securityholder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for such Residual Security. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Securityholder and decreased by the amount of loss of the REMIC Pool reportable by the Residual Securityholder. A cash distribution from the REMIC Pool also will reduce such adjusted basis (but not below zero). Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Securityholder as to whom such loss was disallowed and may be used by such Residual Securityholder only to offset any income generated by the same REMIC Pool. Residual Securityholders should consult their tax advisors about other limitations on the deductibility of net losses that may apply to them.

         A Residual Securityholder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. Such taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Securityholders described above under "Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Securities.

         If a Residual Security has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC Pool's basis in its assets. The REMIC Regulations do not address whether residual interests could have a negative basis and a negative issue price. The Depositor does not intend to treat a class of Residual Securities as having a value of less than zero for purposes of determining the bases of the related REMIC Pool in its assets.

         Further, to the extent that the initial adjusted basis of Residual Securityholder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Assets, the Residual Securityholder will not recover a portion of such basis until termination of the REMIC Pool unless Treasury regulations yet to be issued provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations do not so provide. See "Treatment of Certain Items of REMIC Income and Expense -- Market Discount" below regarding the basis of Mortgage Assets to the REMIC Pool and "Sale or Exchange of Residual Securities" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

         Mark to Market Rules. Prospective purchasers of a Residual Security should be aware that final regulations (the "Mark to Market Regulations") provide that for purposes of the mark-to-market requirements of Code Section 475,

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


a Residual Security acquired on or after January 4, 1995, is not treated as a security and thus may not be marked to market. Prospective purchasers of a Residual Security should consult their tax advisor regarding the possible application of the Mark to Market Regulations.

         Treatment of Certain Items of REMIC Income and Expense

         Original Issue Discount. Generally, the REMIC Pool's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Securities as described above under "Taxation of Regular Securities -- Original Issue Discount" and "Variable Rate Regular Securities," without regard to the de minimis rule described therein.

         Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Assets if, in general, the basis of the REMIC Pool in such Mortgage Assets is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Assets is generally the fair market value of the Mortgage Assets immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. In respect of Mortgage Assets that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently by the REMIC as an item of ordinary income. Market discount income generally should accrue in the manner described above under "Taxation of Regular Securities -- Market Discount." The rules of Code Section 1276 concerning market discount income will not, however, apply in the case of Mortgage Assets originated on or prior to July 18, 1984, if any. With respect to such Mortgage Assets market discount is generally includible in REMIC taxable income or ordinary gross income pro rata as principal payments are received. Under another interpretation of the Code and relevant legislative history, market discount on such Mortgage Assets might be required to be recognized currently by the REMIC, in the same manner that market discount would be recognized with respect to Mortgage Assets originated after July 18, 1984. Under that method, a REMIC would tend to recognize market discount more rapidly than it would otherwise. In either case, the deduction of a portion of the interest expense on the Regular Securities allocable to such discount may be deferred until such discount is included in income, and any gain on the sale or exchange thereof will be treated as ordinary income to the extent of the deferred interest deductible at that time.

         Premium. Generally, if the basis of the REMIC Pool in the Mortgage Assets exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Assets at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in the Mortgage Assets is the fair market value of the Mortgage Assets, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Securities - Premium," a person that holds Mortgage Assets as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Assets under a constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Assets, rather than as a separate deduction item. Because substantially all the mortgagors with respect to the Mortgage Assets are expected to be individuals, Code Section 171 will not be available. Premium on Mortgage Assets may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

         Limitations on Offset or Exemption of REMIC Income; Excess Inclusions. A portion of the income allocable to a Residual Security (referred to in the Code as an "excess inclusion") for any calendar quarter, with an exception discussed below for certain thrift institutions, will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) cannot, except as described below, be offset by any unrelated losses or loss carryovers of a Residual Securityholder, (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the Residual Securityholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Securityholder that is a foreign investor, as further discussed in "Taxation of Certain Foreign Investors - Residual Securities" below. Members of an affiliated group are treated as one corporation for purposes of applying the limitation on offset of excess inclusion income. The Small Business Protection Act of 1996 (the "1996 Act") eliminated a special rule that permitted thrift institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Securities with significant value for taxable years beginning after December 31, 1995 (subject to exceptions for certain certificates held continuously since November 1, 1995). The 1996 Act also provides

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rules affecting the determination of alternative minimum taxable income ("AMTI")
of a Residual Securityholder. First, AMTI is calculated without regard to the special rule that taxable income cannot be less than excess inclusion income for the year. Second, AMTI cannot be less than excess inclusion income for the year. Finally, any AMTI net operating loss deduction is computed without regard to excess inclusion income . These rules are effective for tax years ending beginning after December 31, 1986, unless a Residual Security holder elects to have the rules apply only to tax years after August 20, 1996.

         Except as discussed in the following paragraph, with respect to excess inclusions from Residual Securities without "significant value," for any Residual Securityholder, the excess inclusion for any calendar quarter is the excess, if any, of (i) the income of such Residual Securityholder for that calendar quarter from its Residual Security over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the Residual Securityholder holds such Residual Security. For this purpose, the daily accruals with respect to a Residual Security are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the Residual Security at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Security is issued. For this purposes the "adjusted issue price" of a Residual Security at the beginning of any calendar quarter equals the issue price of the Residual Security (adjusted for contributions), increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Security before the beginning of such quarter. The Federal long-term rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         The Code provides that to the extent provided in regulations, as an exception to the general rule described above, the entire amount of income accruing on a Residual Security will be treated as an excess inclusion if the Residual Securities in the aggregate are considered not to have "significant value." The Treasury Department has not yet provided regulations in this respect and the REMIC Regulations did not adopt this rule. The exception from the excess inclusion rules applicable to thrift institutions does not apply, however, if the Residual Securities do not have significant value. Under the REMIC Regulations, the Residual Securities will have significant value if: (i) the aggregate of the issue prices of the Residual Securities is at least two percent of the aggregate issue prices of all Regular Securities and Residual Securities in the REMIC and (ii) the anticipated weighted average life of the Residual Securities is at least 20 percent of the REMIC's anticipated weighted average life based on the prepayment and reinvestment assumptions used in pricing the transaction and any recognized or permitted clean up calls or any required qualified liquidation. Although not entirely clear, the REMIC Regulations indicate that the significant value determination is made only on the Startup Day. The anticipated weighted average life of a Residual Security with a principal balance and a market rate of interest is computed by multiplying the amount of each expected principal payment by the number of years (or portions thereof) from the Startup Day, adding these sums and dividing by the total principal expected to be paid on such Residual Security based on the relevant prepayment assumption and expected reinvestment income. The anticipated weighted average life of a Residual Security with either no specified principal balance or a principal balance and rights to interest payments disproportionate to such principal balance, would be computed under the formula described above but would include all payments expected on the Residual Security instead of only the principal payments. The anticipated weighted average life of a REMIC is a weighted average of the anticipated weighted average lives of all classes of interest in the REMIC.

         Under Treasury regulations to be promulgated, a portion of the dividends paid by a REIT which owns a Residual Security are to be designated as excess inclusions in an amount corresponding to the Residual Security's allocable share of the excess inclusions. Similar rules apply in the case of regulated investment companies, common trust funds and cooperatives. Thus, investors in such entities which own a Residual Security will be subject to the limitations on excess inclusions described above. The REMIC Regulations do not provide guidance on this issue.

         Tax-Related Restrictions on Transfer of Residual Securities

         Disqualified Organizations. If legal title or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Security for periods after the transfer and (ii) the highest marginal federal corporate income tax rate. The REMIC Regulations provide that the anticipated excess inclusion are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value discount rate equals the applicable Federal rate under Code
Section 1274(d) that would apply to a debt instrument that was issued on the date the Disqualified

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Organization acquired the Residual Security and whose term ended on the close of the last quarter in which excess inclusion was expected to accrue with respect to the Residual Security. Such a tax generally would be imposed on the transferor of the Residual Security, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. A transferor of a Residual Security would in no event, however, be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

         In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that (i) states under penalty of perjury that it is not a Disqualified Organization or (ii) furnishes a social security number and states under penalties of perjury that the social security number is that of the transferee, provided that during the period such person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

         For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511 and (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations yet to be issued, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

         The Agreement with respect to a series of Securities will provide that neither legal title nor beneficial interest in a Residual Security may be transferred or registered unless (i) the proposed transferee provides to the Depositor and the Trustee an affidavit to the effect that such transferee is not a Disqualified Organization, is not purchasing such Residual Securities on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and is not an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a series will have a legend referring to such restrictions on transfer, and each Residual Securityholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

         Noneconomic Residual Interests. Under the REMIC Regulations certain transfers of Residual Securities are disregarded, in which case the transferor continues to be treated as the owner of the Residual Securities and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the Final REMIC Regulations, a transfer of a Noneconomic Residual Interest (defined below) to a Residual Securityholder (other than a Residual Securityholder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "Noneconomic Residual Interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the

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residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest federal corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations." A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferor would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a transferor is presumed not to have improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferor will not continue to pay its debts as they come due in the future; and (ii) the transferee represents to the transferor that it understands that, as the holder of the Noneconomic Residual Interest, the transferee may incur tax liabilities in excess of any cash flows generated by the residual interest and that the transferee intends to pay taxes associated with holding of residual interest as they become due. The Agreement will require the transferee of a Residual Security to state as part of the affidavit described above under the heading "Disqualified Organizations" that such transferee (i) has historically paid its debts as they come due, (ii) intends to continue to pay its debts as they come due in the future, (iii) understands that, as the holder of a Noneconomic Residual Interest, it may incur tax liabilities in excess of any cash flows generated by the Residual Security, and (iv) intends to pay any and all taxes associated with holding the Residual Security as they become due. The transferor must have no reason to believe that such statement is untrue.

         Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each excess inclusion, (i) the REMIC Pool will distribute to the transferee residual interest holder an amount that will equal at least 30% of the excess inclusions and (ii) that each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

         The Prospectus Supplement relating to a series of Securities may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

         Sale or Exchange of a Residual Security

         Upon the sale or exchange of a Residual Security, the Residual Securityholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Securities -- Basis and Losses") of such Residual Securityholder in such Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Securityholder will have taxable income to the extent that any cash distribution to him from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Security. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Securityholder's Residual Security, in which case, if the Residual Securityholder has an adjusted basis in his Residual Security remaining when his interest in the REMIC Pool terminates, and if he holds such Residual Security as a capital asset under Code Section 1221, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis.

         The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to disposition of Residual Securities. Consequently, losses on dispositions of Residual Securities will be disallowed where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section

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1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

         Taxes That May Be Imposed on the REMIC Pool

         Prohibited Transactions. Net income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Securityholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding
(i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Securities is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan. The REMIC Regulations also provide that the modification of mortgage loans underlying Mortgage-Backed Securities will not be treated as a modification of the Mortgage-Backed Securities, provided that the trust including the was not created to avoid prohibited transaction rules.

         Contributions to the REMIC Pool After the Startup Day. In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Securityholder,
(iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

         Net Income from Foreclosure Property. The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by the REMIC Pool through foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period of two years, with possible extensions. Net income from foreclosure property generally means (i) gain from the sale of a foreclosure property that is inventory property and (ii) gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

         Liquidation of the REMIC Pool

         If a REMIC Pool and the Trustee adopt a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i) and sell all the REMIC Pool's assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will recognize no gain or loss on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all the sale proceeds plus its cash (other than amounts retained to meet claims against the REMIC Pool) to holders of Regular Securities and Residual Securityholders within the 90-day period.

         Administrative Matters

         The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Securityholder for an entire taxable year, the REMIC Pool generally will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The

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Depositor or other designated Residual Securityholders will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. If the Code or applicable Treasury regulations do not permit the Depositor to act as tax matters person in its capacity as agent of the Residual Securityholders, the Residual Securityholder chosen by the Residual Securityholders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

         Treasury regulations provide that a holder of a Residual Security is not required to treat items on its return consistently with their treatment on the REMIC Pool's return if a holder owns 100% of the Residual Securities for the entire calendar year. Otherwise, each holder of a Residual Security is required to treat items on its return consistently with their treatment on the REMIC Pool's return, unless the holder of a Residual Security either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Pool level.

         Limitations on Deduction of Certain Expenses

         An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000, adjusted yearly for inflation ($50,000, adjusted yearly for inflation, in the case of a married individual filing a separate return), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for servicing fees and all administrative and other expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Securities either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Securities, as well as holders of Residual Securities, where such Regular Securities are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Securityholder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

Taxation of Certain Foreign Investors

         Regular Securities. Interest, including original issue discount, distributable to Regular Securityholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Sections 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security. The term "Non-U.S. Person" means any person who is not a U.S. Person.

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         Residual Securities. The Conference Committee Report to the 1986 Act
indicates that amounts paid to Residual Securityholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Securityholders qualify as "portfolio interest," subject to the conditions described in "Regular Securities" above, but only to the extent that
(i) the Mortgage Assets were issued after July 18, 1984. and (ii) the Trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Assets will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Securityholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "Treatment of Certain Items of REMIC Income and Expense -- Limitations on Offset or Exemption of REMIC Income; Excess Inclusions." If the amounts paid to Residual Securityholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Security is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Securities -- Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

         On October 6, 1997, the IRS issued final regulations which could have an effect on the United States taxation of foreign investors owning Regular Securities or Residual Securities. The regulations would apply to payments after December 31, 1999. Investors who are Non-U.S. Persons should consult their tax advisors regarding the specific tax consequences to them of owning Residual Securities.

         Backup Withholding

         Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Securityholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Security, or such Securityholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Securityholder's federal income tax liability.

         Reporting Requirements

         Reports of accrued interest and original issue discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular series of Regular Securities. Holders through nominees must request such information from the nominee. Treasury regulations provide that information necessary to compute the accrual of any market discount on the Regular Securities must be furnished for calendar years beginning after 1990.

         The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Securityholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.


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         Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Securityholders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning Code
Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Securityholders, furnished annually to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "REMIC Securities," above.

Non-REMIC Securities

         Special Counsel is of the opinion that if a Trust does not elect REMIC or FASIT status and is not treated as a partnership, the tax consequences to the Owners will be as discussed below.

         Standard Securities

         General. If no election is made to treat a Trust (or a segregated pool of assets therein) with respect to a series of Securities as a REMIC or FASIT, the Trust may be classified as a grantor trust under subparagraph E, Part 1 of subchapter J of the Code and not as a partnership or association taxable as a corporation. Where there is no fixed retained yield with respect to the Mortgage Assets underlying the Securities of a series, and where such Securities are not designated as Debt Certificates, as described below under "Debt Certificates," as Stripped Securities, as described below under "Stripped Securities" or as Partnership Interests described under "Securities Classified as Partnership Interests," the holder of each such "Standard Security" in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust represented by his Security and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Assets, subject to the discussion below under "Premium and Discount -- Recharacterization of Servicing Fees." Accordingly, the holder of a Security (a "Securityholder") of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Assets, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by or on behalf of the Trust, in accordance with such Securityholder's method of accounting. A Securityholder generally will be able to deduct its share of servicing fees and all administrative and other expenses of the Trust in accordance with his method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust. Securityholders who are individuals, estates or trusts, however, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for servicing fees and all such administrative and other expenses of the Trust, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000, adjusted yearly for inflation ($50,000, adjusted yearly for inflation, in the case of a married individual filing a separate return), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors may have aggregate taxable income in excess of the aggregate amount of cash received on such Securities with respect to interest at the pass-through rate on such Securities or discount thereon. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Assets underlying a series of Securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Securities" and "Premium and Discount -- Recharacterization of Servicing Fees," respectively.

         Tax Status. Subject to the discussion below, Special Counsel is of the opinion that:

                  (i). A Standard Security owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Assets represented by that Security is of the type described in such section.


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                  (ii). A Standard Security owned by a financial institution described in Code Section 593(a) will be considered to represent "qualifying real property loans" within the meaning of Code Section 592(d)(1), provided that the real property securing the Mortgage Assets represented by that Security is of the type described in such section.

                  (iii). A Standard Security owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(C)(5)(A) to the extent that the assets of the related Trust consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

                  (iv). A Standard Security owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

         An issue arises as to whether buy-down Mortgage Assets may be characterized in their entirety under the Code provisions cited in the immediately preceding paragraph. Code Section 593(d)(l)(C) provides that the term "qualifying real property loan" does not include a loan "to the extent secured by a deposit in or share of the taxpayer." The application of this provision to a buy-down fund with respect to a buy-down Mortgage Loan is uncertain, but may require that a taxpayer's investment in a buy-down Mortgage Loan be reduced by the buy-down fund. As to the treatment of buy-down Mortgage Assets as "qualifying real property loans" under Code Section 593(d)(i) if the exception of Code Section 593(d)(1)(C) is inapplicable, as "loans . . . secured "by an interest in real property" under Code Section 7701(a)(19)(C)(v), as "real estate assets" under Code Section 856(c)(5)(A), and as "obligation[s] principally secured by an interest in real property" under Code Section 860G(a)(3)(A), there is indirect authority supporting treatment of an investment in a buy-down Mortgage Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Securityholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Securityholder's investment for federal income tax purposes.

         Premium and Discount

         Securityholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Securities or thereafter.

         Premium. The treatment of premium incurred upon the purchase of a Security will be determined generally as described above under " REMIC Securities -- Taxation of Regular Securities -- Premium."

         Original Issue Discount. The Internal Revenue Service has stated in published rulings that, in circumstances similar to those described herein, the original issue discount rules will be applicable to a Securityholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July l, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. It is generally not anticipated that adjustable rate Mortgage Assets will be treated as issued with original issue discount. However, the application of the OID Regulations to adjustable rate mortgage loans with incentive interest rates or annual or lifetime interest rate caps may result in original issue discount.

         Original issue discount must generally be reported as ordinary gross income as it accrues under a constant yield method that takes into account the compounding of interest, in advance of the cash attributable to such income. Code Section 1272 provides, however, for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Securityholder are purchased at a price equal to the then unpaid principal amount of such

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Mortgage Assets, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Assets (i.e., points) will be includible by such holder.

         Market Discount. Securityholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Assets will be determined and will be reported as ordinary income generally in the manner described above under "REMIC Securities -- Taxation of Regular Securities -- Market Discount."

         Recharacterization of Servicing Fees. If the servicing fees paid to Servicers were deemed to exceed reasonable servicing compensation, the amount of such excess would be nondeductible under Code Section 162 or 212. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Assets would be increased. Recently issued Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Assets to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

         Accordingly, if the Internal Revenue Service's approach is upheld, a servicer that receives excess servicing fees would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Assets. Under the rules of Code Section 1286, the separation of the right to receive some of or all the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Assets as "stripped coupons" and "stripped bonds." While Securityholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Assets the ownership of which is attributed to a servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Securityholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

         In the alternative, the amount, if any, by which the servicing fees paid to the servicers are deemed to exceed reasonable compensation for servicing could be treated as deferred payments of purchase price by the Securityholders to purchase an undivided interest in the Mortgage Assets. In such event, the present value of such additional payments might be included in the Securityholder's basis in such undivided interests for purposes of determining whether the Security was acquired at a discount, at par, or at a premium. Under this alternative, Securityholders may also be entitled to a deduction for unstated interest with respect to each deferred payment. The Internal Revenue Service may take the position that the specific statutory provisions of Code
Section 1286 described above override the alternative described in this paragraph. Securityholders are advised to consult their tax advisors as to the proper treatment of the amounts paid to the servicers as set forth herein as servicing compensation or under either of the alternatives set forth above.

         Sale or Exchange of Securities. Upon sale or exchange of a Security, a Securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Assets and other assets represented by the Security. In general, the aggregate adjusted basis will equal the Securityholder's cost for the Security, increased by the amount of any income previously reported with respect to the Security and decreased by the amount of any losses previously reported with respect to the Security and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Assets, and except for certain financial institutions subject to the provisions of Code
Section 582(c), any such gain or loss would be capital gain or loss if the Security was held as a capital asset.

         Stripped Securities

         General. Pursuant to Code Section 1286, the separation of ownership of the right to receive some of or all the principal payments on an obligation from ownership of the right to receive some of or all the interest payments

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results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Securities that are subject to those rules will be referred to as "Stripped Securities." The Securities will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Assets, (ii) the Depositor, any of its affiliates or a servicer is treated as having an ownership interest in the Mortgage Assets to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Assets (see "Premium and Discount -- Recharacterization of Servicing Fees" above) and (iii) a class of Securities are issued in two or more classes or subclasses representing the right to non pro rata percentages of the interest and principal payments on the Mortgage Assets.

         In general, a holder of a Stripped Security (a "Stripped Securityholder") will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Security's allocable share of the servicing fees paid, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Securities -- Recharacterization of Servicing Fees." For this purpose the servicing fees will be allocated to the Stripped Securities in proportion to the respective offering price of each class (or subclass) of Stripped Securities. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Securities -- General," subject to the limitation described therein.

         Code Section 1286 treats a stripped bond or a stripped coupon generally as a new obligation issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped interest generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. Although the treatment of Stripped Securities for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Securities are issued with respect to a Trust containing variable rate Mortgage Assets, the Depositor has been advised by counsel that (i) the Trust will be treated as a grantor trust under subpart E,
Part 1 of subchapter J of the Code and not as an association taxable as a corporation, and (ii) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286 and the regulations thereunder, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Securities arguably should be made in one of the ways described below, the OID Regulations state, in general, that all debt instruments issued in connection with the same transaction must be treated as a single debt instrument. The Trustee will make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

         Furthermore, the regulations under Code Section 1286 support the treatment of a Stripped Security as a single debt instrument issued on the date it is originated for purposes of calculating any original issue discount. The preamble to such regulations state that such regulations are premised on the assumption that an aggregation approach is appropriate in determining whether original issue discount on a stripped bond or stripped coupon is de minimis. In addition, under these regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or presumably, at a premium. The preamble to such regulations also provide that such regulations are premised on the assumption that generally the interest component of such a Stripped Security would be treated as stated interest under the original issue discount rules. Further, the regulations provide that the purchaser of such a Stripped Security may be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Strip Security was treated as zero under the de minimis rule or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Assets. Any such market discount would be reportable as described above under "REMIC Securities - Taxation of Regular Securities - Market Discount," without regard to the de minimis rule therein.

         Status of Stripped Securities. No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the Mortgage Assets. Although the issue is not free from doubt, Special Counsel has advised the Depositor that Stripped Securities owned by applicable holders should be considered to represent "qualifying real property loans" within the meaning or Code Section 593(d)(1), "real estate

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assets" within the meaning of Code Section 856(c)(A), "obligations(s) . . .
principally secured by an interest in real property" within the meaning of Code
Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning or Code Section 856(c)(3)(B), provided that in each case the Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. The application of such Code provisions to buy-down Mortgage Assets is uncertain. See "Standard Securities -- Tax Status" above.

         Original Issue Discount. Except as described above under "General," each Stripped Security will be considered to have been issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped interest generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. The amount of original issue discount required to be included in the income of a Stripped Securityholder in any taxable year should be computed generally as described above under "REMIC Securities -- Taxation of Regular Securities -- Original Issue Discount" and " -- Taxation of Regular Securities -- Variable Rate Regular Securities." With the apparent exception of a Stripped Security issued with de minimis original issue discount, as described above under "General," however, the issue price of a Stripped Security will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Security to such Stripped Securityholder, presumably under the Prepayment Assumption, other than amounts treated as qualified stated interest.

         If the Mortgage Assets prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Securityholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Securityholder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Security to recognize an ordinary loss equal to such portion of unrecoverable basis.

         As an alternative to the method described above, the fact that some of or all the interest payments with respect to the Stripped Securities will not be made if the Mortgage Assets are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the proposed regulations issued under Code Section 1274 that address the treatment of contingent payments. If the rules of those proposed regulations apply, treatment of a Stripped Security under such rules depends on whether the aggregate amount of principal payments, if any, to be made on the Stripped Security is less than or greater than its issue price. If the aggregate principal payments are greater than or equal to the issue price, the principal payments would be treated as a separate installment obligation issued at a price equal to the purchase price for the Stripped Security. In such case, original issue discount would be calculated and accrued under the method described above without consideration of the interest payments with respect to the Stripped Security. Such payments of interest would be includible in the Stripped Securityholder's gross income in the taxable year in which the amounts become fixed. If the aggregate amount of principal payments to be made on the Stripped Security is less than its issue price, each payment of principal would be treated as a return of basis. Each payment of interest would be treated as includible in gross income to the extent of the applicable Federal rate under Code Section 1274(d), as applied to the adjusted basis of the Stripped Security, while amounts received in excess of the applicable Federal rate, as applied to the adjusted basis of the Stripped Security, would be characterized as a return of basis until the total amount of interest payments treated as a return of basis equaled the excess of the purchase price over the aggregate stated principal payments. Any additional interest payments thereafter would be treated as ordinary income. While not free from doubt, uncertainty as to the payment of interest arising as a result of the possibility of prepayment of the Mortgage Assets should not cause the rules under the proposed contingent payment regulations to apply to interest with respect to the Stripped Securities.

         Sale or Exchange of Stripped Securities. Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Securityholder's adjusted basis in such Stripped Security, as described above under "REMIC Securities -- Taxation of Regular Securities -- Sale or Exchange of Regular Securities." To the extent that a subsequent purchaser's purchase price is exceeded by the

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


remaining payments on the Stripped Securities, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Securityholder other than by original Stripped Securityholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

         Purchase of More Than One Class of Stripped Securities. Where an investor purchases more than one class of Stripped Securities, it is currently unclear whether for federal income tax purposes such classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

         Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, Stripped Securityholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

         Reporting Requirements and Backup Withholding

         The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Securityholder or Stripped Securityholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Securityholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Securities held by persons other than Securityholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Securityholder, other than an original Securityholder. The Trustee will also file such original issue discount information with the Internal Revenue Service. If a Securityholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Securityholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under " - Backup Withholding."

         Taxation of Certain Foreign Investors

         To the extent that a Security evidences ownership in Mortgage Assets that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442, which apply to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount or market discount recognized by the Securityholder on the sale or exchange of such a Security also will be subject to federal income tax at the same rate.

         Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Assets issued after July 18, 1984, will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements described above under "REMIC Securities -- Taxation of Certain Foreign Investors -- Regular Securities."

         Securityholders should be aware that the IRS issued final Regulations on October 20, 1997, which could affect the United States taxation of foreign investors owning Securities. The regulations would apply to payments after December 31, 1999. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Securities.

Debt Certificates

         General. Certain Securities ("Debt Certificates") may be issued with the intention to treat them, for federal income tax purposes, either as (i) non-recourse debt of the Depositor secured by the related Mortgage Assets, in which case the related Trust will constitute only a security device which constitutes a collateral arrangement for the issuance of secured debt and not an entity for federal income tax purposes or (ii) debt of a partnership, in which case the related Trust will constitute a partnership for federal income tax purposes. Special Counsel is of the opinion that (unless otherwise limited in the related Prospectus Supplement) for federal income tax purposes, assuming compliance with all the provisions of the related Indenture, (i) Debt Certificates will be characterized as debt issued by, and not equity

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in, the related Trust and (ii) the related Trust will not be characterized as an association (or publicly traded partnership within the meaning of Code Section
7704) taxable as a corporation or as a taxable mortgage pool within the meaning of Code Section 7701(i). Since different criteria are used to determine the non-tax accounting treatment of the issuance of Debt Certificates, however, the Depositor expects to treat such transactions, for financial accounting purposes, as a transfer of an ownership interest in the related Mortgage Assets to the related Trust and not as the issuance of debt obligations. In this regard, it should be noted that the IRS has issued a notice stating that, upon examination, it will scrutinize instruments treated as debt for federal income tax purposes but as equity for regulatory, rating agency or financial accounting purposes to determine if their purported status as debt for federal income tax purposes is appropriate. Assuming, as Special Counsel advises, that Debt Certificates will be treated as indebtedness for federal income tax purposes, holders of Debt Certificates, using their method of tax accounting, will follow the federal income tax treatment hereinafter described.

         Original Issue Discount. It is likely that the Debt Certificates will be treated as having been issued with "original issue discount" within the meaning of Code Section 1273(a) because interest payments on the Debt Certificates may, in the event of certain shortfalls, be deferred for periods exceeding one year. As a result, interest payments may not be considered "qualified stated interest" payments.

         In general, a holder of a Debt Certificate having original issue discount must include original issue discount in ordinary income as it accrues in advance of receipt of the cash attributable to the discount, regardless of the method of accounting otherwise used. The amount of original issue discount on a Debt Certificate will be computed generally as described under "REMIC Securities -- Taxation of Regular Securities -- Original Issue Discount" and "Taxation of Regular Securities -- Variable Rate Regular Securities." The Depositor intends to report any information required with respect to the Debt Securities based on the OID Regulations.

         Market Discount. A purchaser of a Debt Certificate may be subject to the market discount rules of Code Sections 1276 through 1278. In general, "market discount" is the amount by which the stated redemption price at maturity (or, in the case of a Debt Certificate issued with original issue discount, the adjusted issue price) of the Debt Certificate exceeds the purchaser's basis in a Debt Certificate. The holder of a Debt Certificate that has market discount generally will be required to include accrued market discount in ordinary income to the extent payments includible in the stated redemption price at maturity of such Debt Certificate are received. The amount of market discount on a Debt Certificate will be computed generally as described under "REMIC Securities -- Taxation of Regular Securities -- Market Discount."

         Premium. A Debt Certificate purchased at a cost greater than its currently outstanding stated redemption price at maturity is considered to be purchased at a premium. A holder of a Debt Certificate who holds a Debt Certificate as a "capital asset" within the meaning of Code Section 1221 may elect under Code Section 171 to amortize the premium under the constant interest method. That election will apply to all premium obligations that the holder of a Debt Certificate acquires on or after the first day of the taxable year for which the election is made, unless the IRS permits the revocation of the election. In addition, it appears that the same rules that apply to the accrual of market discount on installment obligations are intended to apply in amortizing premium on installment obligations such as the Debt Securities.The treatment of premium incurred upon the purchase of a Debt Certificate will be determined generally as described above under "REMIC Securities -- Taxation of Regular Securities -- Premium."

         Sale or Exchange of Debt Certificate. If a holder of a Debt Certificate sells or exchanges a Debt Certificate, the holder of a Debt Certificate will recognize gain or loss equal to the difference, if any, between the amount received and the holder of a Debt Certificate's adjusted basis in the Debt Certificate. The adjusted basis in the Debt Certificate generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Debt Certificate and reduced by the payments previously received on the Debt Certificate, other than payments of qualified stated interest, and by any amortized premium.

         In general, except as described above with respect to market discount, and except for certain financial institutions subject to Code Section 582(c), any gain or loss on the sale or exchange of a Debt Certificate recognized by an investor who holds the Debt Certificate as a capital asset (within the meaning of Code Section 1221), will be capital gain or loss and will be long-term or short-term depending on whether the Debt Certificate has been held for more than one year. For corporate taxpayers, there is no preferential rate afforded to long-term capital gains. For individual taxpayers, net capital gains are subject to varying tax rates depending upon the holding period of the Debt Certificate.

                                       71

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         Backup Withholding.  Holders of Debt Certificates will be subject to backup withholding rules identical to those applicable to REMIC Regular Securities. See "REMIC Securities -- Backup Withholding."

         Tax Treatment of Foreign Investors. Holders of Debt Certificates who are foreign investors will be subject to taxation in the same manner as foreign holders of REMIC Regular Securities. See "REMIC Securities -- Taxation of Certain Foreign Investors -- Regular Securities."

Notes

         With respect to those Securities issued as Notes, no regulations, published rulings or judicial decisions exist that discuss the characterization for federal income tax purposes of instruments with terms substantially the same as the Notes. However, Special Counsel is of the opinion that (unless otherwise limited in the related Prospectus Supplement), for federal income tax purposes, assuming compliance with all the provisions of the related Indenture, (i) Notes will be characterized as debt issued by, and not equity in, the related Trust and (ii) the related Trust will not be characterized as an association (or publicly traded partnership within the meaning of Code Section 7704) taxable as a corporation or as a taxable mortgage pool within the meaning of Code Section 7701(i). Assuming, as Special Counsel advises, that Notes are treated as indebtedness for federal income tax purposes, holders of Notes, using their method of tax accounting, will follow the same federal income tax treatment as Debt Certificates, as described above under "Debt Certificates."

         For federal income tax purposes, (i) Notes held by a thrift institution taxed as a "mutual savings bank" or "domestic building and loan association" will not represent interests in "qualifying real property loans" within the meaning of Code Section 593(d)(1); (ii) Notes held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); (iii) interest on Notes held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property " within the meaning of Code
Section 856(c)(3)(B); (iv) Notes held be a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Code Section 856(c)(5)(A); and (v) Notes held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i).

Securities Classified as Partnership Interests

         Certain Trusts may be treated as partnerships for Federal income tax purposes. In such event, the Trusts may issue Securities characterized as "Partnership Interests" as discussed in the related Prospectus Supplement which will also cover any material federal income tax consequences applicable to the Owners. With respect to such series of Partnership Interests, Special Counsel is of the opinion that (unless otherwise limited in the related Prospectus Supplement) the Trust will be characterized as a partnership and not an association taxable as a corporation for federal income tax purposes.

FASIT Securities

         General. With respect to a particular series of Securities, an election may be made to treat the Trust or one or more trusts or segregated pools of assets therein as one or more FASITs within the meaning of Code Section 860L. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. A Trust or a portion or portions thereof as to which one or more FASIT elections will be made will be referred to as a "FASIT Pool." For purposes of this discussion, Securities of a series as to which one or more FASIT elections are made are referred to as "FASIT Securities" and will consist of one or more classes of "FASIT Regular Securities" and one "Ownership Interest Security" in the case of each FASIT Pool. Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance has been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of Holders of FASIT Securities. Investors also should note that the FASIT discussion contained herein constitutes only a summary of the federal income tax consequences to Holders of FASIT Securities.

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


         Qualification as a FASIT requires ongoing compliance with certain conditions. With respect to each Series of FASIT Securities, Special Counsel has advised the Depositor that in their opinion (unless otherwise limited in the related Prospectus Supplement), assuming (i) the making of an appropriate election, (ii) compliance with all provisions of the related Agreement and (iii) compliance with the applicable provisions of the law, including any amendments to the Code or applicable Treasury regulations thereunder, each FASIT Pool will qualify as a FASIT. In such case, the FASIT Regular Securities will be considered to be "regular interests" in the FASIT Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Ownership Interest Security will be considered to be the "ownership interest" in the FASIT Pool, which generally is not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the FASIT Pool. The Prospectus Supplement for each series of Securities will indicate whether one or more FASIT elections with respect to the related Trust will be made and will also cover any material federal income tax consequences applicable to the holders of FASIT Securities.

         Status of FASIT Regular Securities. FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, and interest on such Securities will be considered Qualifying REIT Interest to the same extent that REMIC Securities would be so considered. FASIT Regular Securities held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC Securities would be so considered. See "Certain Federal Income Tax Considerations -- REMIC Securities -- Status as REMIC Securities." In addition, FASIT Regular Securities held by a financial institution to which Code Section 585 applies will be treated as evidences of indebtedness for purposes of Code Section 582(c)(1). FASIT Securities will not qualify as "Government Securities" for either REIT or RIC qualification purposes.

         Qualification as a FASIT. On order for the FASIT Pool to qualify as a FASIT, there must be ongoing compliance on the part of the FASIT Pool with the requirements set forth in the Code. The FASIT Pool will qualify under the Code as a FASIT in which the FASIT Regular Securities and the Ownership Interest Security will constitute the "regular interests" and the "ownership interest," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (a) the composition of the FASIT Pool's assets and (b) the nature of the Holders' interests in the FASIT Pool are met on a continuing basis and (iii) the FASIT Pool is not a regulated company as defined in Code Section 851(a).

         Asset Composition. In order for a FASIT Pool to be eligible for FASIT status, substantially all of the assets of the FASIT Pool must consist of "permitted assets" as of the close of the third month beginning after the Closing Date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only type rate, (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests and
(vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the Holder of the Ownership Interest Security or by any person related to such Holder.

         Interests in a FASIT. In addition to the FASIT Qualification Test, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held directly by a fully taxable domestic corporation. A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest,
(ii) it has a stated maturity (including options to renew) no greater than thirty years, (iii) it entitles its Holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable federal rate published by the IRS plus 5% and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "Certain Federal Income Tax Considerations -- REMIC Securities -- Taxation of Regular Securities -- Variable Rate Regular Securities."

         If a FASIT Security fails to meet one or more of the requirements set out in clauses (iii), (iv) or (v) above, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Security fails to meet the requirements of clause (vi), but the interest payable on the

Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the Security, the Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, Holders of High- Yield Interests are subject to limitations on the use of losses to offset income derived from such interest. See "Certain Federal Income Considerations -- FASIT Securities -- Tax Treatment of FASIT Regular Securities -- Treatment of High-Yield Interests."

         Consequences of Disqualification. If a FASIT Pool fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxable as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests in the former FASIT. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for a period of time in which the requirements for FASIT status are not satisfied.

         Tax Treatment of FASIT Regular Securities. Payments received by Holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of Holders of REMIC Regular Securities, Holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Holder and a principal payment on such Security will be treated as a return of capital to the extent that the Holder's basis is allocable to that payment. Holders of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See "Certain Federal Income Tax Considerations -- REMIC Securities --Taxation of Regular Securities -- Market Discount," and "--Premium."

         If a FASIT Regular Security is sold or exchanged, the Holder generally will recognize gain or loss upon the sale in the same manner as that described for REMIC Regular Securities. See "Certain Federal Income Tax Considerations -- REMIC Securities -- Taxation of Regular Securities -- Sale or Exchange of Regular Securities." In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of default and delinquencies of the underlying assets, the Holder of such Security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income).

         Treatment of High-Yield Interests. High-Yield Interests are subject to taxation as FASIT Regular Interests. In addition, High-Yield Interests are subject to special rules regarding the eligibility of Holders of such interests, and the ability of such Holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations, other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment or ceases to be a dealer, the dealer will become subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High- Yield Interests to disqualified Holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the Holder of the High-Yield Interest.

         The Holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

         Tax Treatment of Ownership Interest Security. A FASIT is not subject to taxation. An Ownership Interest Security represents the residual equity interest in a FASIT. As such, the Holder of an Ownership Interest Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of a FASIT (other than those allocable to prohibited transactions as described below). In general, the character of the income to the Holder of an Ownership Interest Security will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the Holder of an Ownership Interest Security is treated as ordinary income. In determining that taxable income, the Holder of an Ownership Interest Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, the Holder of Ownership Interest Securities are subject to the same limitations on its ability to use losses to offset income from its FASIT Security as are the Holders of High-Yield Interests. See "Certain Federal Income Tax Considerations -- FASIT Securities --- Treatment of High-Yield Interests."

         Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to Ownership Interest Securities. Accordingly, losses on dispositions of an Ownership Interest Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other Ownership Interest Security or, in the case of a FASIT holding mortgage assets, any interest in a taxable mortgage pool that is economically comparable to an Ownership Interest Security. In addition, if any security that is sold or contributed to a FASIT by the Holder of the related Ownership Interest Security was required to be marked-to-market under Code section 475 by such Holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semiannually.

         The Holder of an Ownership Interest Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any FASIT Pool for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

         Backup Withholding, Reporting and Tax Administration. Holders of FASIT Securities will be subject to backup withholding to the same extent as Holders of REMIC Securities. See "Certain Federal Income Tax Considerations -- REMIC Securities ---Backup Withholding." For purposes of reporting and tax administration, Holders of FASIT Securities generally will be treated in the same manner as Holders of REMIC Securities.


                              PLAN OF DISTRIBUTION

         Securities are being offered hereby in series through one or more underwriters or groups of underwriters (the "Underwriters"). The Prospectus Supplement will set forth the terms of offering of the series of Securities, including the public offering or purchase price of each class of Securities of such series being offered thereby or the method by which such price will be determined and the net proceeds to the Depositor from the sale of each such class. Such Securities will be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing Underwriter or Underwriters with respect to the offer and sale of a particular series of Securities will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

         In connection with the sale of the Securities, Underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Depositor and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. The Prospectus Supplement will describe any such compensation paid by the Depositor.

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


         It is anticipated that the underwriting agreement pertaining to the sale of any series of Securities will provide that the obligations of the Underwriters will be subject to certain conditions precedent, that the Underwriters will be obligated to purchase all such Securities if any are purchased and that the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.


                                     RATINGS

         Each class of Securities of a Series will be rated at their initial issuance in one of the four highest categories by at least one Rating Agency.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Security, and, accordingly, there can be no assurance that the ratings assigned to a Security upon initial issuance will not be lowered or withdrawn by a Rating Agency at any time thereafter. In general, ratings address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments.


                                  LEGAL MATTERS

         Certain legal matters relating to the validity of the issuance of the Securities will be passed upon for the Depositor by Arter & Hadden LLP, Washington, D.C. and by Internal Counsel for the Depositor. Certain legal matters relating to insolvency issues and certain federal income tax matters concerning the Securities will be passed upon for the Depositor by Arter & Hadden.


                              FINANCIAL INFORMATION

         A Trust will be formed with respect to each series of Securities. No Trust will have any assets or obligations prior to the issuance of the related series of Securities. No Trust will engage in any activities other than those described herein or in the Prospectus Supplement. Accordingly, no financial statement with respect to any Trust is included in this Prospectus or will be included in the Prospectus Supplement.

         The Depositor has determined that its financial statements are not material to the offering made hereby.

         A Prospectus Supplement and the related Form 8-K (which will be incorporated by reference to the Registration Statement) may contain financial statements of the related Credit Enhancer, if any.

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                                   APPENDIX A

                  INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS

                                                                            Page
                                                                            ----

1986 Act......................................................................51
Agreement......................................................................1
Applicable Accounting Standards...............................................31
Balloon Loans..................................................................7
Beneficial Owners..............................................................5
BIF...........................................................................32
Book Entry Certificates........................................................4
Certificate Account...........................................................13
Certificate Interest Rate.....................................................12
Certificate Register..........................................................12
Certificate Registrar.........................................................12
Certificates...................................................................1
Clearing Agency................................................................4
Clearing Agency Participants...................................................5
Closed-End Loans...............................................................2
Code...........................................................................5
Companion Certificates........................................................13
Compound Interest Certificates................................................12
Contract Loan Schedule........................................................30
Contracts.....................................................................18
Cooperative Loans.............................................................16
Cooperatives...................................................................2
Credit Enhancement.............................................................4
Credit Enhancer...............................................................10
Custodial Account.............................................................24
Cut-Off Date..................................................................12
DCR............................................................................6
Debt Securities...............................................................70
Defective Mortgage Loan.......................................................31
Delivery Date.................................................................11
Deposit Date..................................................................31
Depositor......................................................................1
Disqualified Organization.....................................................60
Distribution Date.............................................................13
DOL...........................................................................49
Eligible Investments..........................................................32
Equity Certificates............................................................1
ERISA..........................................................................5
Events of Default.............................................................34
FASIT Pool....................................................................72
FASIT Regular Securities......................................................72
FASIT Securities..............................................................72
FDIC..........................................................................24
FHA............................................................................2
Fitch..........................................................................6
Garn-St. Germain Act..........................................................44
GNMA...........................................................................2
HUD...........................................................................18
Insurance Proceeds............................................................23
Interest Accrual Period.......................................................14
Issuer.........................................................................1
Liquidation Proceeds..........................................................23
Loan-to-Value Ratio...........................................................17
Master Servicer................................................................1
MBS............................................................................2
Monthly Advance...............................................................24
Moody's........................................................................6
Mortgage Assets................................................................2
Mortgage Loans.................................................................2
Mortgage Notes................................................................16
Mortgage Pool Insurance Policy................................................21
Mortgage Rates................................................................17
Mortgaged Properties..........................................................16
Mortgages.....................................................................16
Mortgage-Backed Securities.....................................................2
Mortgagors....................................................................23
NCUA..........................................................................24
Non-Priority Certificates.....................................................13
Non-U.S. Person...............................................................63
Noneconomic Residual Interest.................................................60
Nonrecoverable Advance........................................................24
Note Event of Default.........................................................36
Note Rate.....................................................................14
Notes..........................................................................1
Notional Principal Balance....................................................14
OID Regulations...............................................................50
Original Value................................................................17
OTS...........................................................................44
Owners........................................................................13
Ownership Interest Security...................................................72
Partnership Interests.........................................................72
Pass-Through Entity...........................................................60
Pass-Through Rate..............................................................3
Plans.........................................................................49
Pool Insurer..................................................................21
Premium Regulations...........................................................55
Prepayment Assumption.........................................................53
Pre-Funding Account............................................................3
Pre-Funding Agreement..........................................................3
Principal Balance.............................................................17
Principal Prepayments.........................................................14
Priority Certificates.........................................................13
PTE 83-1......................................................................49
Rating Agency..................................................................6
REIT..........................................................................51
REMIC..........................................................................5
REMIC Certificates............................................................50
REMIC Pool....................................................................50
REMIC Regulations.............................................................50
Record Date...................................................................13
Regular Certificateholder.....................................................51
Regular Certificates..........................................................50
Relief Act....................................................................10
Remittance Date...............................................................24
Remittance Rate...............................................................24
Reserve Fund..................................................................23
Residual Certificateholders...................................................56
Residual Certificates.........................................................50
Retail Class Certificate......................................................52
Revolving Credit Line Loans....................................................2
S&P............................................................................6
Sale and Servicing Agreement..................................................38
SAIF..........................................................................32
Scheduled Amortization Certificates...........................................13
Securities.....................................................................1
Security Principal Balance....................................................11
Securityholder................................................................65
Seller.........................................................................1
Senior Certificates...........................................................19
Servicer.......................................................................1
Special Allocation Certificates...............................................13
Special Counsel...............................................................50
Special Hazard Insurance Policy...............................................21
Special Hazard Insurer........................................................22
Special Serviced Mortgage Loan................................................29
Standard Security.............................................................65
Stripped Securities...........................................................68
Stripped Securityholder.......................................................68
Subordinated Certificates.....................................................19
Thrift Institution............................................................50
Title I Program...............................................................47
TMP...........................................................................51
Trust..........................................................................1
Trustee........................................................................1
U.S. Person...................................................................61
UCC...........................................................................42
Underwriters..................................................................75
VA.............................................................................2

                                PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the Securities, other than underwriting discounts and commissions.*

         Filing Fee for Registration Statement.....................   $295.00
         Legal Fees and Expenses*..................................   **
         Accounting Fees and Expenses*.............................   **
         Trustee's Fees and Expenses (including counsel fees)*.....   **
         Printing and Engraving Fees*..............................   **
         Blue Sky Fees and Expenses*...............................   **
         Rating Agency Fees*.......................................   **
         Miscellaneous*............................................   **

               Total...............................................   $

---------------------
*    Estimated in accordance with Item 511 of Regulation S-K.
**   To be filed by Amendment.

Item 15.  Indemnification of Directors and Officers.

         The form of Underwriting Agreement to be filed as Exhibit 1.1 hereto, will provide for indemnification by each Underwriter of any officer, director or controlling person of the Registrant who becomes subject to liability arising out of an untrue or alleged untrue statement of a material fact contained in this Registration Statement, the Prospectus filed herewith or any Preliminary Prospectus, related Prospectus Supplement or related Preliminary Prospectus Supplement, or omission or alleged omission, that was made in reliance on written information provided to the Registrant by such Underwriter.

         The Certificate of Incorporation and Bylaws for the Registrant (Exhibits 3.1 and 3.2 to the Form S-3, Registration No. 33-99346 filed by the Registrant on November 14, 1995) provide for indemnification of directors and officers to the full extent permitted by Delaware law. Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

         The Bylaws also provide that the Registrant may, to the full extent permitted by law, purchase and maintain insurance on behalf of any corporate agent against any liability which may be asserted against him.

Item 16.  Exhibits.

   1.1**    --     Form of Underwriting Agreement.
   3.1**    --     Certificate of Incorporation of AMRESCO Residential Securities Corporation.
   3.2**    --     Bylaws of AMRESCO Residential Securities Corporation.
   4.1**    --     Form of Pooling and Servicing Agreement (Insured Transaction).
   4.2*     --     Form of Pooling and Servicing Agreement (Senior/Subordinate Transaction).
   4.3*     --     Form of Indenture.
   5.1*     --     Opinion of Arter & Hadden LLP regarding the legality of the securities
                   (Asset Backed Certificates and Asset Backed Notes).
   8.1*     --     Opinion of Arter & Hadden LLP regarding tax matters.
  10.1*     --     Form of Sale and Servicing Agreement.
  10.2*     --     Form of Trust Agreement.
  23.1*     --     Consent of Arter & Hadden LLP (included as part of Exhibit 5.1 and 8.1).
  24.1*     --     Powers of Attorney (included on the signature page of this
                   Registration Statement).
  25.1***   --     Form T-1 Statement of Eligibility of the Indenture Trustee.
  99.1*     --     Form of Prospectus Supplement (Certificates - Insured Transaction).
  99.2*     --     Form of Prospectus Supplement (Certificates - Senior/Subordinate Transaction).
  99.3*     --     Form of Prospectus Supplement (Notes).

-----------------
*    Filed herewith.
** Incorporated by reference from the filing of November 14, 1995 made by the Registrant on Form S-3, Registration No. 33-99346.
***  To be filed by post-effective amendment.

Item 17. Undertakings

         A.         Undertaking pursuant to Rule 415.

         The undersigned Registrant hereby undertakes:

                    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the more recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B.         Undertaking pursuant to Securities Exchange Act of 1934.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.         Undertaking for Equity Offerings.

         The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         D.         Undertaking in Respect of Indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         E.         Undertaking pursuant to Rule 430A.

         The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         F.         Undertaking pursuant to the Trust Indenture Act of 1939.

         The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Indenture Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

                  [Remainder of Page Intentionally Left Blank]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 24th day of August, 1998.

                                       AMRESCO RESIDENTIAL SECURITIES
                                       CORPORATION


                                       By: /s/ Robert L. Adair III
                                           -------------------------------------
                                               Name:  Robert L. Adair III
                                               Title: President and Director

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Each person whose signature appears below hereby authorizes Robert L. Adair, III, Ronald B. Kirkland, Janice M. Cott and Scott J. Reading, and each of them, to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes as any of such persons deems appropriate, and each such person individually and in the capacity stated below, hereby appoints each of such persons as attorney-in-fact to execute in his name and on his behalf any such amendments to the Registration Statement.


           Signature                        Title                     Date
           ---------                        -----                     ----

/s/ Robert L. Adair III           President (Chief Executive    August 24, 1998
-------------------------------     Officer) and Director
    Robert L. Adair III

/s/ Ronald B. Kirkland            Chief Accounting Officer      August 24, 1998
-------------------------------
    Ronald B. Kirkland

/s/ M. Katheryn Boyle             Director                      August 24, 1998
-------------------------------
    M. Katheryn Boyle

/s/ L. Keith Blackwell            Director                      August 24, 1998
-------------------------------
    L. Keith Blackwell

                                  EXHIBIT INDEX



                                                             Location of Exhibit
Exhibit                                                         in Sequential
Number      Description of Document                           Numbering System
------      -----------------------                           ----------------

4.2         Form of Pooling and Servicing Agreement
            (Senior/Subordinate Transaction)                          95
4.3         Form of Indenture                                        247
5.1         Opinion of Arter & Hadden LLP regarding the
            legality of the securities (Asset-Backed
            Certificates and Asset-Backed Notes)                     311
8.1         Opinion of Arter & Hadden LLP regarding tax
            matters                                                  314
10.1        Form of Sale and Servicing Agreement                     316
10.2        Form of Trust Agreement                                  404
23.1        Consent of Arter & Hadden LLP (included as
            part of Exhibit 5.1 and 8.1)
24.1        Powers of Attorney (included on signature
            page)
99.1        Form of Prospectus Supplement (Certificates -
            Insured Transaction)                                     452
99.2        Form of Prospectus Supplement (Certificates -
            Senior/Subordinate Transaction)                          557
99.3        Form of Prospectus Supplement (Notes)                    677